Filed Pursuant to Rule 424(b)2
Registration Statement No. 333-89048
[Refiled for EDGAR / CIK Code Purposes Only.]

Prospectus Supplement to Prospectus Dated June 13, 2002

$2,232,640,000

Ford Credit Auto Owner Trust 2003-B

Ford Credit Auto

Receivables Two LLC
Seller
Ford Motor Credit
Company
Servicer

The trust will issue the following securities that will be backed by automobile and light duty truck receivables purchased by Ford Motor Credit Company from dealers:

	Principal		Final Scheduled
	Amount	Interest Rate	Payment Date

Class A-1 Notes(1)	$475,000,000	1.23875%	November 17, 2003
Class A-2a Notes	$500,000,000	1.40%	June 15, 2005
Class A-2b Notes	$500,000,000	one-month LIBOR plus 0.04%	June 15, 2005
Class A-3a Notes	$317,000,000	1.89%	January 15, 2007
Class A-3b Notes	$553,000,000	one-month LIBOR plus 0.05%	January 15, 2007
Class A-4 Notes	$227,250,000	2.41%	August 15, 2007
Class B-1 Notes	$40,612,000	2.85%	October 15, 2007
Class B-2 Notes	$40,613,000	one-month LIBOR plus 0.43%	October 15, 2007
Class C Notes	$54,165,000	4.18%	January 15, 2008
Class D Certificates(1)	$54,165,000	5.00%	August 17, 2009

(1)	Not being offered by this prospectus supplement.

•	The trust will pay interest and principal on the securities on the 15th day of each month (or if the 15th is not a business day, the next business day). The first payment date will be April 15, 2003.

•	The trust will pay principal sequentially to the earliest maturing Class of securities then outstanding until paid in full.

The terms of the offering are:

		Underwriting
	Initial Public	Discount and	Proceeds to the
	Offering Price(1)	Commission	Seller(1)(2)

Per Class A-2a Note	99.99580%	0.125%	99.87080%
Per Class A-2b Note	100.00000%	0.125%	99.87500%
Per Class A-3a Note	99.98145%	0.175%	99.80645%
Per Class A-3b Note	100.00000%	0.175%	99.82500%
Per Class A-4 Note	99.99465%	0.250%	99.74465%
Per Class B-1 Note	99.99104%	0.350%	99.64104%
Per Class B-2 Note	100.00000%	0.350%	99.65000%
Per Class C Note	99.97855%	0.350%	99.62855%
Total	$2,232,532,781.40	$3,814,490.00	$2,228,718,291.40

(1)	Plus interest accrued from March 20, 2003, if any.

(2)	Before deducting expenses payable by the seller estimated to be $1,100,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

Goldman, Sachs & Co.

Morgan Stanley

ABN AMRO Incorporated

Credit Lyonnais Securities

RBC Dain Rauscher Inc.

Scotia Capital

TD Securities

The date of this prospectus supplement is March 13, 2003

Before you purchase any of these securities, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-14 of this prospectus supplement and on page 7 of the prospectus.

These securities are asset backed securities issued by the trust and are not interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

This prospectus supplement may be used to offer and sell these securities only if accompanied by the prospectus.

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
SUMMARY OF TERMS OF THE SECURITIES
STRUCTURAL SUMMARY
RISK FACTORS
THE TRUST
Limited Purpose and Limited Assets
Capitalization of the Trust
The Indenture Trustee
The Owner Trustee
THE RECEIVABLES
Characteristics of the Receivables
Weighted Average Life of the Securities
Delinquencies, Repossessions and Net Losses of Ford Credit’s Portfolio
MATURITY AND PREPAYMENT CONSIDERATIONS
DESCRIPTION OF THE NOTES
Payments of Interest
Payments of Principal
The Indenture
Optional Prepayment
DESCRIPTION OF THE CERTIFICATES
Distributions of Interest Income
Distributions of Principal Payments
DESCRIPTION OF THE INTEREST RATE SWAPS
Terms of the Interest Rate Swaps
Description of the Swap Counterparties
DESCRIPTION OF THE RECEIVABLES SALE AGREEMENTS
Bank Accounts
Servicing Compensation and Expenses
Rights Upon Event of Servicing Termination
Waiver of Past Events of Servicing Termination
Payments and Distributions
Reserve Account
TAX MATTERS
General
ERISA CONSIDERATIONS
The Notes
UNDERWRITING
LEGAL OPINIONS
GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT
READING THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT
SUMMARY
RISK FACTORS
THE TRUSTS
The Trust Property
Administration Agreement
The Trustee
The Servicer
FORD CREDIT
THE RECEIVABLES
Origination
Underwriting
Subvention
Servicing and Collections
Repossession and Write-offs
Criteria for Selecting the Receivables
Simple Interest Receivables
Actuarial Receivables
Final Payment Receivables
Low and Zero APR Receivables
Specific Information About the Receivables in the Prospectus Supplement
THE SELLER
Description of the Seller
Bankruptcy Considerations
USE OF PROCEEDS
MATURITY AND PREPAYMENT CONSIDERATIONS
DESCRIPTION OF THE NOTES
Principal and Interest on the Notes
The Indenture
The Indenture Trustee
DESCRIPTION OF THE CERTIFICATES
Distributions of Principal and Interest
Modification of Trust Agreement
List of Certificateholders
CERTAIN INFORMATION REGARDING THE SECURITIES
Fixed Rate Securities
Floating Rate Securities
Book-Entry Registration
Reports to Securityholders
HOW TO COMPUTE THE AMOUNT OUTSTANDING ON YOUR SECURITIES
DESCRIPTION OF THE RECEIVABLES SALE AGREEMENTS
Sale and Assignment of Receivables
Servicing
Payments and Distributions
Credit and Payment Enhancement
Statements to Trustee and Indenture Trustee
Evidence as to Compliance
Certain Matters Regarding the Servicer
Events of Servicing Termination
Rights Upon Event of Servicing Termination
Waiver of Past Events of Servicing Termination
Amendment
Termination
SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES
Security Interests in Vehicles
Repossession
Notice of Sale; Cure Rights
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Other Limitations
Transfers of Financed Vehicles
FEDERAL INCOME TAX MATTERS
Scope of the Tax Opinions
Tax Characterization of the Trust
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of Certificates
Certain U.S. Federal Income Tax Documentation Requirements
STATE TAX MATTERS
Michigan Tax Consequences
ERISA CONSIDERATIONS
Prohibited Transaction Considerations
Investment in Notes
Investment in Certificates
Underwriter’s Exemption
Publicly Offered Securities Exception
Special Considerations Applicable to Insurance Company General Accounts
Benefit Plan Investors Not Subject to ERISA or the Tax Code
General Investment Considerations
PLAN OF DISTRIBUTION
LEGAL OPINIONS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
GLOSSARY OF TERMS FOR THE PROSPECTUS
ANNEX I GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Reading this Prospectus Supplement and the Accompanying Prospectus	S-3
Summary of Terms of the Securities	S-4
Structural Summary	S-7
Risk Factors	S-14
The Trust	S-20
Limited Purpose and Limited Assets	S-20
Capitalization of the Trust	S-21
The Indenture Trustee	S-21
The Owner Trustee	S-21
The Receivables	S-21
Characteristics of the Receivables	S-21
Weighted Average Life of the Securities	S-25
Delinquencies, Repossessions and Net Losses of Ford Credit’s Portfolio	S-30
Maturity and Prepayment Considerations	S-31
Description of the Notes	S-32
Payments of Interest	S-32
Payments of Principal	S-33
The Indenture	S-34
Optional Prepayment	S-35
Description of the Certificates	S-35
Distributions of Interest Income	S-35
Distributions of Principal Payments	S-36
Description of the Interest Rate Swaps	S-36
Terms of the Interest Rate Swaps	S-37
Description of the Swap Counterparties	S-38
Description of the Receivables Sale Agreements	S-40
Bank Accounts	S-40
Servicing Compensation and Expenses	S-40
Rights Upon Event of Servicing Termination	S-40
Waiver of Past Events of Servicing Termination	S-40
Payments and Distributions	S-40
Reserve Account	S-49
Tax Matters	S-50
ERISA Considerations	S-50
The Notes	S-50
Underwriting	S-51
Legal Opinions	S-53
Glossary of Terms For the Prospectus Supplement	S-54

READING THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the prospectus provide information about the trust, Ford Credit Auto Owner Trust 2003-B, including terms and conditions that apply to the securities to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We have started with several introductory sections describing the trust and terms of the securities in abbreviated form, followed by more complete descriptions. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each Class of securities;

•	Structural Summary — gives a brief introduction to the key structural features of the trust; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities.

Cross references are contained in the introductory sections and throughout this prospectus supplement that will direct you elsewhere in this prospectus supplement or the prospectus to more detailed descriptions of a particular topic or related information. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page S-54 of this prospectus supplement and on page 70 of the prospectus.

SUMMARY OF TERMS OF THE SECURITIES

       This summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that you should consider in making your investment decision. To understand fully the terms of the offering of the securities, you should read this prospectus supplement and the prospectus. See “Risk Factors” beginning on page S-14 of this prospectus supplement for a discussion of risk factors that you should consider before investing in the securities.

Issuer

Ford Credit Auto Owner Trust 2003-B, a Delaware statutory trust. The trust will use the proceeds from the issuance and sale of the securities to purchase a pool of automobile and light duty truck retail installment sale contracts that constitute the receivables. The receivables in the pool were acquired by Ford Motor Credit Company or PRIMUS from dealers. Ford Credit will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain bank accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Seller	Ford Credit Auto Receivables Two LLC

Servicer	Ford Credit

Indenture Trustee	The Bank of New York

Owner Trustee	Wachovia Bank of Delaware, National Association

Offered Securities

The following securities are being offered by this prospectus supplement:

	Aggregate
	Principal
Class	Amount	Interest Rate

A-2a Notes A-2b Notes	$500,000,000 $500,000,000	1.40% one-month LIBOR + 0.04%
A-3a Notes A-3b Notes	$317,000,000 $553,000,000	1.89% one-month LIBOR + 0.05%
A-4 Notes	$227,250,000	2.41%
B-1 Notes B-2 Notes	$40,612,000 $ 40,613,000	2.85% one-month LIBOR + 0.43%
C Notes	$54,165,000	4.18%

The trust also is issuing Class A-1 Notes and Class D Certificates. The trust is not offering the Class A-1 Notes or the Class D Certificates by this prospectus supplement.

Closing Date

The trust expects to issue the securities on March 20, 2003.

Interest and Principal Payment Dates

The trust will pay interest and principal on the securities monthly on each payment date.

First Scheduled Payment Date

The first scheduled payment date will be April 15, 2003.

Record Dates

On each payment date, the trust will pay interest and principal to the holders of record of the securities as of the related record date. The record dates for the notes will be the day immediately preceding the payment date.

Interest Rates

The trust will pay interest on each Class of securities at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Floating Rate Notes	The Class A-2b Notes, Class A-3b Notes and Class B-2 Notes will accrue interest on an “actual/360” basis from and including a payment date to but excluding the next payment date.

If there are no outstanding shortfalls in the payment of

interest, the interest due on each payment date will be the product of:

1. the outstanding principal balance;

2. the interest rate (equal to one-month LIBOR, plus the applicable Spread); and

3. the actual number of days elapsed since the previous payment date (or in the case of the first payment date, since the closing date) divided by 360.

Fixed Rate Notes	The Class A-2a Notes, the Class A-3a Notes, the Class A-4 Notes, the Class B-1 Notes and the Class C Notes will accrue interest on a “30/360” basis from the 15th day of the previous month to the 15th day of the current month.

If there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1. the outstanding principal balance;

2. the interest rate; and

3. 30 (or in the case of the first payment date, 25) divided by 360.

For more information about the payment of interest, you should read the sections of this prospectus supplement entitled “Description of the Notes — Payments of Interest.”

Calculation Agent

The calculation agent will be The Bank of New York. The calculation agent will determine LIBOR and calculate the interest rate for the Floating Rate Notes.

Sequential Principal Payments

The trust will pay principal sequentially to the earliest maturing Class of securities then outstanding until such Class is paid in full.

For a more detailed description of the payment of principal, you should read the sections of this prospectus supplement entitled “Description of the Notes — Payments of Principal.”

Optional Prepayment

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The servicer may exercise the purchase option only if the purchase price is sufficient to pay all the securities in full. Upon such purchase, your securities will be prepaid in full.

It is expected that at the time this prepayment option becomes available to the servicer only the Class A-4 Notes, the Class B Notes, the Class C Notes and the certificates will be outstanding.

Final Scheduled Payment Dates

The trust will pay the outstanding principal amount of each Class of securities in full on its final scheduled payment date specified on the cover page of this prospectus supplement.

Ratings

It is a condition to the issuance of the securities that the:

•	Class A-1 Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

•	Class A-2 Notes, Class A-3 Notes and Class A-4 Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

•	Class B Notes be rated “A” or its equivalent by at least two nationally recognized rating agencies; and

•	Class C Notes be rated “BBB” or its equivalent by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the securities and does not address market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency may lower or withdraw its rating in the future, in its discretion.

Form and Minimum Denominations

The notes will be issued in book-entry form and in minimum denominations of $1,000 and integral multiples thereof.

Tax Status

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes the:

•	Class A Notes and the Class B Notes will be characterized as debt;

•	Class C Notes should be treated as debt, although the issue is not free from doubt; and

•	trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

The Ford Motor Company Office of General Counsel will deliver an opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA Considerations

The notes generally are eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations” in the prospectus and this prospectus supplement.

Investor Information — Mailing Address, Telephone Number, Facsimile Number, Web Site and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two LLC and Ford Credit is One American Road, Dearborn, Michigan 48126, attention of the Secretary. The servicer’s telephone number is (313) 322-3000, the facsimile number is (313) 248-7613 and the web site is www.fordfinancial.com/abs.

CUSIP Numbers

• Class A-2a Notes:	34527R	JT1

• Class A-2b Notes:	34527R	JU8

• Class A-3a Notes:	34527R	JV6

• Class A-3b Notes:	34527R	JW4

• Class A-4 Notes:	34527R	JX2

• Class B-1 Notes:	34527R	JZ7

• Class B-2 Notes:	34527R	KA0

• Class C Notes:	34527R	KB8

STRUCTURAL SUMMARY

       This summary briefly describes the major structural components of the trust. To understand fully the terms of the trust, you should read this entire prospectus supplement and the prospectus.

Sale of Receivables and Application of Proceeds

Ford Credit Auto Receivables Two LLC, the seller, will purchase from Ford Credit a pool of automobile and light duty truck retail installment sale contracts purchased by Ford Credit and PRIMUS from dealers. Ford Credit Auto Receivables Two LLC then will sell the contracts to Ford Credit Auto Owner Trust 2003-B on the closing date. The payments owing under the contracts are called receivables and will have an aggregate principal balance of $2,849,999,945.81 as of March 1, 2003.

The following chart illustrates the use of proceeds from investors to purchase the receivables:

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts;

•	rights to proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the financed vehicles or the obligors;

•	rights under the interest rate swaps; and

•	other rights under documents relating to the receivables.

Composition of the Receivables

The composition of the receivables as of March 1, 2003 is as follows:

•	Aggregate Principal Balance	$2,849,999,945.81
•	Number of Receivables	160,387
•	Average Principal Balance	$17,769.52
	(Range)	$256.47 to
		$49,998.91
•	Average Original Amount Financed	$21,305.26
	(Range)	$704.00 to
		$121,545.91
•	Weighted Average APR	4.99%
	(Range)(1)	0.00% to
		29.99%
•	Weighted Average Original Term	56.7 months
	(Range)	6 months to 72 months
•	Percentage of Receivables by Principal Balance with Original Terms greater than 60 months	10.96%
•	Weighted Average Remaining Term	49.0 months
	(Range)	2 months to 71 months

•	Percentage of Receivables by Principal Balance with Remaining Terms greater than 60 months	8.18%
•	Scheduled Weighted Average Life(2)	2.17 years

(1)	Includes receivables with APRs below the interest rates on the securities.

(2)	From March 1, 2003, assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from March 1, 2003 and (3) no prepayments on the receivables are made.

Servicer

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee each month equal to  1/12 of 1% of the principal balance of the receivables at the beginning of the previous month. The servicer also will be entitled to retain as a supplemental servicing fee any late fees, prepayment charges, extension fees and other administrative fees or similar charges collected during each month. The servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust.

Interest Rate Swaps

•	On the closing date, the trust will enter into interest rate swaps to hedge the floating interest rates on the Floating Rate Notes with Bank One, NA and Morgan Stanley Capital Services Inc. The initial notional amount of the interest rate swaps in aggregate will equal the aggregate principal amount of the Class A-2b Notes, Class A-3b Notes and Class B-2 Notes on the closing date. The notional amount of each interest rate swap will decrease by the amount of any principal payments on the applicable Floating Rate Notes.

•	In general on each payment date the trust will be obligated to pay each swap counterparty a fixed rate payment on the notional amount of the applicable interest rate swap and each swap counterparty will be obligated to pay the trust a floating rate payment based on the interest rate of the Class A-2b Notes, Class A-3b Notes or the Class B-2 Notes, as applicable, on the same notional amount.

•	Payments on the interest rate swaps will be exchanged on a net basis. The net amount owed by the trust to each swap counterparty on a payment date, if any, is a “net swap payment,” and the net amount owed by each swap counterparty to the trust, if any, is a “net swap receipt,” in each case excluding any swap termination payments.

•	The obligations of the trust under the interest rate swaps are secured under the indenture. Net swap payments rank higher in priority than interest payments on the securities. Any swap termination payments with respect to the interest rate swaps relating to the Class A Notes are paid pro rata with interest on the Class A Notes based on the principal balances of the Class A Notes and the amount of those swap termination payments and are senior to other payments on the securities. Any swap termination payments with respect to the interest rate swap relating to the Class B Notes are paid pro rata with interest on the Class B Notes based on the principal balances of the Class B Notes and the amount of those swap termination payments. The obligations of the swap counterparties will be unsecured except under the circumstances described below.

•	Each swap counterparty (or the institution guaranteeing such swap counterparty’s obligations) will have ratings at least equal to (i) a long term unsecured debt rating of “A” or a short term unsecured debt rating of “F1” by Fitch, (ii) a long term unsecured debt rating of “A-” and a short term unsecured debt rating of “A-1” by S&P (or if it has no short term unsecured debt rating, a long term unsecured debt rating of “A+”) and (iii) a long term unsecured debt rating of “A1” and a short term unsecured debt rating of “P-1” by Moody’s (or if it has no short term unsecured debt rating, a long term unsecured debt rating of “Aa3”). If a swap counterparty’s credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the notes by the Rating Agencies, or if a swap counterparty’s credit support is no longer adequate to maintain the ratings assigned to the notes, the trust will be entitled to terminate the related interest rate swap unless such swap counterparty posts collateral to secure its obligations under the applicable interest rate swap, assigns such interest rate swap to an eligible substitute swap counterparty, obtains a guaranty by an institution with the requisite ratings or establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the notes.

For a more detailed description of the interest rate swaps and the swap counterparties, you should read “Description of the Interest Rate Swaps” in this prospectus supplement.

Priority of Distributions

The trust will have funds available from collections on the receivables, net swap receipts, amounts withdrawn from the reserve account and advances made by the servicer for payments due from obligors but not received. The trust will apply these funds on each payment date to make payments in the following order of priority, after reimbursement of previous servicer advances for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Net Swap Payments — any net swap payments payable ratably to the swap counterparties;

(3)	Class A Note Interest and Swap Termination Payments — interest due on all the Class A Notes and any swap termination payments owed by the trust to the Class A Swap Counterparties pro rata based on the principal balances of the Class A Notes and the amount of such swap termination payments. If any amounts allocable to the Class A Notes are not needed to pay interest due on such notes, they will be applied to pay the portion of any swap termination payments owed by the trust to the Class A Swap Counterparties remaining unpaid;

(4)	First Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes over (y) the principal balance of the receivables less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-60 of this prospectus supplement;

(5)	Class B Note Interest and Swap Termination Payments — interest due on the Class B Notes and any swap termination payments owed by the trust to the Class B Swap Counterparty on the interest rate swap relating to the Class B Notes pro rata based on the principal balances of the Class B Notes and the amount of such swap termination payments. If any amounts allocable to the Class B Notes are not needed to pay interest due on such notes, they will be applied to pay the portion of any swap termination payments owed by the trust to the Class B Swap Counterparty remaining unpaid;

(6)	Second Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes and the Class B Notes over (y) the principal balance of the receivables less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-60 of this prospectus supplement. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (4) above;

(7)	Class C Note Interest — interest due on the Class C Notes to the holders of the Class C Notes;

(8)	Third Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes over (y) the principal balance of the receivables less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-60 of this prospectus supplement. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clauses (4) and (6) above;

(9)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;

(10)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to bring the balance of the reserve account up to its required level;

(11)	Regular Principal Allocation — to the principal distribution account, an amount equal to the greater of (1) the principal balance of the Class A-1 Notes and (2) the excess of (x) the sum of the aggregate principal balance of the securities over (y) the principal balance of the receivables less the specified overcollateralization amount and less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-60 of this prospectus supplement. This amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (4), (6) and (8) above; and

(12)	any amounts remaining after the above distributions are paid to the seller.

Distributions from the Principal Distribution Account

The trust will pay principal on the securities from deposits made to the principal distribution account in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2a Notes and the Class A-2b Notes pro rata based on the principal balances of the Class A-2a Notes and the Class A-2b Notes until they are paid in full;

(3)	to the Class A-3a Notes and the Class A-3b Notes pro rata based on the principal balances of the Class A-3a Notes and the Class A-3b Notes until they are paid in full;

(4)	to the Class A-4 Notes until they are paid in full;

(5)	to the Class B-1 Notes and the Class B-2 Notes pro rata based on the principal balances of the Class B-1 Notes and the Class B-2 Notes until they are paid in full;

(6)	to the Class C Notes until they are paid in full;

(7)	to the Class D Certificates until they are paid in full; and

(8)	to the seller, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should read “Description of the Receivables Sale Agreements — Payments and Distributions —

Priority of Payments” in this prospectus supplement.

Change in Priority of Distribution upon Certain Events of Default

If any of the events of default set forth below occurs and results in acceleration of the notes, the order of priority for distributions will change.

•	If the event of default is:

—	a default in the payment of principal,

—	a default for five or more days in the payment of interest on notes of the Controlling Class, or

—	an insolvency or a dissolution with respect to the trust,

the trust will make no distributions of principal or interest on notes that are not the Controlling Class or the certificates until payment in full of principal and interest on the notes of the Controlling Class, any net swap payments and any swap termination payments owed by the trust to the swap counterparties with respect to interest rate swaps relating to Notes of the Controlling Class.

•	If any other event of default that results in acceleration of the notes occurs, no change will be made in the priority of payment of interest on the notes or of any payments (including swap termination payments) to the swap counterparties on each payment date until a liquidation, if any, of the property of the trust. However, the trust will pay the notes in full and any net swap payments and swap termination payments owed by the trust to the swap counterparties before paying any principal or interest on the Class D Certificates.

For a more detailed description of events of default and rights of noteholders in such circumstance, you should read “Description of the Notes — The Indenture — Events of Default” and “— Rights upon Event of Default” in the prospectus and “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should read “Description of the Receivables Sale Agreements — Payments and Distributions — Priority of Payments” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the Class A Notes, the Class B Notes and the Class C Notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent the principal balance of the receivables exceeds the balance of the securities (“overcollateralization”), by withdrawals from the reserve account and by allocation of available cash flow to the more senior Classes of securities prior to more subordinate Classes.

The credit enhancement for the securities will be as follows:

Class A Notes	Subordination of the Class B Notes, the Class C Notes and the Class D Certificates; the reserve account; and overcollateralization;

Class B Notes	Subordination of the Class C Notes and the Class D Certificates; the reserve account; and overcollateralization; and

Class C Notes	Subordination of the Class D Certificates; the reserve account; and overcollateralization.

Subordination of Principal and Interest

As long as the Class A Notes or the interest rate swaps relating to the Class A Notes remain outstanding, (1) payments of interest on the Class B Notes and any swap termination payments due the Class B Swap Counterparty are subordinated to payments of interest on the Class A Notes, net swap payments due to the swap counterparties, swap termination payments due to the Class A Swap Counterparties and, in certain circumstances, allocations to priority principal distribution amounts and (2) payments of principal on the Class B Notes are subordinated to payments of interest and principal on the Class A Notes and to payments (including swap termination payments) due to the swap counterparties.

As long as the Class A Notes, Class B Notes or the interest rate swaps remain outstanding, (1) payments of interest on the Class C Notes are subordinated to payments of interest on the Class A Notes and the Class B Notes, payments (including swap termination payments) due to the swap counterparties and, in certain circumstances, allocations to priority principal distribution amounts and (2) payments of principal on the Class C Notes are subordinated to payments of interest and principal on the Class A Notes and the Class B Notes and to payments (including swap termination payments) due to the swap counterparties.

As long as the Class A Notes, Class B Notes, Class C Notes or the interest rate swaps remain outstanding, (1) payments of interest on the Class D Certificates are subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Notes, payments (including swap termination payments) due to the swap counterparties and, in certain circumstances, allocations to priority principal distribution amounts and (2) payments of principal on the Class D Certificates are subordinated to payments of interest and principal on the Class A Notes, the Class B Notes and the Class C Notes and to payments (including swap termination payments) due to the swap counterparties.

For a more detailed discussion of the subordination of the securities and the priority of distributions, including changes to the priority after certain events of default, you should read “Description of the Certificates — Distributions of Interest Income” and “— Distributions of Principal Payments,” “Description of the Receivables Sale Agreements — Payments and Distributions — Priority of Payments” and “— Priority of Payments May Change Upon an Event of Default” and “Description of the Notes — The Indenture” in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit $14,249,999.73 to the reserve account.

On each payment date, the indenture trustee will withdraw funds from the reserve account to pay the first nine items listed in “Priority of Distributions” above if collections on the receivables are insufficient to pay such amounts.

On and after the final scheduled payment date for any Class of securities, the indenture trustee will withdraw funds from the reserve account to repay such Class of securities in full if any principal amount of such Class remains outstanding.

The balance required to be on deposit in the reserve account will be the lesser of (a) $14,249,999.73 and (b) the outstanding principal balance of the securities.

On any payment date, if any collections on the receivables remain after payment of the first nine items listed in “Priority of Distributions” above, the indenture trustee will deposit funds into the reserve account, to the extent necessary to bring the balance of the reserve account to the required level.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the priority of distributions.

For a more detailed description of the deposits to and withdrawals from the Reserve Account, you should read “Description of the Receivables Sale Agreements — Reserve Account” in this prospectus supplement.

Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the securities. Initially, the receivables balance will exceed the principal balance of the securities by 3.09% of the receivables balance. Item eleven of “Priority of Distributions” above results in the application of all remaining funds, including any “excess spread,” to achieve and maintain the target overcollateralization level. This application is expected to result in the payment of more principal on the securities in most months than the amount of principal paid on the receivables in the related period. As the principal balance of the securities is paid down to a target overcollateralization level that is below the principal balance of the receivables, credit enhancement in the form of overcollateralization is created.

The target overcollateralization level is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low APRs of certain of the receivables. The target overcollateralization level on each payment date will be the sum of:

(X)	the excess of:

(1)	the lesser of:

(a)	the greatest of:

(A)	$14,249,999.73,

(B)	1.00% of the outstanding principal balance of the receivables, and

(C)	the aggregate principal balance of the receivables that are delinquent 91 days or more and have not been liquidated yet,

               and

(b)	the outstanding principal balance of the securities,

     over

(2)	the balance required to be on deposit in the reserve account,

and

(Y)	the yield supplement overcollateralization amount specified for the applicable payment date on the schedule on page S-60 of this prospectus supplement.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should read “Description of the Receivables Sale Agreements — Payments and Distributions — Priority of Payments” in this prospectus supplement.

RISK FACTORS

       In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the offered securities.

You May Experience Reinvestment Risk Because Prepayments on Receivables May Cause Prepayments of Your Securities	You may receive payment of principal on your securities earlier than you expected. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be predicted with certainty. The receivables included in the trust may be prepaid voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. If Ford Credit or the seller breached its representations and warranties with respect to a receivable in the Receivables Sale Agreements, it will be required to repurchase the receivable. The servicer also will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors.

Ford Credit generally does not maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on your securities.

The final payment of each Class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above.

For more information regarding the timing of repayments of the securities, you should read “Maturity and Prepayment Considerations” in the prospectus and in this prospectus supplement.

Amounts in the Reserve Account Are Limited	Amounts on deposit in the reserve account are available to:

• enhance the likelihood that you will receive the interest on each payment date and principal on the final scheduled payment date for your securities; and

• decrease the likelihood that you will experience losses on your securities.

However, the maximum amount on deposit in the reserve account is limited to the specified reserve account balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the holders of the securities could result. In addition, depletion of the reserve account ultimately could result in losses on your securities.

Amounts in the Reserve Account May Not Be Liquid	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each Rating Agency confirms that doing so will not affect its ratings on the securities. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

You May Suffer Losses Due to Receivables with Low APRs	The receivables include receivables that have APRs that are less than the interest rates on your securities. Interest paid on the higher APR receivables compensates for the lower APR receivables to the extent such interest is paid by the trust as principal on your securities and additional overcollateralization is created. Excessive prepayments on the higher APR receivables may adversely impact your securities by reducing the interest payments available.

The target overcollateralization level takes into account the mix of receivables by APR but there is no assurance that the target overcollateralization level will be achieved or will be sufficient to pay all securities in full.

Class B Notes and Class C Notes are Subject to Greater Credit Risk Because of Subordination of Those Classes	The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes, to net swap payments due to the swap counterparties and swap termination payments due under the interest rate swaps relating to the Class A Notes. The Class C Notes bear greater credit risk than the Class A Notes and the Class B Notes because payments of interest and principal on the Class C Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Class B Notes and to payments (including swap termination payments) due to the swap counterparties.

Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, all net swap payments, swap termination payments due under the interest rate swaps relating to the Class A Notes, interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the receivables balance less the Yield Supplement Overcollateralization Amount. Interest payments on the

Class C Notes on each payment date will be subordinated to servicing fees due to the servicer, net swap payments, swap termination payments, interest payments on the Class A Notes and the Class B Notes and an allocation of principal payments to the Class A Notes and the Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the receivables balance less the Yield Supplement Overcollateralization Amount.

The payment sequence changes, however, following certain Events of Default.

For a more detailed description of the principal payment circumstances, you should read “Description of the Receivables Sale Agreements — Payments and Distributions — Priority of Payments” in this prospectus supplement.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes and to all payments (including swap termination payments) due to the swap counterparties. No principal will be paid on the Class B Notes until the Class A Notes and all payments (including swap termination payments) due to the swap counterparties have been paid in full. Principal payments on the Class C Notes will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Notes until the Class B Notes have been paid in full.

Prepayments, Potential Losses and a Change in the Order of Priority of Principal Payments May Result From an Event of Default under the Indenture or Certain Events of Insolvency	An Event of Default under the indenture may result in payments on your notes being accelerated and the interest rate swaps being terminated. As a result —

• you may suffer losses on your securities if the assets of the trust are insufficient to pay the amounts owed on your securities and the payments (including swap termination payments) due to the swap counterparties;

• payments on your securities may be delayed until more senior Classes of securities are repaid and amounts (including swap termination payments) due to the swap counterparties are paid; and

• your securities may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Non-payment of Interest on the Notes of the Controlling Class or Principal on any Notes or Insolvency of the Trust May Delay Interest Payments on More Subordinate Securities	When the Class A Notes are the Controlling Class, the trust will not make any distributions of principal or interest on the Class B Notes or the Class C Notes until payment in full of principal and interest on the Class A Notes and of amounts due to the swap counterparties other than any swap termination payments under the interest rate swap relating to the Class B Notes following —

• an Event of Default relating to the payment of principal on any note or the payment of interest on the Class A Notes that results in acceleration of the notes; or

• an Event of Default relating to an Insolvency Event or a dissolution of the trust that results in acceleration of the notes.

This may result in a delay or default in paying interest on the Class B Notes or Class C Notes.

When the Class B Notes are the Controlling Class, the trust will not make any distributions of principal or interest on the Class C Notes until payment in full of principal and interest on the Class B Notes and of all amounts (including swap termination payments) due to the swap counterparties following:

• an Event of Default relating to the payment of principal on any note or the payment of interest on the Class B Notes that results in acceleration of the notes; or

• an Event of Default relating to an Insolvency Event or a dissolution of the trust that results in acceleration of the notes.

This may result in a delay or default in paying interest on the Class C Notes.

You May Suffer Losses Because You Have Limited Control Over Actions of the Trust and Conflicts Between Classes of Notes May Occur	Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes and payments under the interest rate swaps, during an Event of Default the indenture trustee may, and at the direction of the specified percentage of the Controlling Class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables.

For a more detailed description of the actions that the Controlling Class of Notes may direct, you should read “Description of the Notes — The Indenture — Rights upon Event of Default” in the prospectus.

Furthermore, the holders of a majority of the principal amount of the Controlling Class, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the Controlling Class, under certain circumstances, has the right to waive Events of Servicing Termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the holders of more subordinate Classes of notes or certificates. The holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive Events of Servicing Termination or to remove the servicer until the Class A Notes have been paid in full. Similarly, the holders of Class C Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive any such events or to remove the servicer until the Class A Notes and the Class B Notes have been paid in full.

For a more detailed description of the rights of the Controlling Class with respect to an Event of Servicing Termination, you should read “Description of the Receivables Sale Agreements — Events of Servicing Termination” in the prospectus and “— Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination” in the prospectus and in this prospectus supplement.

Geographic Concentration May Result in More Risk to You	As of March 1, 2003, Ford Credit’s records indicate that the billing addresses of the obligors of the receivables in the following states were recorded as being:

Percentage of
Initial Pool
Balance

Texas	11.42%
California	11.23%
Florida	6.82%

No other state, by billing addresses, constituted more than 5% of the balance of the receivables as of March 1, 2003. Accordingly, economic conditions or other factors affecting these states in particular could significantly impact the delinquency, credit loss or repossession experience of the trust adversely.

Effect of Soldiers’ and Sailors’ Civil Relief Act of 1940	Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay on termination of such retail installment sale contract and similar actions. No information can be provided as to the number of receivables that may be affected by the Soldiers’ and Sailors’ Civil Relief Act of 1940. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your securities.

For more information regarding the effect of the Soldiers’ and Sailors’ Civil Relief Act of 1940, you should read “Some Important Legal Issues Relating to the Receivables” in the prospectus.

Early Payments of Simple Interest Receivables May Affect the Weighted Average Life of the Securities	If an obligor on a Simple Interest Receivable makes a payment ahead of schedule, the weighted average life of the securities may be affected because a greater portion of the scheduled payment will be treated as principal payment and applied to reduce the principal balance of the receivable. During the period for which the obligor has paid ahead, interest will continue to accrue on the principal balance of the receivable, as reduced by the application of any early or additional scheduled payments, but the obligor’s receivable would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made.

Early payments on Simple Interest Receivables generally will shorten the weighted average life of the securities. However, if the servicer advances interest payments and the receivables subsequently default, the payments could lengthen the weighted average life of the securities and result in higher losses on the receivables than would occur otherwise.

Ford Credit’s portfolio of retail installment sale contracts has historically included Simple Interest Receivables that have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of receivables in the trust that may become paid ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments that may be paid ahead.

The Securities Are Not Suitable Investments For All Investors	The securities, especially the Class B Notes and the Class C Notes, are not suitable investments for investors that need scheduled payments of principal. You should have, or consult with someone who has, expertise to analyze the prepayment, reinvestment and default risk and the tax consequences of an investment in the securities.

THE TRUST

Limited Purpose and Limited Assets

       Ford Credit Auto Owner Trust 2003-B is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement between Ford Credit Auto Receivables Two LLC and the owner trustee. The sole purpose of the trust will be to:

•	acquire and hold the assets of the trust, including the receivables, and the proceeds of those assets;

•	issue the securities;

•	make payments on the securities; and

•	engage in other related activities to accomplish these purposes.

       The trust initially will be capitalized by the issuance of the securities. The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors provided the conditions in the trust agreement are satisfied. The proceeds from the issuance of the securities will be used (1) to purchase the receivables from the seller under a sale and servicing agreement to be dated as of March 1, 2003 among the trust, the seller and the servicer, and (2) to fund the initial deposit to the Reserve Account.

       The assets of the trust will be limited to:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables and in any other property securing a receivable;

•	bank accounts;

•	rights to proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the financed vehicles or the obligors;

•	rights under the interest rate swaps;

•	rights to the Reserve Account to the extent provided in the Sale and Servicing Agreement;

•	rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

•	rights under the Receivables Sale Agreements; and

•	any and all proceeds of the foregoing.

       For more information about the receivables, you should read “The Receivables” and “Some Important Legal Issues Relating to the Receivables” in the prospectus and “The Receivables” in this prospectus supplement.

Capitalization of the Trust

       The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the securities had taken place on such date:

Class A-1 Notes	$475,000,000
Class A-2a Notes	500,000,000
Class A-2b Notes	500,000,000
Class A-3a Notes	317,000,000
Class A-3b Notes	553,000,000
Class A-4 Notes	227,250,000
Class B-1 Notes	40,612,000
Class B-2 Notes	40,613,000
Class C Notes	54,165,000
Class D Certificates	54,165,000

Total	$2,761,805,000

The Indenture Trustee

       The Bank of New York is the indenture trustee under the indenture. The indenture trustee is a New York banking corporation and its principal executive offices are located at 101 Barclay Street, New York, New York. The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee, its parent and its affiliates. The fees and expenses of the indenture trustee will be paid by the administrator.

The Owner Trustee

       Wachovia Bank of Delaware, National Association is the owner trustee under the trust agreement. The owner trustee is a national banking association and its principal offices are located at One Rodney Square, 920 King Street, Wilmington, Delaware. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee, its parent and its affiliates. The fees and expenses of the owner trustee will be paid by the seller.

THE RECEIVABLES

Characteristics of the Receivables

       The trust will own a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks. The pool of receivables will consist of the receivables that the seller transfers to the trust on the Closing Date. The receivables will include payments on the receivables that are made on or after the Cutoff Date.

       Criteria Applicable to Selection of Receivables. Ford Credit purchased 87.90% of the receivables (by principal balance) from dealers in the ordinary course of its business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased 12.10% of the receivables, (by principal balance) from dealers in the ordinary course of its business in accordance with PRIMUS’s underwriting standards. PRIMUS’s underwriting standards are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a division of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit immediately after the purchase by PRIMUS of those receivables.

       The receivables were selected from Ford Credit’s portfolio for inclusion in the pool of receivables by several criteria, some of which are set forth in the prospectus under “The Receivables.” These criteria include the requirement that each receivable:

•	provides for level monthly payments which provide interest at an APR of not less than 0.00% and not greater than 29.99% except the last payment that may be different but in no event more than twice the amount of the level monthly payments;

•	will amortize the amount financed over an original term no greater than 72 months;

•	has a current principal balance of at least $256.47;

•	is not more than 30 days past due as of the Cutoff Date and has never been extended; and

•	was originated on or after June 2, 1997.

       The receivables were selected at random from Ford Credit’s portfolio of retail installment sale contracts for new and used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the securityholders were utilized in selecting the receivables from qualifying retail installment sale contracts. No receivable has a scheduled maturity date later than January 28, 2009. A receivable may be prepaid without penalty by the obligor at any time.

       The geographical distribution and distribution by APR of the pool of receivables as of the Cutoff Date are set forth in the following tables.

Geographic Distribution of the Initial Pool Balance as of the Cutoff Date

Percentage of
Initial Pool
State(1)	Balance(2)

Alabama	1.77%
Alaska	0.17%
Arizona	1.37%
Arkansas	1.36%
California	11.23%
Colorado	1.72%
Connecticut	1.13%
Delaware	0.28%
District of Columbia	0.07%
Florida	6.82%
Georgia	3.98%
Hawaii	0.34%
Idaho	0.28%
Illinois	4.30%
Indiana	1.80%
Iowa	0.81%
Kansas	1.09%
Kentucky	1.07%
Louisiana	1.61%
Maine	0.27%
Maryland	2.70%
Massachusetts	2.34%
Michigan	4.22%
Minnesota	1.50%
Mississippi	0.85%
Missouri	2.67%
Montana	0.24%
Nebraska	0.50%
Nevada	1.19%
New Hampshire	0.44%
New Jersey	2.74%
New Mexico	0.77%
New York	3.70%
North Carolina	3.16%
North Dakota	0.13%
Ohio	3.43%
Oklahoma	1.23%
Oregon	0.91%
Pennsylvania	3.95%
Rhode Island	0.19%
South Carolina	1.26%
South Dakota	0.21%
Tennessee	2.31%
Texas	11.42%
Utah	0.41%
Vermont	0.16%
Virginia	2.50%
Washington	1.26%
West Virginia	0.52%
Wisconsin	1.36%
Wyoming	0.23%

(1)	Based on the billing addresses of the obligors on the receivables as of the Cutoff Date.

(2)	May not add to 100.00% due to rounding.

Distribution by APR of the Initial Pool Balance

as of the Cutoff Date

			Percentage of
	Number of	Aggregate	Initial Pool
APR Range	Receivables	Principal Balance	Balance(1)

0.00 to 0.49	50,404	$992,067,745.89	34.81%
0.50 to 0.99	5,951	95,024,791.53	3.33
1.00 to 1.49	1	4,021.60	0.00
1.50 to 1.99	3,269	76,171,907.83	2.67
2.00 to 2.49	2	41,504.01	0.00
2.50 to 2.99	8,564	180,776,980.70	6.34
3.00 to 3.49	2	34,176.53	0.00
3.50 to 3.99	8,526	190,186,495.57	6.67
4.00 to 4.49	11	235,167.33	0.01
4.50 to 4.99	9,595	200,886,149.63	7.05
5.00 to 5.49	87	1,525,995.86	0.05
5.50 to 5.99	10,252	193,271,918.04	6.78
6.00 to 6.49	1,640	25,434,713.69	0.89
6.50 to 6.99	4,784	84,658,299.41	2.97
7.00 to 7.49	1,428	22,703,395.30	0.80
7.50 to 7.99	4,272	64,111,700.12	2.25
8.00 to 8.49	1,989	31,014,958.29	1.09
8.50 to 8.99	3,741	57,268,791.17	2.01
9.00 to 9.49	2,160	32,521,627.14	1.14
9.50 to 9.99	4,603	68,871,250.25	2.42
10.00 to 10.49	1,891	29,274,242.19	1.03
10.50 to 10.99	3,804	57,828,029.36	2.03
11.00 to 11.49	1,875	30,040,910.53	1.05
11.50 to 11.99	4,589	72,551,614.74	2.55
12.00 to 12.49	2,190	31,542,871.75	1.11
12.50 to 12.99	4,077	58,785,728.57	2.06
13.00 to 13.49	1,514	20,683,773.71	0.73
13.50 to 13.99	2,678	37,100,530.61	1.30
14.00 to 14.49	1,220	16,543,207.09	0.58
14.50 to 14.99	2,367	30,345,817.51	1.06
15.00 to 15.49	1,087	13,572,169.53	0.48
15.50 to 15.99	1,579	19,660,430.38	0.69
16.00 to 16.49	768	9,492,220.53	0.33
16.50 to 16.99	1,243	15,386,483.71	0.54
17.00 to 17.49	709	8,939,590.66	0.31
17.50 to 17.99	873	10,215,878.52	0.36
18.00 to 18.49	1,273	16,335,194.66	0.57
18.50 to 18.99	713	7,751,195.81	0.27
19.00 to 19.49	304	3,253,101.38	0.11
19.50 to 19.99	632	7,117,994.57	0.25
20.00 even	132	1,311,371.90	0.05
20.01 to 24.99	3,024	30,685,079.32	1.08
25.00 to 29.99	564	4,770,918.89	0.17

Total	160,387	$2,849,999,945.81	100.00%

(1)	May not add to 100.00% due to rounding.

       The receivables have the characteristics indicated below.

Percentage
by Initial
Characteristic	Pool Balance

Purchased by Ford Credit	87.90%
Purchased by PRIMUS	12.10%
Simple Interest Receivables	100.00%
Vehicles financed at new vehicle rates by principal balance	80.25%

Percentage by
Aggregate
Number of
Receivables

Number of vehicles financed at new vehicle rates	72.42%

Weighted Average Life of the Securities

       Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are uniform as to size and maturity and amortize at the same rate and that each receivable in each month of its life either will be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables owned by the trust.

       As the rate of payment of principal of each Class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any Class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. The securityholders will bear any reinvestment risk associated with early payment of the securities. Reinvestment risk means the risk that market interest rates may be lower at the time such holders receive payments from the trust than the interest rate borne by the securities or than market interest rates had prepayments been made at a different time.

       The table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that —

•	the receivables prepay in full at the specified constant monthly ABS percentage, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes and under the Interest Rate Swaps are made on each Payment Date (and each Payment Date is assumed to be the fifteenth day of each applicable month);

•	the balance in the Reserve Account on each Payment Date is equal to the Specified Reserve Balance; and

•	the servicer exercises its option to purchase the receivables on the earliest Payment Date on which it is permitted to do so, as described in “Description of the Notes — Optional Prepayment” in this prospectus supplement.

       The pools have an assumed Cutoff Date of March 1, 2003. The ABS Table indicates the projected weighted average life of each Class of notes and sets forth the percent of the initial principal amount of each Class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

       The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

			Original Term	Remaining Term
	Aggregate		to Maturity	to Maturity
Pool	Principal Balance	APR	(In Months)	(In Months)

1	$107,271,976.85	0.488%	36	33
2	19,750,925.25	12.060%	32	30
3	51,535,816.20	0.727%	35	29
4	12,292,881.78	11.999%	33	27
5	202,331,951.56	0.215%	36	22
6	7,478,992.82	12.394%	34	21
7	38,061,120.63	2.581%	48	46
8	33,788,432.96	12.983%	47	45
9	36,728,244.21	1.860%	48	42
10	20,402,656.42	13.134%	47	41
11	75,683,615.00	1.534%	47	31
12	16,993,941.30	12.710%	48	33
13	441,267,223.07	2.063%	60	58
14	282,590,182.00	11.973%	60	57
15	440,890,134.24	1.616%	60	54
16	174,561,784.35	11.781%	60	54
17	383,210,284.78	2.997%	60	45
18	197,653,397.07	11.249%	60	45
19	119,313,865.62	3.405%	72	69
20	64,588,550.44	9.599%	71	69
21	33,434,924.36	1.094%	66	60
22	33,762,033.96	10.199%	71	65
23	4,169,720.33	5.039%	70	56
24	52,237,290.61	10.376%	71	52

	$2,849,999,945.81

       The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each Class of notes.

Percent of Initial Note Principal Amount

at Various ABS Percentages

	Class A-1					Class A-2

Payment Date	0.00%	0.50%	1.00%	1.50%	1.80%	0.00%	0.50%	1.00%	1.50%	1.80%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2003	86.54	83.48	80.16	76.50	74.11	100.00	100.00	100.00	100.00	100.00
May 15, 2003	73.20	67.22	60.71	53.56	48.90	100.00	100.00	100.00	100.00	100.00
June 15, 2003	59.83	51.06	41.53	31.05	24.22	100.00	100.00	100.00	100.00	100.00
July 15, 2003	46.44	35.02	22.60	8.97	0.07	100.00	100.00	100.00	100.00	100.00
August 15, 2003	33.02	19.09	3.94	0.00	0.00	100.00	100.00	100.00	93.97	88.82
September 15, 2003	19.58	3.27	0.00	0.00	0.00	100.00	100.00	93.22	84.02	78.02
October 15, 2003	6.12	0.00	0.00	0.00	0.00	100.00	95.20	85.65	75.17	68.34
November 15, 2003	0.00	0.00	0.00	0.00	0.00	98.61	88.81	78.17	66.50	58.89
December 15, 2003	0.00	0.00	0.00	0.00	0.00	93.20	82.45	70.79	57.99	49.66
January 15, 2004	0.00	0.00	0.00	0.00	0.00	87.76	76.12	63.50	49.67	40.66
February 15, 2004	0.00	0.00	0.00	0.00	0.00	82.28	69.82	56.31	41.51	31.88
March 15, 2004	0.00	0.00	0.00	0.00	0.00	76.76	63.55	49.22	33.53	23.33
April 15, 2004	0.00	0.00	0.00	0.00	0.00	71.21	57.30	42.23	25.73	15.01
May 15, 2004	0.00	0.00	0.00	0.00	0.00	65.63	51.09	35.34	18.11	6.91
June 15, 2004	0.00	0.00	0.00	0.00	0.00	60.01	44.90	28.54	10.66	0.00
July 15, 2004	0.00	0.00	0.00	0.00	0.00	54.35	38.74	21.85	3.36	0.00
August 15, 2004	0.00	0.00	0.00	0.00	0.00	48.66	32.61	15.26	0.00	0.00
September 15, 2004	0.00	0.00	0.00	0.00	0.00	42.93	26.51	8.77	0.00	0.00
October 15, 2004	0.00	0.00	0.00	0.00	0.00	37.16	20.44	2.32	0.00	0.00
November 15, 2004	0.00	0.00	0.00	0.00	0.00	31.36	14.40	0.00	0.00	0.00
December 15, 2004	0.00	0.00	0.00	0.00	0.00	25.52	8.38	0.00	0.00	0.00
January 15, 2005	0.00	0.00	0.00	0.00	0.00	19.68	2.37	0.00	0.00	0.00
February 15, 2005	0.00	0.00	0.00	0.00	0.00	14.72	0.00	0.00	0.00	0.00
March 15, 2005	0.00	0.00	0.00	0.00	0.00	9.73	0.00	0.00	0.00	0.00
April 15, 2005	0.00	0.00	0.00	0.00	0.00	4.65	0.00	0.00	0.00	0.00
May 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (yrs)	0.34	0.29	0.24	0.21	0.19	1.42	1.21	1.03	0.87	0.79

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Table.

Percent of Initial Note Principal Amount

at Various ABS Percentages

	Class A-3					Class A-4

Payment Date	0.00%	0.50%	1.00%	1.50%	1.80%	0.00%	0.50%	1.00%	1.50%	1.80%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2004	100.00	100.00	100.00	100.00	98.81	100.00	100.00	100.00	100.00	100.00
July 15, 2004	100.00	100.00	100.00	100.00	89.95	100.00	100.00	100.00	100.00	100.00
August 15, 2004	100.00	100.00	100.00	95.63	81.35	100.00	100.00	100.00	100.00	100.00
September 15, 2004	100.00	100.00	100.00	87.61	73.03	100.00	100.00	100.00	100.00	100.00
October 15, 2004	100.00	100.00	100.00	79.80	64.98	100.00	100.00	100.00	100.00	100.00
November 15, 2004	100.00	100.00	95.36	72.20	57.21	100.00	100.00	100.00	100.00	100.00
December 15, 2004	100.00	100.00	88.17	64.82	49.71	100.00	100.00	100.00	100.00	100.00
January 15, 2005	100.00	100.00	81.15	57.68	42.51	100.00	100.00	100.00	100.00	100.00
February 15, 2005	100.00	96.78	75.01	51.36	36.07	100.00	100.00	100.00	100.00	100.00
March 15, 2005	100.00	90.86	68.98	45.21	29.86	100.00	100.00	100.00	100.00	100.00
April 15, 2005	100.00	84.97	63.05	39.25	23.88	100.00	100.00	100.00	100.00	100.00
May 15, 2005	99.46	79.11	57.22	33.47	18.14	100.00	100.00	100.00	100.00	100.00
June 15, 2005	93.54	73.28	51.50	27.87	12.63	100.00	100.00	100.00	100.00	100.00
July 15, 2005	87.65	67.53	45.92	22.49	7.39	100.00	100.00	100.00	100.00	100.00
August 15, 2005	81.71	61.81	40.44	17.30	2.39	100.00	100.00	100.00	100.00	100.00
September 15, 2005	75.94	56.29	35.21	12.40	0.00	100.00	100.00	100.00	100.00	91.23
October 15, 2005	70.22	50.88	30.14	7.72	0.00	100.00	100.00	100.00	100.00	74.36
November 15, 2005	64.75	45.73	25.35	3.33	0.00	100.00	100.00	100.00	100.00	58.58
December 15, 2005	59.24	40.61	20.65	0.00	0.00	100.00	100.00	100.00	96.61	43.65
January 15, 2006	54.15	35.88	16.34	0.00	0.00	100.00	100.00	100.00	81.89	0.00
February 15, 2006	49.01	31.18	12.11	0.00	0.00	100.00	100.00	100.00	67.78	0.00
March 15, 2006	43.84	26.50	7.98	0.00	0.00	100.00	100.00	100.00	54.29	0.00
April 15, 2006	38.64	21.85	3.94	0.00	0.00	100.00	100.00	100.00	41.43	0.00
May 15, 2006	33.40	17.22	0.00	0.00	0.00	100.00	100.00	99.95	0.00	0.00
June 15, 2006	28.12	12.62	0.00	0.00	0.00	100.00	100.00	85.18	0.00	0.00
July 15, 2006	22.81	8.04	0.00	0.00	0.00	100.00	100.00	70.77	0.00	0.00
August 15, 2006	17.47	3.49	0.00	0.00	0.00	100.00	100.00	56.72	0.00	0.00
September 15, 2006	12.16	0.00	0.00	0.00	0.00	100.00	96.27	43.19	0.00	0.00
October 15, 2006	6.91	0.00	0.00	0.00	0.00	100.00	79.59	0.00	0.00	0.00
November 15, 2006	1.63	0.00	0.00	0.00	0.00	100.00	63.00	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	85.92	46.52	0.00	0.00	0.00
January 15, 2007	0.00	0.00	0.00	0.00	0.00	72.20	0.00	0.00	0.00	0.00
February 15, 2007	0.00	0.00	0.00	0.00	0.00	58.78	0.00	0.00	0.00	0.00
March 15, 2007	0.00	0.00	0.00	0.00	0.00	45.26	0.00	0.00	0.00	0.00
April 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (yrs)(1)	2.94	2.66	2.33	2.00	1.81	3.95	3.72	3.45	3.02	2.71

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Table.

Percent of Initial Note Principal Amount

at Various ABS Percentages

	Class B					Class C

Payment Date	0.00%	0.50%	1.00%	1.50%	1.80%	0.00%	0.50%	1.00%	1.50%	1.80%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2004	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	0.00
February 15, 2006	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	0.00
March 15, 2006	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	0.00
April 15, 2006	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	0.00
May 15, 2006	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00
June 15, 2006	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00
July 15, 2006	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00
August 15, 2006	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00
September 15, 2006	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00
October 15, 2006	100.00	100.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00
November 15, 2006	100.00	100.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00
December 15, 2006	100.00	100.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00
January 15, 2007	100.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00
February 15, 2007	100.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00
March 15, 2007	100.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00
April 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (yrs)(1)	4.07	3.82	3.57	3.15	2.82	4.07	3.82	3.57	3.15	2.82

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Table.

Delinquencies, Repossessions and Net Losses of Ford Credit’s Portfolio

       Set forth below is information about the experience of Ford Credit (including its PRIMUS division) with its portfolio of U.S. retail installment sale contracts for new and used automobiles and light duty trucks, including previously sold contracts that Ford Credit continues to service. Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit. There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to Ford Credit’s experience shown in the following tables.

       The following tables show delinquencies, repossessions and net losses as a percentage of Ford Credit’s portfolio as that portfolio has grown over the periods shown. Accordingly, the delinquency, repossession and net loss percentages for a static pool of contracts would likely be higher than those shown.

Delinquency Experience(1)

	Year Ended December 31,

	2002	2001	2000	1999	1998	1997	1996

Average Number of Contracts Outstanding During the Period	6,845,319	6,588,720	5,861,491	5,053,474	4,359,281	4,000,754	3,917,263
Average Daily Delinquencies as a Percent of Average Number of Contracts Outstanding
31-60 Days(2)	2.48%	2.48%	2.51%	2.38%	2.53%	2.80%	2.49%
61-90 Days(2)	0.44%	0.46%	0.34%	0.32%	0.32%	0.32%	0.28%
Over 90 Days(3)	0.33%	0.30%	0.19%	0.14%	0.14%	0.14%	0.09%

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light duty trucks and includes previously sold contracts that Ford Credit continues to service.

(2)	Delinquencies represent the daily average number of contracts delinquent.

(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

	Year Ended December 31,

	2002	2001	2000	1999	1998	1997	1996

Average Portfolio Outstanding During the Period (Millions) Gross	$99,182	$93,264	$80,908	$66,928	$54,106	$46,020	$43,760
Net	89,382	82,522	71,451	59,242	47,075	39,288	36,862
Repossessions as a Percent of Average Number of Contracts Outstanding	2.78%	2.50%	2.26%	2.25%	2.65%	3.08%	3.07%
Net Losses as a Percent of Gross Liquidations(2)	2.87%	2.52%	2.06%	1.91%	2.27%	2.61%	2.31%
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)	1.48%	1.28%	1.00%	0.95%	1.16%	1.44%	1.31%
Net Losses as a Percent of Average Net Portfolio Outstanding(2)	1.64%	1.44%	1.13%	1.07%	1.34%	1.69%	1.56%

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light duty trucks and includes previously sold contracts that Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts that are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

MATURITY AND PREPAYMENT CONSIDERATIONS

       Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under “Maturity and Prepayment Considerations” in the prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default —

•	of the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	of the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	of the Class A-4 Notes until the Class A-3 Notes have been paid in full;

•	of the Class B Notes until the Class A-4 Notes have been paid in full; or

•	of the Class C Notes until the Class B Notes have been paid in full;

and in each case any swap termination payments have been paid to the swap counterparties.

       No distributions of principal of the Class D Certificates will be made until all the notes have been paid in full and all payments, including any swap termination payments, have been paid to the swap counterparties. See “Description of the Notes — Payments of Principal” in this prospectus supplement.

       As the rate of payment of principal of each Class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any Class of notes could occur significantly earlier than its Final Scheduled Payment Date.

       There Is No Assurance That Your Securities Will Be Repaid on the Scheduled Dates. It is expected that final payment of each Class of notes will occur on or prior to its Final Scheduled Payment Date. Failure to make final payment of any Class of notes on or prior to its Final Scheduled Payment Date will be an Event of Default. See “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement and in the prospectus. However, no assurance can be given that sufficient funds will be available to pay each Class of notes in full on or prior to its Final Scheduled Payment Date. If sufficient funds are not available, final payment of any Class of notes could occur later than such dates.

       The Level of Prepayments of the Receivables, Required Repurchases by the Seller and Purchases by the Servicer Are Unpredictable and May Affect Payments on the Securities. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. In addition, if a breach of a representation, warranty or covenant occurs with respect to a receivable, the seller and/or the servicer will repurchase the receivable from the trust. See “The Receivables” in this prospectus supplement and “Description of the Receivables Sale Agreements — Sale and Assignment of Receivables” and “— Servicing” in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce anticipated aggregate interest payments on the securities. The securityholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment on receivables as set forth in the priority of distributions in this prospectus supplement. Reinvestment risk means the risk that market interest rates may be lower at the time such holders receive payments from the trust than the interest rate borne by the securities or than market interest rates had prepayments been made at a different time.

       Risks of slower or faster repayments. Securityholders should consider —

•	in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

DESCRIPTION OF THE NOTES

       The trust will issue the notes under an indenture to be dated as of March 1, 2003 between the trust and The Bank of New York, as indenture trustee. The following summary describes certain terms of the notes and the indenture. This summary is not a complete description of all the provisions of the notes and the indenture. A copy of the indenture will be filed with the SEC after the trust issues the securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the notes and the indenture. You can find more information about the notes and the indenture in the prospectus under “Description of the Notes” and “Certain Information Regarding the Securities.”

Payments of Interest

       Each Class of notes other than the Class A-2b Notes, the Class A-3b Notes and the Class B-2 Notes will constitute “Fixed Rate Securities,” as defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus. The Class A-2b Notes, the Class A-3b Notes and the Class B-2 Notes will constitute “Floating Rate Securities,” as defined under “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus. Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various Classes of notes and will be payable to the noteholders on each Payment Date. The trust will make payments to the noteholders as of each Record Date.

       Calculation of interest. Interest will accrue during each Interest Period and will be calculated on the various Classes of notes as follows:

•	Actual/360. Interest on the Class A-1 Notes and the Floating Rate Notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Fixed Rate Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Unpaid Interest Accrues. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such unpaid amount at the applicable interest rate to the extent lawful.

       Application of Funds to Pay Interest on Notes. The trust will make interest payments on the notes from collections on the receivables deposited to the Collection Account with respect to the preceding Collection Period, any Advances made by the servicer, any Net Swap Receipts from the swap counterparties and any amounts withdrawn from the Reserve Account and deposited to the Collection Account, after payment of the Servicing Fee, reimbursement of Advances made by the servicer and payment of any Net Swap Payments.

       The Trust Will Allocate Funds Between Interest Payments on the Class A Notes and Any Swap Termination Payments on the Class A Interest Rate Swaps. The amount available for interest payments on the Class A Notes and for any swap termination payments on the Class A Interest Rate Swaps could be insufficient to pay all such amounts on any Payment Date. In that event:

•	the amount allocable to the Class A noteholders for the payment of interest will be based on the aggregate principal balance of the Class A Notes and the amount allocable to the Class A Swap Counterparties will be based on swap termination payments due to such swap counterparties; and

•	the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders and Class A-4 noteholders will receive their pro rata share of the aggregate amount available to be distributed in respect of interest on the Class A Notes.

       Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes, and the Trust Will Allocate Funds Between Interest Payments on the Class B Notes and Any Swap Termination Payments on the Class B Interest Rate Swap. Interest on the Class B Notes will not be paid on any Payment Date until interest payments on the Class A Notes, Net Swap Payments and any swap termination payments due to the Class A Swap Counterparties and the First Priority Principal Distribution Amount, if any, have been paid in full. The amount available for interest payments on the Class B Notes and for any swap termination payments on the Class B Interest Rate Swap could be insufficient to pay all such amounts on any Payment Date. In that event:

•	the amount allocable to the Class B noteholders for the payment of interest will be based on the aggregate principal balance of the Class B Notes and the amount allocable to the Class B Swap Counterparty will be based on swap termination payments due to such swap counterparty; and

•	the Class B-1 noteholders and the Class B-2 noteholders will receive their pro rata share of the aggregate amount available to be distributed in respect of interest on the Class B Notes. See “Description of the Receivables Sale Agreements — Payments and Distributions” and “— Reserve Account” in this prospectus supplement.

       Interest Paid on the Class C Notes is Subordinate to Interest Paid on the Class B Notes. Interest on the Class C Notes will not be paid on any Payment Date until interest payments on the Class A Notes, payments (including swap termination payments) due to the swap counterparties, interest payments on the Class B Notes, the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class C Notes is less than the amount of interest payable on the Class C Notes on any Payment Date, each Class C noteholder will receive its pro rata share (based upon the total amount of interest due to such Class C noteholder) of the aggregate amount available to be distributed in respect of interest on the Class C Notes. See “Description of the Receivables Sale Agreements — Payments and Distributions” and “— Reserve Account” in this prospectus supplement.

       Event of Default. An Event of Default will occur if the full amount of interest due on the notes of the Controlling Class is not paid within five days of the Payment Date. While any of the Class A Notes remain outstanding, the failure to pay interest due on the Class B Notes and the Class C Notes and while any of the Class B Notes remain outstanding, the failure to pay interest due on the Class C Notes, in each case within five days of the related Payment Date will not be an Event of Default. See “Description of the Notes — The Indenture — Rights upon Event of Default” in the prospectus.

Payments of Principal

       The trust generally will make principal payments to the noteholders on each Payment Date in an amount equal to the Principal Distribution Amount until the notes are paid in full. The “Principal Distribution Amount” for any Payment Date equals the sum of:

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount;

•	the Third Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The trust will pay the Principal Distribution Amount on each Payment Date to the extent that it has funds available after it pays in full all amounts that rank senior to each component of the Principal Distribution Amount. The trust will make these payments from amounts deposited to the Principal Distribution Account in accordance with the priorities described in “Description of the Receivables Sale Agreements — Payments and Distributions” in this prospectus supplement.

       Priority of principal payments. Principal payments on the notes will be made on each Payment Date, including upon the occurrence and during the continuation of an Event of Default, in the following order of priority:

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2a Notes and the Class A-2b Notes pro rata based on the principal balances of the Class A-2a Notes and the Class A-2b Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-3a Notes and the Class A-3b Notes pro rata based on the principal balances of the Class A-3a Notes and the Class A-3b Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-4 Notes until such principal amount is paid in full;

•	to the principal amount of the Class B-1 Notes and the Class B-2 Notes pro rata based on the principal balances of the Class B-1 Notes and the Class B-2 Notes until such principal amount is paid in full; and

•	to the principal amount of the Class C Notes until such principal amount is paid in full.

       Notes Might Not Be Repaid on Their Final Scheduled Payment Date. The principal amounts of each Class of notes to the extent not previously paid will be due on its Final Scheduled Payment Date. Those dates are listed on the cover of this prospectus supplement. The actual date that the aggregate outstanding principal amount of each Class of notes is paid may be earlier or later than its Final Scheduled Payment Date based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in the prospectus and in this prospectus supplement.

       Event of Default. An Event of Default will occur if the amount of principal due on any note on its Final Scheduled Payment Date has not been paid in full. Payments on the notes may be accelerated upon an Event of Default. If the notes are accelerated, the priority of distributions to the securityholders will change. The effect on the noteholders of an Event of Default depends on the type of default, as described on page S-45 of this prospectus supplement.

The Indenture

       Rights upon Event of Default. If an Event of Default occurs, the noteholders will have the rights set forth in the prospectus under “Description of the Notes — The Indenture — Rights Upon Event of Default”, including the right to declare all the notes to be immediately due and payable. If an Event of Default occurs as a result of a default in the payment of any principal of any notes or a default for five days or more in the payment of any interest on notes of the Controlling Class, the indenture trustee does not have to obtain any consent of noteholders to sell the receivables. In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default” is satisfied. If the receivables are sold by the indenture trustee following an Event of Default, the securityholders will receive notice and an opportunity to submit a bid in the sale.

       The failure to pay interest due on the Class B Notes will not be an Event of Default until the Class A Notes have been paid in full. The failure to pay interest due on the Class C Notes will not be an Event of Default until the Class A Notes and the Class B Notes have been paid in full.

       Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any Class of Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor indenture trustee to be appointed for one or each Class of Notes so that there will be a separate trustee for each Class of Notes. In general, only the indenture trustee for the noteholders of the Controlling Class will have the right to exercise remedies and only the noteholders of the Controlling Class will have the right to direct or consent to any action to be taken, including sale of the receivables. For purposes of this paragraph only, all Class A Notes will be deemed to be one single Class of notes.

       In any case, all noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes and the subordination of the Class C Notes to the Class B Notes and the Class A Notes as described in this prospectus supplement. When the Class A Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Similarly, when the Class A Notes and the Class B Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes.

       If an indenture trustee relating to any Class of notes resigns, its resignation will become effective only after a successor indenture trustee for that Class of notes is appointed and the successor accepts the appointment.

Optional Prepayment

       All outstanding securities will be prepaid in whole, but not in part, on the Payment Date that the servicer exercises its option to purchase the receivables. The servicer has the option to purchase the receivables when the Pool Balance has declined to 10% or less of the Initial Pool Balance, as described in the prospectus under “Description of the Receivables Sale Agreements — Termination.” The servicer may exercise this option only if the purchase price is sufficient to pay all the securities in full, including accrued and unpaid interest and interest on any past due interest at the interest rate on the applicable securities to the extent lawful. Upon such purchase, your securities will be prepaid in full.

DESCRIPTION OF THE CERTIFICATES

       The trust will issue the certificates in fully registered, certificated form under the trust agreement. The following summary describes certain terms of the trust agreement and the certificates. This summary is not a complete description of all of the provisions of the trust agreement and the certificates. A copy of the trust agreement will be filed with the SEC after the trust issues the securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement. You can find more information about the certificates and the trust under “Description of the Certificates” and “Certain Information Regarding the Securities” in the prospectus and “Description of the Receivables Sale Agreements” in the prospectus and in this prospectus supplement.

Distributions of Interest Income

       On each Payment Date, commencing April 15, 2003, the certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance of their certificates at the applicable interest rate on the certificates.

       Interest will accrue —

•	from and including the Closing Date (in the case of the first Payment Date); or

•	from and including the fifteenth day of the calendar month preceding each Payment Date to but excluding the fifteenth day of the following calendar month.

       Interest is Calculated 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

       Unpaid Interest Accrues. Interest distributions due for any Payment Date but not distributed on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at the rate of interest on the certificates to the extent lawful.

       Application of Funds to Make Distributions on the Certificates. After payment of the Servicing Fee, reimbursement of Advances made by the servicer, payment of any Net Swap Payments and payments on the notes as described under “Description of the Receivables Sale Agreements — Distributions” in this prospectus supplement, the trust will make distributions on the certificates from collections on the receivables deposited to the Collection Account with respect to the preceding Collection Period, any Advances made by the servicer, any Net Swap Receipts from the swap counterparties and any amounts withdrawn from the Reserve Account and deposited to the Collection Account.

Distributions of Principal Payments

       The Trust Will Distribute Principal on the Certificates Only After Principal on the Notes Is Fully Paid. Certificateholders will be entitled to receive principal payments on each Payment Date, commencing with the Payment Date on which all of the notes have been paid in full. The amount of principal payments generally will equal the Principal Distribution Amount, after giving effect to any portion of that amount payable to noteholders. The trust will make distributions of principal to the certificateholders to the extent that amounts are remaining after it pays in full all amounts that rank senior to such component in accordance with the priorities described in “Description of the Receivables Sale Agreements — Payments and Distributions” in this prospectus supplement.

       Priority of Principal Distributions. Distributions with respect to principal of the certificates will be made from funds on deposit in the Certificate Principal Account until the Certificate Balance has been paid in full.

       Following the occurrence of an Event of Default that results in acceleration of the notes, the noteholders will be entitled to be paid all interest and principal in full and each swap counterparty will be entitled to any Net Swap Payments and swap termination payments before any distributions of interest or principal may be made on the certificates. See “Description of the Receivables Sale Agreements — Payments and Distributions” in this prospectus supplement.

DESCRIPTION OF THE INTEREST RATE SWAPS

       The trust will enter into Interest Rate Swaps with swap counterparties. Each such swap counterparty will have (or the institution guaranteeing such swap counterparty obligation will have) ratings at least equal to (i) a long term unsecured debt rating of “A” or a short term unsecured debt rating of “F1” by Fitch, (ii) a long term unsecured debt rating of “A-” and a short term unsecured debt rating of “A-1” by S&P (or if it has no short term unsecured debt rating, a long term unsecured debt rating of “A+”) and (iii) a long term unsecured debt rating of “A1” and a short term unsecured debt rating of “P-1” by Moody’s (or if it has no short term unsecured debt rating, a long term unsecured debt rating of “Aa3”). On the Closing Date the trust will enter into Interest Rate Swaps with Bank One, NA and Morgan Stanley Capital Services Inc., each as a swap counterparty. The following summary describes certain terms of the Interest Rate Swaps. This summary is not a complete description of all of the provisions of the Interest Rate Swaps. Copies of the Interest Rate Swaps will be filed with the SEC after the trust issues the securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the Interest Rate Swaps. We refer you to those documents.

       The Interest Rate Swaps will hedge the floating interest rates on the Floating Rate Notes. The aggregate initial notional amount of the Interest Rate Swaps will equal the aggregate principal amount of the Floating Rate Notes on the Closing Date.

Terms of the Interest Rate Swaps

       Net Payments. Under the Interest Rate Swaps with Morgan Stanley Capital Services Inc. as swap counterparty, the trust will be obligated to pay to Morgan Stanley Capital Services Inc. (1) a rate of 1.374% on a notional amount equal to the aggregate outstanding principal balance of the Class A-2b Notes and (2) a rate of 1.895% on a notional amount equal to the aggregate outstanding principal balance of the Class A-3b Notes, and Morgan Stanley Capital Services Inc. will be obligated to pay to the trust a rate equal to the interest rate on the Class A-2b Notes and the Class A-3b Notes, as applicable, for the preceding Interest Accrual Period on a notional amount equal to the aggregate outstanding principal balance of the Class A-2b Notes or the Class A-3b Notes, as applicable. Under the Interest Rate Swap with Bank One, NA as swap counterparty the trust will be obligated to pay to Bank One, NA a rate of 2.8125% on a notional amount equal to the aggregate outstanding principal balance of the Class B-2 Notes, and Bank One, NA will be obligated to pay to the trust a rate equal to the interest rate on the Class B-2 Notes for the preceding Interest Accrual Period on a notional amount equal to the aggregate outstanding principal balance of the Class B-2 Notes.

       Payments on each Interest Rate Swap will be exchanged on a net basis. The net amount owed by the trust to a swap counterparty on a payment date, if any, is a “Net Swap Payment” and the net amount owed by a swap counterparty to the trust, if any, is a “Net Swap Receipt,” in each case excluding any swap termination payments.

       The obligations of the trust under the Interest Rate Swaps are secured under the indenture. The obligations of each swap counterparty under the applicable Interest Rate Swap are unsecured except under the circumstances described below in this section.

       Early Termination of an Interest Rate Swap. If an event of default specified in an Interest Rate Swap occurs, the non-defaulting party may elect to terminate that Interest Rate Swap. These events include failure to make payments due under that Interest Rate Swap and the occurrence of certain bankruptcy and insolvency events.

       An Interest Rate Swap also may be terminated if a termination event other than an event of default specified in the Interest Rate Swap occurs. These termination events include:

•	illegality,

•	an acceleration of the notes resulting from an Event of Default and a liquidation of the receivables pool,

•	the making of an amendment to the Receivables Sale Agreements or to the indenture that adversely affects the swap counterparty without its consent, and

•	failure of the swap counterparty, within 30 days of the date such swap counterparty’s credit rating ceases to be rated at the level required by the Rating Agencies to maintain the then-current ratings on the notes, or within 30 days of the date such swap counterparty’s credit support is no longer deemed adequate by the Rating Agencies to support such ratings, to (a) post collateral, (b) assign its rights and obligations under the applicable Interest Rate Swap agreement to a substitute swap counterparty, (c) obtain a guaranty by an institution with the requisite ratings or (d) establish other arrangements satisfactory, in each case, to maintain the ratings of the notes.

       If an Interest Rate Swap is terminated due to an event of default or a termination event thereunder, a termination payment may be due (1) to the swap counterparty by the trust based on the aggregate principal balances of the Class A Notes and the amount of the swap termination payment (which termination payment is limited to the amount received by the trust from a replacement swap counterparty if the termination relates to a downgrade or withdrawal of such swap counterparty’s credit rating followed by a failure by such swap counterparty to take remedial action to maintain the ratings of the securities) or (2) to the trust by such swap counterparty. The amount of any such termination payment will be determined by the method set forth in the applicable Interest Rate Swap. Any such termination payment could be substantial if market rates or other conditions have changed materially. Any swap termination payments payable by the trust will be payable in the priority described under “Description of the Receivables Sale Agreements — Priority of Payments” in this prospectus supplement.

       Promptly following the early termination of an Interest Rate Swap due to an event of default or termination event thereunder, the administrator on behalf of the trust is required to use reasonable efforts to enter into a replacement Interest Rate Swap on similar terms with an eligible swap counterparty unless an Event of Default has occurred and the indenture trustee liquidates the receivables pool.

       For further discussion of termination payments under the Interest Rate Swaps you should read “Risk Factors — Risks associated with interest rate hedging arrangements” in the prospectus.

Description of the Swap Counterparties

       Morgan Stanley Capital Services Inc. Morgan Stanley Capital Services Inc. (“Morgan Stanley Capital”) is a wholly-owned, unregulated subsidiary of Morgan Stanley, incorporated in Delaware in 1985. Morgan Stanley Capital engages in over-the-counter derivatives business, including but not limited to interest rate swaps, currency swaps, total return swaps, equity index swaps, and credit default swaps.

       Morgan Stanley will guarantee Morgan Stanley Capital’s obligations under the interest rate swaps. Moody’s rates the senior debt of Morgan Stanley as “Aa3” and the commercial paper as “P-1”. Further information with respect to such ratings may be obtained from Moody’s. S&P rates the senior debt of Morgan Stanley as “A+” and the commercial paper as “A-1”. Further information with respect to such ratings may be obtained from S&P. Fitch rates the senior debt of Morgan Stanley as “AA-” and the commercial paper as “F1+”. Further information with respect to such ratings may be obtained from Fitch.

       The information in this subsection has been provided by Morgan Stanley Capital for use in this prospectus supplement. The information concerning Morgan Stanley Capital and Morgan Stanley contained herein is furnished solely to provide limited introductory information regarding Morgan Stanley Capital and Morgan Stanley and does not purport to be comprehensive. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of the information of this subsection.

       Bank One, NA. Bank One, NA (the “Bank”) is a national banking association organized under the laws of the United States, and its principal executive offices are located in Chicago, Illinois. The Bank is a wholly-owned subsidiary of Bank One Corporation (the “Corporation”) and is engaged in a general commercial banking business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of September 30, 2002 the Bank had consolidated assets of $206.2 billion, consolidated deposits of $133.9 billion and shareholder’s equity of $15.8 billion based on regulatory accounting principles.

       The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Chicago, Illinois. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

       Moody’s rates the Bank’s long-term certificates of deposit as “Aa2” and short-term certificates of deposit as “P-1”. Further information with respect to such ratings may be obtained from Moody’s. S&P rates the Bank’s long-term certificates of deposit “A+” and its short-term certificates of deposit as “A-1”. Further information with respect to such ratings may be obtained from S&P. Fitch rates the Bank’s long-term certificates of deposit as “AA-” and short term certificates of deposit as “F1+”. Further information with respect to such ratings may be obtained from Fitch.

       The information in this subsection related to the Bank and the Corporation and has been obtained from the Bank for use in this prospectus supplement. The information concerning the Bank and the Corporation contained herein is furnished solely to provide limited introductory information regarding the Bank and the Corporation and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above. The provision of such information does not create any implication that there has been no change in the affairs of the Bank or the Corporation since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of the information in this subsection.

DESCRIPTION OF THE RECEIVABLES SALE AGREEMENTS

       The following summary describes certain terms of the Receivables Sale Agreements. This summary is not a complete description of all of the provisions of the Receivables Sale Agreements. A copy of the Receivables Sale Agreements will be filed with the SEC after the trust issues the securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Sale Agreements. You can find more information about the Receivables Sale Agreements in the prospectus under “Description of the Receivables Sale Agreements.”

Bank Accounts

       Accounts of the Trust. In addition to the bank accounts referred to under “Description of the Receivables Sale Agreements — Servicing” in the prospectus —

•	the indenture trustee will establish the Principal Distribution Account;

•	the owner trustee will establish the Certificate Interest Distribution Account and the Certificate Principal Distribution Account; and

•	the seller will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the securityholders.

       Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts on deposit in the Payahead Account are held for the benefit of obligors who have paid ahead a payment or a payment before its due date until the servicer applies those amounts when the payment is due.

Servicing Compensation and Expenses

       The servicer is entitled to receive the Servicing Fee on each Payment Date. On each Payment Date, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid only to the extent of the funds on deposit in the Collection Account with respect to the related Collection Period. The servicer also is entitled to retain the Supplemental Servicing Fee and to receive earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust. See “Description of the Receivables Sale Agreements — Servicing” in the prospectus.

Rights Upon Event of Servicing Termination

       If an Event of Servicing Termination occurs, the indenture trustee or the holders of not less than a majority of the principal amount of the Controlling Class (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) may remove the servicer without the consent of any other securityholders.

Waiver of Past Events of Servicing Termination

       Except for a failure to make any required deposits to or payments from any bank account, a majority of the principal amount of the Controlling Class (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) generally may waive any Event of Servicing Termination. This waiver may be made without the consent of any other securityholders.

Payments and Distributions

       Deposits to the Collection Account. On or before each Payment Date, the servicer will remit all collections on receivables, Actuarial Advances, Simple Interest Advances and other amounts constituting the Available Collections to the Collection Account. See “Description of the

Receivables Sale Agreements — Sale and Assignment of Receivables” and “— Servicing” in the prospectus.

       Ford Credit generally will be required to remit collections it receives on the receivables to the Collection Account within two Business Days of receipt. However, if Ford Credit’s short term unsecured debt is rated at least “P-1” by Moody’s, “A-1” by S&P and “F1” by Fitch Ratings, Ford Credit may remit collections on the Business Day preceding each Payment Date (or, with Rating Agency Confirmation, on each Payment Date). If Ford Credit’s short term unsecured debt rating does not satisfy the levels specified by one or more of the Rating Agencies but Ford Credit makes other arrangements and obtains a Rating Agency Confirmation from each Rating Agency that rates Ford Credit lower than the ratings stated above, Ford Credit may remit collections on an alternative remittance schedule but not later than the related Payment Date. Ford Credit’s ratings currently do not satisfy the specified levels, and Ford Credit will remit collections on a daily basis unless it obtains such Rating Agency Confirmation. If Ford Credit is not the servicer or an Event of Servicing Termination occurs, the servicer will be required to remit collections within two Business Days of receipt. Pending deposit into the Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. Ford Credit’s current short term unsecured debt ratings are:

Ford Credit’s Short Term
Rating Agency	Unsecured Debt Ratings
Moody’s	“P-2”
S&P	“A-2”
Fitch Ratings	“F2”

       On each Payment Date, each swap counterparty will deposit the Net Swap Receipt, if any, and any swap termination payment payable by such swap counterparty to the Collection Account.

       On or before each Payment Date, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Excess Amount.

       In addition, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account the amounts specified in “— Reserve Account — Withdrawals from Reserve Account.”

SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION

ON ANY PAYMENT DATE

       Priority of Payments. On each Payment Date, the servicer will instruct the indenture trustee to make the following deposits, distributions and payments to the extent of funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date (including funds, if any, deposited in the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority:

(1)	to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	to each swap counterparty, any Net Swap Payments payable to such swap counterparty;

(3)	pro rata and with the same priority in accordance with the aggregate principal balance of the Class A Notes and the amount of any swap termination payments due and payable by the trust to the Class A Swap Counterparties:

(a)	to the Class A noteholders —

(i)	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A noteholders on the preceding Payment Date; and

(ii)	the amount of interest payable to the Class A noteholders on prior Payment Dates less the amounts actually paid to the Class A noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(b)	to each Class A Swap Counterparty, the amount of any swap termination payments due under the applicable Class A Interest Rate Swap; provided, that if any amounts allocable to the Class A Notes are not needed to pay interest due on such notes as of such Payment Date, such amounts will be applied to pay to the Class A Swap Counterparties the portion, if any, of any swap termination payment remaining unpaid under the Class A Interest Rate Swaps;

(4)	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(5)	pro rata and with the same priority in accordance with the aggregate principal balance of the Class B Notes and the amount of any swap termination payments due and payable by the trust to the Class B Swap Counterparty:

(a)	to the Class B noteholders —

(i)	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B noteholders on the preceding Payment Date; and

(ii)	the amount of interest payable to the Class B noteholders on prior Payment Dates less the amounts actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(b)	to the Class B Swap Counterparty, the amount of any swap termination payments due under the Class B Interest Rate Swap; provided that if any amounts allocable to the Class B Notes are not needed to pay interest due on such notes as of such Payment Date, such amounts will be applied to pay to the Class B Swap Counterparty the portion, if any, of any swap termination payment remaining unpaid under the Class B Interest Rate Swap;

(6)	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

(7)	to the Class C noteholders —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class C noteholders on the preceding Payment Date; and

(b)	the amount of interest payable to the Class C noteholders on prior Payment Dates less the amounts actually paid to the Class C noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(8)	to the Principal Distribution Account, the Third Priority Principal Distribution Amount, if any;

(9)	to the Certificate Interest Distribution Account —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class D Certificates at the interest rate on such certificates on the Certificate Balance as of the previous Payment Date after giving effect to all payments of principal to the Class D certificateholders on the preceding Payment Date; and

(b)	the amount of interest payable to the Class D certificateholders on prior Payment Dates less the amounts actually paid to the Class D certificateholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(10)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

(11)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(12)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

HOW THE TRUST DISTRIBUTES FUNDS ON A PAYMENT

DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED

       Priority of Payments May Change Upon an Event of Default. If any Event of Default described in the prospectus under “Description of the Notes — The Indenture — Events of Default” occurs and continues, the indenture trustee or the holders of a majority of the principal amount of the Controlling Class may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments as described below.

•	Defaults in Payment of Interest and Principal and Insolvency Resulting in Acceleration of Notes. If an Event of Default consisting of:

—	failure to pay the interest due on notes of the Controlling Class and the failure continues unremedied for a period of 5 days or more,

—	failure to pay principal of any note when it becomes due and payable, or

—	an Insolvency Event or dissolution with respect to the trust occurs that results in an acceleration of the notes, the priority of payments changes and all interest and principal due on the Class A Notes, all Net Swap Payments and all swap termination payments due to the Class A Swap Counterparties must be paid in full before any distributions of interest or principal may be made on the Class B Notes, the Class C Notes and the certificates. If the Class B Notes are the Controlling Class, if an Event of Default or Insolvency Event occurs that results in an acceleration of the notes, the priority of payments changes and all interest and principal due on the Class B Notes, all Net Swap Payments and all swap termination payments due to the Class B Swap Counterparty must be paid in full before any distributions of interest or principal may be made on the Class C Notes and the certificates.

•	Other Defaults Resulting in Acceleration. If any other Event of Default that results in acceleration of the notes occurs, the trust will continue to pay interest on the Class A Notes, the Class B Notes and the Class C Notes and amounts payable to the swap counterparties (including swap termination payments) on each Payment Date in the manner set forth in “— Priority of Payments” above until a liquidation, if any, of the receivables.

•	Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. If any Event of Default that results in acceleration of the notes occurs, the priority of payments changes and the noteholders will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “— Payments and Distributions” and “— Reserve Account” in this prospectus supplement.

       Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default. Following an Event of Default and acceleration of the notes, the trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth in the prospectus and this prospectus supplement under “Description of the Notes — The Indenture — Rights upon Event of Default.” Upon such a liquidation of receivables the Interest Rate Swaps will be terminated and:

•	no amounts will be distributed to the Class B noteholders until all interest and principal due on the Class A Notes has been paid in full, all Net Swap Payments and all swap termination payments due to the Class A Swap Counterparties have been paid in full,

•	no amounts will be distributed to the Class C noteholders until all interest and principal due on the Class B Notes, all Net Swap Payments and all swap termination payments due to the swap counterparties have been paid in full, and

•	no amounts will be distributed to the Class D certificateholders until all interest and principal due on the Class C Notes has been paid in full.

       On and after the Payment Date on which the principal amount of the notes has been paid in full, amounts in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, the Third Priority Principal Distribution Amount, if any, and the Regular Principal Distribution Amount (in each case, after giving effect to any portion thereof payable to noteholders) as described in clauses (4), (6), (8) and (11) in “— Priority of Payments” above will be deposited into the Certificate Principal Distribution Account.

       Overview of How the Trust Distributes Principal. In general, the trust will make principal distributions on the securities under the following circumstances:

—	from amounts received as principal payments on the receivables, purchases of receivables by the seller or the servicer, Liquidation Proceeds allocable to principal and Realized Losses, in each case to the extent that the Pool Balance is less than the aggregate outstanding principal balance on the securities plus the targeted amount of overcollateralization; and

—	on the respective Final Scheduled Payment Dates of the securities to the extent that the principal amounts on the applicable securities were not previously repaid.

       We discuss each of these situations in more detail below.

       As the Pool Balance Declines the Trust Will Make Principal Payments on the Securities. The trust will make principal payments on the securities on Payment Dates that are not Final Scheduled Payment Dates. The formula for the amount of principal payable is structured to maintain a targeted level of overcollateralization. The trust generally will pay principal on the most senior Class of securities outstanding at any time that the aggregate outstanding principal balance of the securities exceeds the Pool Balance, as reduced by the Specified Overcollateralization Amount and by the Yield Supplement Overcollateralization Amount. The amount of that payment generally will be equal to the Regular Principal Distribution Amount. However, where substantial prepayments, late payments on Simple Interest Receivables or Realized Losses occur in a single Collection Period, to the extent that the aggregate outstanding principal balance of the notes exceeds the remaining Pool Balance, a Third Priority Principal Distribution Amount, a Second Priority Principal Distribution Amount or a First Priority Principal Distribution Amount may also be payable.

       Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Payment Dates May Delay Interest Payments on More Subordinate Classes of Securities. The principal amounts on the securities generally are expected to be repaid prior to their Final Scheduled Payment Dates. However, if the principal amount on any Class of securities has not been repaid in full prior to its Final Scheduled Payment Date, any remaining principal amounts on that Class of securities will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior Classes of securities. Interest on more junior Classes of securities may be delayed as a result.

       A substantial amount payable on a Final Scheduled Payment Date generally would occur as a result of slower-than-expected payments on the receivables, including —

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes, Class C Notes or Certificates. The trust will pay principal on the most senior Classes of notes prior to the payment of interest on more subordinate securities in cases where the Pool Balance has decreased to a level that is less than the aggregate outstanding principal balance of the notes less the Yield Supplement Overcollateralization Amount.

•	To the extent that the Pool Balance less the Yield Supplement Overcollateralization Amount has decreased to a level that is less than the aggregate outstanding principal balance of the notes, a Third Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class D Certificates.

•	To the extent that the Pool Balance less the Yield Supplement Overcollateralization Amount has decreased to a level that is less than the aggregate outstanding principal balance on the Class A Notes and the Class B Notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C Notes and the Class D Certificates.

•	To the extent that the Pool Balance less the Yield Supplement Overcollateralization Amount has decreased to a level that is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes, the Class C Notes and the Class D Certificates.

Because of the prioritization of the above amounts, if any of the following events occurs there may be insufficient funds for the trust to make timely payments of interest on more subordinate Classes of securities:

•	substantial losses suffered by the trust as a result of defaults that are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement; or

•	delayed collections on the receivables resulting from slower-than-expected prepayments on the receivables.

       Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. On each Payment Date, the trust will pay out all amounts on deposit in the Principal Distribution Account in the following order of priority:

(1)	to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

(2)	to the Class A-2a noteholders and the Class A-2b noteholders pro rata based on the principal balances of the Class A-2a Notes and the Class A-2b Notes in reduction of principal until the principal amount of the Class A-2a Notes and Class A-2b Notes has been paid in full;

(3)	to the Class A-3a noteholders and the Class A-3b noteholders pro rata based on the principal balances of the Class A-3a Notes and the Class A-3b Notes in reduction of principal until the principal amount of the Class A-3a Notes and Class A-3b Notes has been paid in full;

(4)	to the Class A-4 noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full;

(5)	to the Class B-1 noteholders and the Class B-2 noteholders pro rata based on the principal balances of the Class B-1 Notes and the Class B-2 Notes in reduction of principal until the principal amount of the Class B-1 Notes and Class B-2 Notes has been paid in full;

(6)	to the Class C noteholders in reduction of principal until the principal amount of the Class C Notes has been paid in full;

(7)	to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(8)	to the seller, any funds remaining on deposit in the Principal Distribution Account.

       On each Payment Date, all amounts on deposit in the Certificate Principal Distribution Account will be paid in the following order of priority:

(1)	to the Class D Certificateholders, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(2)	to the seller, any funds remaining on deposit in the Certificate Principal Distribution Account.

Reserve Account

       The seller will establish the Reserve Account with the indenture trustee for the benefit of the securityholders. If amounts on deposit in the Reserve Account are depleted, the securityholders will have no recourse to the assets of the seller or servicer as a source of payment. The Reserve Account will be property of the seller. Although the Reserve Account will not be property of the trust, the trust will have rights to withdraw funds from the Reserve Account as described below.

       Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the seller on the Closing Date in the amount of $14,249,999.73. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

       Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account will decrease —

•	on each Payment Date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such Payment Date;

•	on each Payment Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Payment Date; and

•	on the Final Scheduled Payment Date of any Class of notes or the certificates, by withdrawal of the amount, if any, by which the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Payment Date is insufficient to pay such Class of notes or such Class of certificates in full in accordance with the priorities described above in “— Payments and Distributions.”

       In addition, the trust will withdraw amounts from the Reserve Account on any Payment Date if such amounts together with the Available Funds for such Payment Date would be sufficient to pay the sum of the Servicing Fee and all outstanding securities in full.

       Investment. Amounts on deposit in the Reserve Account will be invested at the direction of the seller in Permitted Investments, and investment earnings (net of losses and investment expenses) will be deposited into the Reserve Account. Permitted Investments generally are limited to obligations or securities that mature on or before the next Payment Date. However, if Rating Agency Confirmation is obtained, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Payment Date and such Permitted Investments will not be sold to meet any shortfalls.

       Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account are available to —

•	enhance the likelihood that the amounts due on your securities will be paid; and

•	decrease the likelihood that you will experience losses on your securities.

       However, the maximum amount on deposit in the Reserve Account is limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the securityholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your securities.

       After making distributions that are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

       After the payment in full, or the provision for payment, of all accrued and unpaid interest on the securities and the outstanding principal amount of the securities, any funds remaining on deposit in the Reserve Account will be paid to the seller.

TAX MATTERS

General

       Upon issuance of the securities, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes and Class B Notes will be treated as debt for U.S. federal income tax purposes and the Class C Notes should be treated as debt for U.S. federal income tax purposes. Purchasers of notes and the trust generally will agree to treat Classes of securities denominated as “notes” as debt for U.S. federal income tax purposes. Opinions of counsel are not binding on the IRS. If the IRS were to argue successfully that a Class of notes should instead be treated as a class of equity in the trust, the consequences described in the prospectus under the heading “Federal Income Tax Matters — Tax Consequences to Holders of Certificates” in the prospectus would apply to such Class. In particular, income to certain tax-exempt holders (including pension trusts) would be taxable as “unrelated business taxable income.” If any Class of notes is sold at a greater than de minimis discount from its stated principal amount, a holder of such Class of notes would be required to include such discount in income on a constant yield basis, regardless of its usual method of accounting. Purchasers of notes, and in particular, of Class B Notes or Class C Notes, are urged to review carefully “Federal Income Tax Matters” in the prospectus and to consult their tax advisors regarding the U.S. federal income tax treatment of such Classes of notes.

ERISA CONSIDERATIONS

The Notes

       The notes generally may be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the notes —

•	are expected to be treated as indebtedness under local law; and

•	should not be deemed to have any “substantial equity features.”

       Without regard to whether the notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition and holding of notes of any Class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the tax code if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the tax code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

       In addition, to the extent applicable, the notes may be made available for purchase by a benefit plan in reliance on administrative exemptions that have been granted by the Department of Labor to Banc One Capital Corporation in Prohibited Transaction Exemption (“PTE”) 95-89, 61 Fed. Reg. 49011 (Sept. 21, 1995) and Banc of America Securities LLC, PTE 96-92, 61 Fed. Reg. 66334 (Dec. 17, 1996), each as amended by PTE 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), and J.P. Morgan Securities, Inc., PTE 90-23, 55 Fed. Reg. 20545 (May 17, 1990), as amended by PTE 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000) and as amended by PTE 2002-19, 67 Fed. Reg., 14979 (March 28, 2002). These exemptions constitute three of the underwriter’s exemptions described in the prospectus in “ERISA Considerations — Underwriter’s Exemption.”

       For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to Ford Financial Services, Inc., and Ford Financial Services, Inc. has agreed to purchase, the entire principal amount of the Class A-1 Notes. Ford Financial Services, Inc. will resell the Class A-1 Notes to investors without registration pursuant to the exemption provided under Section 3(a)(3) of the Securities Act of 1933. Ford Financial Services, Inc. is a wholly owned subsidiary of Ford Credit.

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-2a Notes, Class A-2b Notes, Class A-3a Notes, Class A-3b Notes and Class A-4 Notes set forth opposite its name below:

Class A-2 Note /	Principal	Principal	Principal	Principal	Principal
Class A-3 Note /	Amount of	Amount of	Amount of	Amount of	Amount of
Class A-4 Note	Class A-2a	Class A-2b	Class A-3a	Class A-3b	Class A-4
Underwriters	Notes	Notes	Notes	Notes	Notes

Credit Suisse First Boston LLC	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
Goldman, Sachs & Co.	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
Morgan Stanley & Co. Incorporated	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
ABN AMRO Incorporated	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
Credit Lyonnais Securities (USA) Inc.	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
RBC Dain Rauscher Inc.	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
Scotia Capital (USA) Inc.	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250
TD Securities (USA) Inc.	$62,500,000	$62,500,000	$39,625,000	$69,125,000	$28,406,250

Total	$500,000,000	$500,000,000	$317,000,000	$553,000,000	$227,250,000

       The seller has been advised by the underwriters of the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes and the Class A-4 Notes that they propose initially to offer those Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of those Notes, the public offering prices may change.

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those Underwriters has severally agreed to purchase, the initial principal amount of the Class B Notes set forth below opposite its name.

	Principal	Principal	Principal
	Amount of	Amount of	Amount of
	Class B-1	Class B-2	Class C
Class B Note/Class C Note Underwriters	Notes	Notes	Notes

Credit Suisse First Boston LLC	$13,537,334	$13,537,667	$18,055,000
Goldman, Sachs & Co.	$13,537,333	$13,537,667	$18,055,000
Morgan Stanley & Co. Incorporated	$13,537,333	$13,537,666	$18,055,000

Total	$40,612,000	$40,613,000	$54,165,000

       The seller has been advised by the underwriters of the Class B Notes and the Class C Notes that they propose initially to offer the Class B Notes and the Class C Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class B Notes and the Class C Notes, the public offering prices may change.

       Under the underwriting agreement, the underwriters have agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all the notes. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

       The underwriting discounts and commissions, the selling concessions that the underwriters of the securities may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

		Net
	Underwriting	Proceeds	Selling
	Discount and	to the	Concessions	Reallowance
	Commissions	Seller(1)(2)	not to exceed	not to exceed

Class A-2a Notes	0.125%	99.87080%	0.075%	0.0500%
Class A-2b Notes	0.125%	99.87500%	0.075%	0.0500%
Class A-3a Notes	0.175%	99.80645%	0.105%	0.0700%
Class A-3b Notes	0.175%	99.82500%	0.105%	0.0700%
Class A-4 Notes	0.250%	99.74465%	0.150%	0.0975%
Class B-1 Notes	0.350%	99.64104%	0.210%	0.1375%
Class B-2 Notes	0.350%	99.65000%	0.210%	0.1375%
Class C Notes	0.350%	99.62855%	0.210%	0.1375%
Total for the Offered Notes	$3,814,490.00	$2,228,718,291.40

(1)	Plus accrued interest from March 20, 2003, if any.

(2)	Before deducting expenses payable by the seller estimated at $1,100,000.

       Until the distribution of the Offered Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

       If the underwriters create a short position in the Offered Notes in connection with this offering (that is, they sell more Offered Notes than are underwritten by them), the underwriters may reduce that short position by purchasing Offered Notes in the open market.

       The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Offered Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Offered Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Offered Notes as part of the offering.

       In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

       Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

       The securities are new issues of securities and there currently is no secondary market for the securities. The underwriters for the Offered Notes expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the Offered Notes will develop. If a secondary market for the Offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your securities.

       The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters or their affiliates.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer, the seller and its affiliates.

       The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

       The purchase by the underwriters of each Class of securities to be purchased by them is conditioned on the purchase by the underwriters of each other Class of securities to be purchased by them and on the issuance of all of the securities, including the securities initially retained by the seller.

       Upon receipt of a request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the seller or the underwriter will promptly deliver without charge, a paper copy of the prospectus and prospectus supplement.

LEGAL OPINIONS

       Certain legal and state tax matters relating to the notes will be passed upon for the trust, the seller and the servicer by the Ford Motor Company Office of General Counsel. Certain legal matters relating to the notes and certain federal income tax and other matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Members of the Ford Motor Company Office of General Counsel are full-time employees of Ford Motor Company and may own and hold options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT

       “ABS” means the Absolute Prepayment Model that we use to measure prepayments on receivables.

       “ABS Table” means the table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” beginning on page S-27 of this prospectus supplement.

       “Available Collections” for a Payment Date will be the sum of the following amounts with respect to the Collection Period preceding that Payment Date (subject to the exclusions set forth below such amounts):

•	all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods;

•	all Advances made by the servicer of interest due on the receivables;

•	all Advances, if any, of interest made by the servicer in respect of receivables that were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation that arose during the related Collection Period; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, credit disability, or any partial prepayment that causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the Cutoff Date.

       The Available Collections on any Payment Date will exclude the following:

•	payments received on any receivables to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable and is entitled to reimbursement from such payments;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances for which the servicer is entitled to reimbursement;

•	investment earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust; and

•	amounts constituting the Supplemental Servicing Fee.

       “Available Funds” for a Payment Date shall be the sum of the Available Collections, the Reserve Account Excess Amount, the Net Swap Receipts on the Interest Rate Swaps, if any, and any swap termination payments paid by a swap counterparty to the extent that such amounts are not used to enter into a replacement interest swap.

       “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

       “Certificate Balance” means, initially, the amount set forth on the cover of this prospectus supplement and, thereafter, means the initial Certificate Balance of the Class D Certificates,

reduced by all amounts allocable to principal previously distributed to the Class D certificateholders.

       “Certificate Interest Distribution Account” means the interest payment account that the owner trustee will create for the benefit of the certificateholders.

       “Certificate Principal Distribution Account” means the principal payment account that the owner trustee will create for the benefit of the certificateholders.

       “Class A Interest Rate Swaps” means the Interest Rate Swaps entered into by the trust and the Class A Swap Counterparty on the Closing Date relating to the Class A-2b Notes and the Class A-3b Notes.

       “Class B Interest Rate Swap” means the Interest Rate Swap entered into by the trust with the Class B Swap Counterparty on the Closing Date relating to the Class B-2 Notes.

       “Class A Swap Counterparty” means Morgan Stanley Capital Services Inc. as the swap counterparty under Interest Rate Swaps relating to the Class A-2b Notes and the Class A-3b Notes.

       “Class B Swap Counterparty” means Bank One, NA as the swap counterparty under the Interest Rate Swap relating to the Class B-2 Notes.

       “Closing Date” means March 20, 2003.

       “Collection Account” means a bank account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

       “Collection Period” means, with respect to the first Payment Date, the calendar month ending on March 31, 2003, and with respect to each subsequent Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

       “Cutoff Date” means the date as of which the seller will transfer the receivables to the trust. The Cutoff Date for this transfer is March 1, 2003.

       “Determination Date” means the Business Day immediately preceding each Payment Date.

       “Final Scheduled Payment Date” for each Class of securities means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

       “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on such preceding Payment Date) over (b) the excess, if any, of (1) the Pool Balance at the end of the Collection Period preceding such Payment Date over (2) the Yield Supplement Overcollateralization Amount; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date for any Class of the Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of that Class of Class A Notes to zero.

       “Fitch Ratings” means Fitch, Inc., doing business as Fitch Ratings, and any successor thereto.

       “Floating Rate Notes” means the Class A-2b Notes, the Class A-3b Notes and the Class B-2 Notes.

       “indenture trustee” means The Bank of New York, a New York banking corporation, in its capacity as indenture trustee under the indenture.

       “Initial Receivables” means the receivables which the seller transfers to the trust on the Closing Date.

       “Interest Period” means:

•	with respect to the Floating Rate Notes and the Class A-1 Notes —

—	in the case of the first Payment Date, the period from and including the Closing Date to but excluding the first Payment Date, or

—	in the case of any other Payment Date, the period from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date; and

•	with respect to the Fixed Rate Notes (other than the Class A-1 Notes) and the certificates —

—	in the case of the first Payment Date, the period from and including the Closing Date to but excluding the fifteenth day of the following calendar month; and

—	in the case of any other Payment Date, the period from and including the fifteenth day of the calendar month preceding such Payment Date, to but excluding the fifteenth day of the following calendar month.

       “Interest Rate Swaps” means the Class A Interest Rate Swaps and the Class B Interest Rate Swap.

       “Moody’s” means Moody’s Investors Service, Inc.

       “Net Swap Payment” has the meaning set forth on page S-37 in this prospectus supplement.

       “Net Swap Receipt” has the meaning set forth on page S-37 in this prospectus supplement.

       “Offered Notes” means collectively the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4 Notes, the Class B-1 Notes, the Class B-2 Notes and the Class C Notes.

       “OID” means original issue discount.

       “owner trustee” means Wachovia Bank of Delaware, National Association, a national banking association, in its capacity as owner trustee under the trust agreement under which the trust is formed.

       “Payahead Account” is a bank account that the servicer will establish in the name of the indenture trustee into which it will deposit Payaheads.

       “Payment Date” means the date on which the trust will pay interest and principal on the securities, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day. The first Payment Date will be April 15, 2003.

       “Pool Balance” will represent the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the Cutoff Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or seller, all for that Collection Period and all Realized Losses for that Collection Period.

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “PRIMUS” means —

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Ford Credit d/b/a as Primus Financial Services.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the indenture trustee for the benefit of the holders of the securities entitled the “Principal Distribution Account” and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means the sum of the Regular Principal Distribution Amount, the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Priority Principal Distribution Amount.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

       “Receivables Sale Agreements” means collectively the purchase agreement, the sale and servicing agreement, the trust agreement and the administration agreement.

       “Record Date”, with respect to any Payment Date means —

•	with respect to the notes, the day immediately preceding the Payment Date or, if the notes are issued as Definitive Notes, the last day of the preceding month;

•	and with respect to the certificates, the last day of the month preceding the Payment Date.

       “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the difference between (i) the greater of (1) the aggregate outstanding principal amount of the Class A-1 Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A-1 Notes on such preceding Payment Date) or the Closing Date, as the case may be, and (2) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all of the certificates as of the preceding Payment Date (after giving effect to any principal payments made on the securities on such preceding Payment Date) or the Closing Date, as the case may be, over (b) the excess, if any, of (x) the Pool Balance at the end of the Collection Period preceding such Payment Date over (y) the Specified Overcollateralization Amount with respect to such Payment Date minus (z) the Yield Supplement Overcollateralization Amount with respect to such Payment Date, and (ii) the sum of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Third Priority Principal Distribution Amount, if any, each with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes and the aggregate Certificate Balance of all of the Certificates on such Payment Date (after giving effect to any principal payments made on the securities on such Payment Date in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Third Priority Principal Distribution Amount, if any); and provided, further, that the Regular Principal Distribution Amount on or after the Final Scheduled Payment Date for the certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the certificates to zero.

       “Reserve Account” means the bank account that the seller will establish in the name of the indenture trustee into which the seller will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals described in the prospectus and this prospectus supplement.

       “Reserve Account Excess Amount”, with respect to any Payment Date, means an amount equal to the excess if any, of —

•	the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Payment Date, over

•	the Specified Reserve Balance with respect to that Payment Date.

       “Reserve Initial Deposit” means the $14,249,999.73 initially deposited into the Reserve Account.

       “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

       “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Payment Date) over (b) the excess, if any of (1) the Pool Balance at the end of the Collection Period preceding such Payment Date over (2) the Yield Supplement Overcollateralization Amount, and (ii) the First Priority Principal Distribution Amount, if any, with respect to such Payment Date; provided, the Second Priority Principal Distribution Amount on or after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “Servicing Fee” means a fee payable to the servicer on each Payment Date for servicing the receivables that is equal to the product of one-twelfth of 1.00% and the Pool Balance as of the first day of the related Collection Period.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Payment Date, the greatest of —

•	$14,249,999.73;

•	1.00% of the Pool Balance at the end of the Collection Period preceding that Payment Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Payment Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Payment Date will not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Payment Date (after giving effect to any principal payments made on the securities on such preceding Payment Date).

       “Specified Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of —

•	the Specified Credit Enhancement Amount with respect to such Payment Date, over

•	the Specified Reserve Balance with respect to such Payment Date.

       “Specified Reserve Balance” means the lesser of —

•	$14,249,999.73; and

•	the sum of the aggregate outstanding principal amount of all the securities as of the preceding Payment Date, after giving effect to any principal payments made on the securities on such preceding Payment Date.

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late fees, prepayment charges, extension fees and other administrative fees and similar charges collected during that Collection Period.

       “swap counterparties” means the Class A Swap Counterparty and the Class B Swap Counterparty.

       “tax code” means the Internal Revenue Code of 1986, as amended.

       “Third Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the notes as of the preceding Payment Date (after giving effect to any principal payments made on the notes on such preceding Payment Date) over (b) the excess, if any of (1) the Pool Balance at the end of the Collection Period preceding such Payment Date over (2) the Yield Supplement Overcollateralization Amount, and (ii) the sum of (a) the First Priority Principal Distribution Amount, if any, with respect to such Payment Date and (b) the Second Priority Principal Distribution Amount, if any, with respect to such Payment Date; provided, the Third Priority Principal Distribution Amount on or after the Final Scheduled Payment Date for the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

       “Total Required Payment” means, on any Payment Date, the sum of —

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	any Net Swap Payment and any swap termination payments due and payable to a swap counterparty;

•	all interest payable on the Class A Notes, including any accrued interest and interest on accrued interest;

•	the First Priority Principal Distribution Amount, if any;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any;

•	all interest payable on the Class C Notes, including any accrued interest and interest on accrued interest;

•	the Third Priority Principal Distribution Amount, if any; and

•	all interest payable on the certificates, including any accrued interest and interest on accrued interest;

provided, however, that following the occurrence and during the continuation of an Event of Default that results in an acceleration of the notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment will mean the sum of —

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	any Net Swap Payment and any swap termination payments due and payable to the swap counterparties;

•	all interest payable on the Class A Notes, including any accrued interest thereon;

•	all interest payable on the Class B Notes, including any accrued interest thereon;

•	all interest payable on the Class C Notes, including any accrued interest thereon; and

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

       “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

       “Yield Supplement Overcollateralization Amount” means, with respect to any Payment Date, the amount specified below with respect to such Payment Date:

Closing Date	$142,347,529.14
April 2003	136,432,645.78
May 2003	130,654,960.72
June 2003	125,015,237.87
July 2003	119,514,007.74
August 2003	114,151,791.36
September 2003	108,928,973.89
October 2003	103,845,833.59
November 2003	98,902,499.59
December 2003	94,099,116.05
January 2004	89,436,099.87
February 2004	84,914,017.96
March 2004	80,533,480.93
April 2004	76,295,076.09
May 2004	72,199,333.25
June 2004	68,246,656.79
July 2004	64,437,113.97
August 2004	60,770,661.74
September 2004	57,246,908.82
October 2004	53,865,626.91
November 2004	50,626,868.72
December 2004	47,530,098.47
January 2005	44,569,072.00
February 2005	41,735,802.31
March 2005	39,023,321.35
April 2005	36,425,691.20
May 2005	33,940,404.78
June 2005	31,564,211.68
July 2005	29,294,196.75
August 2005	27,128,593.91
September 2005	25,066,330.22
October 2005	23,105,827.36
November 2005	21,245,317.06
December 2005	19,482,709.79
January 2006	17,813,876.87
February 2006	16,233,923.41
March 2006	14,738,331.16
April 2006	13,323,986.37
May 2006	11,990,957.64
June 2006	10,739,087.78
July 2006	9,568,264.80
August 2006	8,478,366.17
September 2006	7,468,982.56
October 2006	6,539,253.98
November 2006	5,687,979.79
December 2006	4,913,104.97
January 2007	4,206,615.26
February 2007	3,564,505.07
March 2007	2,984,195.46
April 2007	2,464,947.70
May 2007	2,006,662.55
June 2007	1,608,805.54
July 2007	1,270,485.10
August 2007	990,816.32
September 2007	768,627.28
October 2007	598,553.40
November 2007	470,978.67
December 2007	374,367.16
January 2008	301,626.55
February 2008	248,193.68
March 2008	205,792.50
April 2008	167,372.12

May 2008	$132,958.07
June 2008	102,574.44
July 2008	76,235.96
August 2008	53,954.45
September 2008	35,737.85
October 2008	21,508.23
November 2008	11,162.02
December 2008	4,586.10
January 2009	1,143.11

       The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each receivable equal to the excess, if any, of —

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable, over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at 6%.

For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

Before you purchase any of the securities, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 7 of this prospectus and the risk factors set forth in the prospectus supplement.

The securities will represent interests in or obligations of the trust only and will not represent interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

This prospectus may be used to offer and sell any of the securities only if accompanied by the prospectus supplement for the trust.

Ford Credit Auto Trusts

Asset Backed Notes

Asset Backed Certificates

Ford Credit Auto Receivables Two LLC	Ford Motor Credit Company
Seller	Servicer

The trusts

We will form a new trust for each transaction.

Each trust will issue asset-backed securities consisting of notes and certificates in one or more Classes.

The assets of each trust will consist of:

•	a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks;

•	related assets including:

—	collections on the receivables represented by those contracts;

—	security interests in the financed vehicles;

—	proceeds from claims on related insurance policies; and

—	rights in the agreements and related property identified in the prospectus supplement.

The securities —

•	will be asset-backed securities payable only from the assets of the trust;

•	may benefit from one or more forms of credit or payment enhancement; and

•	will consist of:

—	notes (that will be obligations of the trust); and

—	certificates (that will be undivided beneficial interests in the trust).

The amount, price and terms of each offering of securities will be determined at the time of sale and is described in the prospectus supplement attached to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2002

Reading this Prospectus and the Prospectus Supplement	3
Summary	4
Risk Factors	7
The Trusts	15
The Trust Property	15
Administration Agreement	16
The Trustee	16
The Servicer	16
Ford Credit	16
The Receivables	17
Origination	17
Underwriting	17
Subvention	18
Servicing and Collections	18
Repossession and Write-offs	19
Criteria for Selecting the Receivables	19
Simple Interest Receivables	19
Actuarial Receivables	20
Final Payment Receivables	20
Low and Zero APR Receivables	20
Specific Information About the Receivables in the Prospectus Supplement	20
The Seller	21
Description of the Seller	21
Bankruptcy Considerations	21
Use of Proceeds	22
Maturity and Prepayment Considerations	22
Description of the Notes	23
Principal and Interest on the Notes	23
The Indenture	24
The Indenture Trustee	29
Description of the Certificates	29
Distributions of Principal and Interest	30
Modification of Trust Agreement	30
List of Certificateholders	31
Certain Information Regarding the Securities	31
Fixed Rate Securities	31
Floating Rate Securities	31
Book-Entry Registration	32
Reports to Securityholders	33
How to Compute the Amount Outstanding on Your Securities	34
Description of the Receivables Sale Agreements	35
Sale and Assignment of Receivables	35
Servicing	36
Payments and Distributions	40
Credit and Payment Enhancement	40
Statements to Trustee and Indenture Trustee	42
Evidence as to Compliance	42
Certain Matters Regarding the Servicer	42
Events of Servicing Termination	43
Rights Upon Event of Servicing Termination	43
Waiver of Past Events of Servicing Termination	44
Amendment	44
Termination	45
Some Important Legal Issues Relating to the Receivables	45
Security Interests in Vehicles	45
Repossession	47
Notice of Sale; Cure Rights	47
Deficiency Judgments and Excess Proceeds	47
Consumer Protection Laws	48
Other Limitations	49
Transfers of Financed Vehicles	49
Federal Income Tax Matters	50
Scope of the Tax Opinions	51
Tax Characterization of the Trust	51
Tax Consequences to Holders of the Notes	52
Tax Consequences to Holders of Certificates	56
Certain U.S. Federal Income Tax Documentation Requirements	61
State Tax Matters	61
Michigan Tax Consequences	61
ERISA Considerations	62
Prohibited Transaction Considerations	63
Investment in Notes	63
Investment in Certificates	64
Underwriter’s Exemption	64
Publicly Offered Securities Exception	66
Special Considerations Applicable to Insurance Company General Accounts	66
Benefit Plan Investors Not Subject to ERISA or the Tax Code	66
General Investment Considerations	67
Plan of Distribution	67
Legal Opinions	68
Where You Can Find More Information	68
Incorporation of Certain Documents by Reference	68
Glossary of Terms for the Prospectus	70
ANNEX I — Global Clearance and Settlement Procedures	I-1

READING THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the securities to be issued by the trusts, some of which may not apply to securities issued by a particular trust, including your securities.

The prospectus supplement will describe the specific terms of the particular trust and the securities it issues, including:

•	the timing and amount of interest and principal payments;

•	information about the receivables;

•	information about credit and payment enhancement for each offered security;

•	credit ratings of the securities; and

•	the method for selling the securities.

If the terms of the securities described in this prospectus vary from the terms described in the prospectus supplement, you should rely on information on the securities provided in the prospectus supplement. You should rely solely on information provided in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information.

This prospectus and the prospectus supplement begin with several introductory sections that provide information about the trust and the securities in abbreviated form, followed by more complete descriptions. The introductory sections are:

•	Summary — gives an overview of the terms of the securities; and

•	Risk Factors — describes briefly some of the risks of investing in the securities.

We have included cross references in the introductory sections that will direct you elsewhere in this prospectus or the prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page 70 of this prospectus.

SUMMARY

       The following summary is a short description of the information in this prospectus and provides an overview of the relevant terms of the securities. For that reason, this summary does not contain all of the information that may be important to you nor does it describe all of the terms of the securities. To fully understand the terms of the offering of the securities, you will need to read the entire prospectus and prospectus supplement.

The Trusts

The seller will form a separate trust for each transaction. Each trust will be a Delaware business trust or a common law trust created by a trust agreement between the seller and the trustee.

The Seller

Ford Credit Auto Receivables Two LLC, a Delaware limited liability company. The seller is a special purpose company wholly owned by Ford Motor Credit Company.

The Servicer

Ford Motor Credit Company, a Delaware corporation. The servicer is a wholly owned subsidiary of Ford Motor Company.

The Trustees

Each prospectus supplement will specify:

•	the trustee of the trust; and

•	the indenture trustee for the notes.

The Securities

Notes

Each trust will issue one or more Classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

The priority of payments between Classes of notes and between the notes and certificates will be described in the prospectus supplement.

Certificates

Each trust may issue one or more Classes of certificates. The certificates will be governed by a trust agreement.

Payments on the certificates will be subordinated to payments on the notes to the extent described in the prospectus supplement. The priority of payments between Classes of certificates will be described in the prospectus supplement.

Terms of the Securities

The terms of each Class of securities will be described in the prospectus supplement including:

•	the principal amount or certificate balance;

•	either the rate of interest or the method of determining the rate of interest. The rate of interest on the securities may be fixed, variable or adjustable; and

•	the final scheduled payment date.

A Class of notes may differ from other Classes of notes and a Class of certificates may differ from other Classes of certificates in certain respects including:

•	the timing and priority of payments;

•	the method of allocation of any losses;

•	the interest rate or formula;

•	the amount of principal or interest payments;

•	the minimum denomination;

•	whether principal and/or interest payments may be delayed or not made at all upon the occurrence of certain events and the related consequences; and

•	whether payments of principal and interest may be made solely from designated portions of the receivables.

The notes will be available only in book-entry form.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

The trust may be permitted to issue additional notes (variable pay term notes or variable pay revolving notes) on dates specified in the prospectus supplement and use the proceeds to repay certain Classes of notes prior to their final scheduled payment date.

Optional Prepayment

The servicer has the option to purchase the receivables of the trust on any payment date that the aggregate principal balance of the receivables has declined to or below the percentage specified in the prospectus supplement of the initial aggregate principal balance of the receivables on the cutoff date or other date specified in the prospectus supplement. Upon such purchase, your securities will be prepaid in full.

For more information about the servicer’s purchase option, you should read “Description of the Receivables Sale Agreements — Termination” in this prospectus and in the prospectus supplement.

The Receivables

Ford Credit regularly purchases retail installment sale contracts that meet its credit underwriting standards from various motor vehicle dealers. On the closing date, Ford Credit will sell the contracts selected as the receivables to the seller. The seller will then sell those receivables to the trust on the closing date pursuant to a sale and servicing agreement. The prospectus supplement will describe the receivables sold to the trust on the closing date and the conditions, if any, under which the seller will sell additional receivables to the trust.

For a more detailed description of the receivables, including the criteria they must meet, you should read “The Receivables” in this prospectus and in the prospectus supplement.

The Trust Property

The primary assets of each trust will be a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks. We refer to these contracts as the “receivables” and to the underlying vehicles as “financed vehicles.” We refer to the purchasers of the financed vehicles as the “obligors.”

In addition to the receivables, each trust will own assets related to the receivables, including:

•	collections on the receivables;

•	security interests in the financed vehicles;

•	proceeds from claims on related insurance policies; and

•	rights in the agreements and other property identified in the prospectus supplement.

For more information about the trust property, you should read “The Trusts — The Trust Property” in this prospectus and “The Trust” in the prospectus supplement.

Credit and Payment Enhancement

The trust may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are called “credit enhancement.” Credit enhancement may consist of one or more of the following:

•	“overcollateralization,” or the aggregate principal balance of the receivables in excess of the principal amount of securities issued;

•	subordination of one or more Classes of securities;

•	one or more reserve accounts;

•	“excess spread,” or interest earned on the receivables in excess of the amount required to be paid on the securities;

•	letters of credit or other credit facilities;

•	surety bonds;

•	guaranteed investment contracts or guaranteed rate agreements;

•	repurchase obligations; or

•	other agreements for third party payments or other support.

In addition, the trust may include features designed to ensure the timely payment of amounts owed to holders of the securities. These features are called “cash flow enhancement” or “payment enhancement.” Payment enhancement may include one or more of the following:

•	yield supplement arrangements;

•	liquidity facilities;

•	cash deposits;

•	interest rate hedging arrangements; or

•	other agreements or arrangements for third party payments or other support.

The prospectus supplement will describe the credit or payment enhancement applicable to securities issued by the trust and any limitations and exclusions applicable to a Class of securities.

For more information about enhancement, you should read “Description of the Receivables Sale Agreements — Credit and Payment Enhancement” in this prospectus.

Servicing of the Receivables

Servicing and Compensation

Ford Credit will act as servicer for the receivables. The servicer is responsible for making collections on the receivables, administering defaults and delinquencies, maintaining custody of the receivables and otherwise servicing the receivables. The trust will pay the servicer a monthly servicing fee equal to a percentage of the outstanding principal balance of the receivables. The amount of the fee will be specified in the prospectus supplement. The servicer also will be entitled to retain as a supplemental servicing fee any late fees, prepayment charges, extension fees and other administrative fees or similar charges collected during each month. The servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust.

For more information about the servicing of the receivables, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus.

Servicer Advances for Certain Late Payments

The servicer will be obligated to advance to the trust scheduled payments due on any receivable but not collected in a collection period (other than principal of simple interest receivables and unless otherwise provided in the prospectus supplement, the principal portion of the final payment on final payment receivables). The servicer will not be required to make any advance (other than the advance of an interest shortfall arising from a receivable prepaid in full or arising from a monthly payment on a simple interest receivable received prior to its due date) if it does not expect to recover the advance from the obligor. The trust will reimburse the servicer for advances from subsequent collections on the related receivable or, if a receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on such receivable is unlikely, from collections on all the receivables.

For more information about advances by the servicer, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus.

Repurchase or Advances May Be Required for Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to

•	repurchase the receivable; or

•	advance funds to the trust with respect to the receivable.

For more information about the servicer’s repurchase obligations, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus.

Tax Status

Upon the issuance of securities by the trust:

•	Special Tax Counsel to the trust is required to deliver an opinion that, for federal income tax purposes, the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation; and

•	The Ford Motor Company Office of General Counsel is required to deliver an opinion that the same characterizations would apply for Michigan income and single business tax purposes as for federal income tax purposes.

For more information about tax matters, you should read “Federal Income Tax Matters” and “State Tax Matters” in this prospectus and “Tax Matters” in the prospectus supplement.

ERISA Considerations

Administrators of employee benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and in the prospectus supplement.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the securities.

The absence of a secondary market for the securities could limit your ability to resell the securities	The absence of a secondary market for the securities could limit your ability to resell them. This means that if in the future you want to sell any of your securities before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for your securities. The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any of the securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The assets of each trust are limited and are the only source of payment for the securities	No trust will have any significant assets or sources of funds other than the receivables it owns, related property and any credit or payment enhancement specified in the prospectus supplement. Unless otherwise described in the prospectus supplement, the securities will not be insured or guaranteed by Ford Credit, the seller, the trustee, the indenture trustee, any of their affiliates or any other person or entity. If the credit or payment enhancement for any Class of securities is exhausted, those securities will be paid solely from current distributions on the receivables of the trust and payment on those securities may be delayed or reduced.

Ford Credit and the seller have limited obligations to the trust and will not make payments on your securities	None of the seller, Ford Credit or Ford Motor Company or any of their affiliates is obligated to make any payments on any of the securities or the receivables owned by the trust. However, each of Ford Credit and the seller makes representations and warranties regarding the characteristics of the receivables, and is required to repurchase any receivables that breach a representation or warranty. In addition, the servicer is required to purchase a receivable if the servicer breaches certain of its servicing obligations, including extending the payment schedule of the receivable beyond the date specified in the prospectus supplement. If Ford Credit, the seller or the servicer fails to purchase a receivable that breaches a representation or warranty, payment on your securities may be delayed or reduced.

Subordination may cause some Classes of securities to bear additional credit risk	The rights of the holders of any Class of notes to receive payments of interest and principal may be subordinated to one or more other Classes of notes or to the rights of others such as interest rate hedging counterparties. In addition, the rights of the holders of any Class of certificates to receive payments of interest and principal will be subordinated to one or more Classes of notes, to the rights of others such as interest rate hedging counterparties and may be subordinated to one or more Classes of certificates.

If you hold subordinated Classes of securities you will bear more credit risk than holders of more senior Classes of securities, and you will incur losses, if any, prior to holders of more senior Classes of securities.

Subordination may take the following forms:

• interest payments may be made to the more senior Classes of securities or payments may be made to other parties such as interest rate hedging counterparties before interest payments on subordinated Classes of securities;

• principal payments on the subordinated Classes of securities might not begin until principal of the more senior Classes of securities is repaid in full; and

• during an Event of Default principal and interest payments may be made on the more senior Classes of securities and amounts may be payable to others such as interest rate hedging counterparties before any interest or principal payments are made on subordinated Classes of securities.

Classes of notes may be issued with different interest rates and final scheduled payment dates even though the notes may have the same rating. Interest payments on these Classes of notes may be paid pro rata and with the same priority but principal payments may be sequential. Classes of notes that have a later maturity date will be exposed to the risk of losses on the receivables after other Classes of notes with earlier maturity dates have received most or all of their principal payments, and after a disproportionate amount of credit or payment enhancement may have been applied and not replenished.

The timing and priority of payment, seniority, allocation of losses and method of determining payments on the respective Classes of securities of any trust will be described in the prospectus supplement.

For more information about these credit risks, you should read “Description of the Notes” and “Description of the Certificates” in this prospectus and in the prospectus supplement.

You may suffer losses upon a liquidation of the receivables following an Event of Default	If the receivables of the trust are liquidated following an Event of Default, you may suffer losses if the trust sells the receivables for less than the total amount due on all the securities and due to the swap counterparties. Therefore, upon an Event of Default, payments on your securities could be reduced or delayed.

Failure to pay principal on notes prior to maturity or failure to pay interest on notes other than the Controlling Class will not constitute an Event of Default	Noteholders will not have any right to declare an Event of Default or to cause an acceleration of the notes —

• if they have not received any principal payments before the maturity date of their notes; or

• if they have not received any interest payments when due on their notes unless their Class of notes is the Controlling Class.

For more information about Events of Default, you should read “Description of the Notes — The Indenture” in this prospectus and in the prospectus supplement.

Interests of other persons in the receivables or the financed vehicles could reduce funds available to pay your securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Ford Credit to the seller and the subsequent sale by the seller to the trust. Ford Credit’s accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, by obtaining physical possession of a receivable, another person could acquire an interest in that receivable that is superior to the trust’s interest because the servicer will not segregate or mark the receivables as belonging to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, the collections on that receivable will not be available to make payments on your securities to the extent of such other interest.

Another person could acquire an interest in a financed vehicle that is superior to the trust’s interest because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. If another person acquires an interest in a financed vehicle that is superior to the trust’s interest in the financed vehicle, the proceeds from the sale of the financed vehicle will not be available to make payments on your securities to the extent of such other interest.

The trust’s security interest in the receivables or the financed vehicles could be impaired for one or more of the following reasons:

• Ford Credit has failed to perfect its security interest in a receivable;

• Ford Credit has failed to perfect its security interest in a financed vehicle;

• the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

• the trust may lose its security interest in financed vehicles confiscated by the government; and

• the trust could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the trust.

Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in the financed vehicle or the receivable becomes impaired after the receivable is sold to the trust unless such impairment results from negligence of Ford Credit.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed and payments on your securities also could be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations as described in “Description of the Receivables Sale Agreements — Events of Servicing Termination” in this prospectus.

Bankruptcy of Ford Credit could result in delays in payment or losses on your securities	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the seller was not a “true sale” or the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, payments on your securities may be reduced or delayed due to:

• the “automatic stay” provision of the U.S. Bankruptcy Code that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and other provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

• certain tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that is senior to payments on your securities; and

• the trust not having a perfected security interest in (1) one or more of the financed vehicles or (2) any cash collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a “true sale.”

However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with the assets and liabilities of Ford Credit or that the sale of the receivables to the seller was not a “true sale.” If a court were to conclude that the assets and liabilities of the seller should be consolidated with the assets and liabilities of Ford Credit, or that the sale of the receivables to the seller by Ford Credit was not a “true sale”, or if a filing were made under any Insolvency Law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, payments on your securities could be delayed or reduced.

Receivables that fail to comply with consumer protection laws may be unenforceable resulting in losses on your securities	Many federal and state consumer protection laws regulate consumer contracts including the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. If that happens, payments on your securities may be reduced or delayed. Each of Ford Credit and the seller will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the contracts. If Ford Credit or the seller breaches any of these representations or warranties and it does not cure the breach, the trust’s sole remedy will be to require Ford Credit or the seller to repurchase the affected receivables.

For more information about consumer protection laws, you should read “Some Important Legal Issues Relating to the Receivables — Consumer Protection Laws” in this prospectus.

Risks associated with interest rate hedging arrangements	If the trust issues floating rate securities, it will enter into an interest rate hedging arrangement with a counterparty because the receivables owned by the trust bear interest at fixed rates while the floating rate securities will bear interest at a floating rate. An interest rate hedging arrangement may be in the form of an interest rate swap, interest rate cap or other arrangement.

If the trust enters into an interest rate swap and the floating rate payable by the counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the counterparty in order to make interest payments on the securities without using amounts that would otherwise be used to pay principal on the securities.

If the trust enters into an interest rate swap and the floating rate payable by the counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the counterparty. The counterparty will have a claim on the assets of the trust for the net amount due to the counterparty under the interest rate hedging arrangement. The counterparty’s claim for payments other than termination payments may be higher in priority than payments on your securities.

If the counterparty fails to make any payments required under an interest rate hedging arrangement when due, payments on your securities may be reduced or delayed.

An interest rate hedging arrangement generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an Event of Default that results in acceleration of the notes and liquidation of the pool of receivables, the making of an amendment to the Receivables Sale Agreements or to the indenture that adversely affects the counterparty without its consent, or the failure of the counterparty to post collateral, assign the interest rate hedging arrangement to an eligible substitute counterparty or take other remedial action if the counterparty’s credit ratings drop below the levels required by each of the Rating Agencies sufficient, in each case, to maintain the then-current ratings of the Classes of securities specified in the prospectus supplement. Upon termination of an interest rate hedging arrangement, a termination payment may be due to the trust or due to the counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your securities may be reduced or delayed.

If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate hedging arrangement. If the trust has floating rate securities outstanding and does not have an interest rate hedging arrangement in place for that floating rate exposure, the amount available to pay principal and interest on your securities may be reduced or delayed.

Changes in the rating of a counterparty may affect the ratings of the securities	If the trust enters into any interest rate hedging arrangement, the Rating Agencies will consider the provisions of the interest rate hedging arrangement and the rating of the counterparty in rating the securities. If a Rating Agency downgrades the rating of the counterparty it also is likely to downgrade the ratings of one or more Classes of the securities unless other arrangements satisfactory to that Rating Agency are instituted. Any downgrade in the rating of the securities could have severe adverse consequences on the liquidity or market value of the securities.

You may have to reinvest your principal at a lower rate of return because of prepayments on the securities	Prepayments on the receivables will result in prepayments on your securities. If your securities are prepaid earlier than expected, you may not be able to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on your securities.

An obligor may prepay a receivable in whole or in part at any time. The prospectus supplement will specify whether partial prepayments are remitted to the trust or treated as payaheads. Prepayments also may occur as a result of:

• liquidations due to default;

• repurchases by Ford Credit or the seller relating to breaches of representations or warranties with respect to the receivables;

• purchases by the servicer relating to breaches of servicing covenants with respect to the receivables;

• receipts of proceeds from claims on any physical damage, credit life or other insurance policies covering the financed vehicle or the obligors; and

• exercise of the optional “clean up” call by the servicer.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including the structure of the retail installment sale contract and the fact that the financed vehicle may not be sold without the consent of the servicer. Faster than expected prepayments on the receivables will require the trust to make payments on your securities earlier than expected.

You may suffer losses on your securities because the servicer may hold collections and commingle them with its own funds	Ford Credit as servicer generally will be required to remit collections it receives from obligors on the receivables to each trust within two business days of receipt. However, if Ford Credit’s short term unsecured debt ratings satisfy the rating requirements specified in the prospectus supplement, Ford Credit may remit collections on the business day preceding the related Payment Date (or, with Rating Agency Confirmation, on the related Payment Date). If Ford Credit’s ratings do not satisfy the specified requirements but Ford Credit makes other arrangements and obtains a Rating Agency Confirmation from each Rating Agency that rates Ford Credit’s short term unsecured debt below the levels specified in the prospectus supplement, Ford Credit may remit collections on an alternative remittance schedule, but not later than the related Payment Date. If an Event of Servicing Termination occurs, Ford Credit will be required to remit collections within two business days of receipt. Prior to remittance, the servicer may invest collections at its own risk and for its own benefit and may commingle collections with its own funds. If the servicer is unable to pay these amounts to the trust on or before the Payment Date, payments on your securities could be reduced or delayed.

For more information about the servicer’s obligations regarding payments on the receivables, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus and the prospectus supplement.

The Controlling Class controls removal of the servicer upon a default on its servicing obligations	The indenture trustee or a majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, the owner trustee or a majority of the Certificate Balance of the Controlling Certificate Class) can remove the servicer if the servicer or the seller —

• does not deliver to the trustee the funds available to make required payments within the allowed grace period after notice or discovery of the nonpayment;

• defaults on an obligation that materially and adversely affects the trust that is not corrected within the allowed grace period after notice of such default is given to the servicer or the seller; or

• becomes the subject of certain insolvency proceedings.

A majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) also may waive a default by the servicer. The holders of any subordinate Class of securities do not have any rights to participate in such determinations for so long as any of the more senior Classes of securities are outstanding, and may be adversely affected by determinations made by the more senior Classes of securities. See “Description of the Receivables Sale Agreements — Events of Servicing Termination.”

If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency	If the prospectus supplement specifies that securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities you own will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to you directly. As such you will not be recognized directly by the trustee or the indenture trustee and must exercise all of your rights and receive your payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will be issued only in the limited circumstances described in “Certain Information Regarding the Securities — Book-Entry Registration” in this prospectus. The clearing agency in the U.S. is expected to be DTC and in Europe is expected to be either Clearstream Luxembourg and/or Euroclear.

The ratings of the securities are limited in scope and may not be maintained	The securities for each trust will be issued only if they receive the ratings specified in the prospectus supplement. A security rating is not a recommendation to buy, sell or hold the securities and does not address the market price of the security or its suitability for any investor. The rating addresses the likelihood that the trust will pay interest and principal on the securities in accordance with their terms. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their final scheduled payment date. A Rating Agency may revise or withdraw its rating at any time. If a Rating Agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit or payment enhancement or to restore the original rating.

THE TRUSTS

       The seller will establish a separate trust for each offering of securities. The trust will be either a Delaware business trust or a common law trust. The sole purposes of each trust will be to (i) acquire and hold receivables and Additional Receivables and the related assets, (ii) issue each Class of securities, (iii) make payments on the securities and (iv) engage in other related activities to accomplish these purposes.

The Trust Property

       On each Closing Date, the seller will sell and transfer to the trust the Initial Receivables in an amount specified in the prospectus supplement. To the extent provided in the prospectus supplement, the seller will convey any Subsequent Receivables to the trust during the Funding Period and any Additional Receivables during the Revolving Period. During a Funding Period, the trust may acquire Subsequent Receivables with amounts on deposit in a pre-funding account. Up to 100% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account to later acquire Subsequent Receivables. During a Revolving Period, the trust may acquire Additional Receivables with amounts otherwise available to pay principal of the securities.

       Certain information concerning Ford Credit’s experience with respect to its portfolio of U.S. retail installment sale contracts secured by new and used automobiles and light duty trucks (including previously sold contracts that Ford Credit continues to service) will be set forth in the prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any pool of receivables will be comparable to Ford Credit’s prior experience or to the information in the prospectus supplement.

       The trust property also will include:

•	in the case of Actuarial Receivables, all payments due on or after the applicable Cutoff Date;

•	in the case of Simple Interest Receivables, all payments due or received on or after the applicable Cutoff Date;

•	monies received prior to the applicable Cutoff Date on any receivables due on or after the applicable Cutoff Date that were not used to reduce the principal balance of the applicable receivable;

•	security interests in the financed vehicles and in any other property securing the receivables;

•	the rights to proceeds from claims on physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

•	the seller’s rights to certain documents and instruments relating to the receivables;

•	amounts held from time to time in one or more bank accounts maintained under the sale and servicing agreement;

•	rights under the Receivables Sale Agreements;

•	rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

•	security interests in any other property securing the receivables;

•	rights under any interest rate hedging arrangements;

•	rights to any credit or payment enhancements and any other rights specified in the prospectus supplement; and

•	all proceeds of the above items.

       The rights and benefits with respect to the trust property will be assigned by the trustee to the indenture trustee for the benefit of the noteholders. The receivables, any Subsequent Receivables and any Additional Receivables will be assets of the trust and will be pledged to the indenture trustee for the benefit of the noteholders and the counterparties under any interest rate hedging arrangements, if any.

       Assets relating to credit or payment enhancement may be part of the trust property. If and to the extent specified in the prospectus supplement, one or more of the following may be a part of the trust property:

•	a yield supplement account (including any rights under the yield supplement agreement);

•	a reserve account; or

•	another form of credit or payment enhancement.

Administration Agreement

       Ford Credit will be the administrator of each trust and will provide notices and certain reports and perform other administrative obligations on behalf of the trust required by the Basic Documents. The administrator will be entitled to a periodic administration fee paid by the seller as compensation for the performance of the administrator’s obligations and as reimbursement for its expenses related to its administrative duties. The trust, the trustee and the indenture trustee will enter into an administration agreement with Ford Credit setting forth the terms of the administrator’s obligations.

The Trustee

       The trustee will be specified in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the trustee set forth in the trust agreement. The trustee may resign at any time, and the administrator must appoint a successor trustee. The administrator may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the trust agreement; or

•	the trustee becomes insolvent.

       In either of these circumstances, the administrator will appoint a successor trustee. The resignation or removal of the trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

       The principal offices of the trust and its trustee will be specified in the prospectus supplement.

The Servicer

       Ford Credit will be the servicer. Under a sale and servicing agreement with the trust, Ford Credit will service and administer the receivables held by the trust, and, as custodian on behalf of the trust and the indenture trustee, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to the receivables. See “Description of the Receivables Sale Agreements — Servicing.”

FORD CREDIT

       Ford Credit was incorporated in Delaware in 1959 and is a wholly owned subsidiary of Ford Motor Company. Ford Credit is the world’s largest automotive finance company based on the dollar value of the portfolio of finance receivables it owns and manages. Ford Credit provides vehicle and dealer financing in 36 countries to more than 11 million customers and more than 12,500 automotive dealers.

       Ford Credit provides financial services to and through dealers of Ford, Lincoln and Mercury brand vehicles and their affiliated dealers. Ford Credit’s PRIMUS division offers financial services to and through dealers of Jaguar, Land Rover, Aston Martin and Mazda brand vehicles and non-Ford dealers. The receivables sold to the trust will include retail installment sale contracts purchased from dealers by Ford Credit and by PRIMUS. Prior to August 1999, PRIMUS conducted its business as a wholly owned subsidiary of Ford Credit.

       Ford Credit’s Volvo finance subsidiaries provide financing to and through Volvo dealers. Ford Credit’s Fairlane and Triad subsidiaries offer non-prime financing through dealers, mainly for used vehicles. Ford Credit also offers financial services to vehicle leasing companies and fleet purchasers.

       Ford Credit’s primary financial services fall into three categories:

•	Retail financing — purchasing retail installment sale contracts and retail leases from dealers.

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and acquisition of real estate.

       Ford Credit also services the finance receivables it originates and purchases (including through PRIMUS), makes loans to Ford Motor Company affiliates, finances receivables of Ford Motor Company and its subsidiaries and provides insurance services related to its financing programs. Ford Credit earns its revenue primarily from retail installment sale contracts and leases and interest supplement and other support payments Ford Credit receives from Ford Motor Company on special-rate retail financing programs.

THE RECEIVABLES

Origination

       The receivables have been or will be purchased directly by Ford Credit or by Ford Credit’s PRIMUS division from vehicle dealers in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the total contract balance less the finance charge. A portion of the finance charge usually is paid or credited to the dealer.

       Generally, no more than 100% of the negotiated purchase price of a vehicle, less vehicle trade-ins or down payment plus taxes, insurance and other related charges is financed. The amount financed generally is less than or equal to the manufacturer’s suggested retail price (the “MSRP”) of a new vehicle or published prices for used vehicles. New vehicles typically are purchased by customers at a discount from MSRP.

Underwriting

       Ford Credit and PRIMUS use substantially identical underwriting standards and credit evaluation criteria that emphasize the obligor’s ability to pay and creditworthiness, as well as the asset value of the vehicle being financed. Each applicant for a retail installment sale contract completes a credit application. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Statistically-based retail credit risk rating guidelines are used to determine the creditworthiness of applicants.

       These guidelines are used as internal measuring devices to indicate the degree of risk on contracts offered to Ford Credit by dealers and are not the sole method used to decide whether to purchase a retail installment sale contract from a dealer. The final decision to purchase a contract also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each automotive dealer finance branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy is based on the principle of offering the dealer a minimum rate that reflects the level of risk associated with the potential obligor’s credit evaluation. The dealer establishes the retail finance rate and contract term with the obligor. Each obligor is required to obtain or agree to obtain physical damage insurance on the financed vehicle.

       Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked by Ford Credit or PRIMUS for accuracy and regulatory compliance. The dealer is required to perfect the security interest of Ford Credit or PRIMUS, as applicable, in the vehicles.

Subvention

       Subvention programs are marketing tools used by automobile manufacturers under which a manufacturer offers a reduced financing rate to retail customers as an incentive to purchase an automobile. Subvention programs require the automobile manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. Any subvention compensation payments will not be property of the trust or otherwise available to the trust.

Servicing and Collections

       Ford Credit and PRIMUS separately service their respective accounts, but use common servicing practices and procedures. As of December 31, 2001, Ford Credit serviced over 2.265 million retail contracts from seven regional service centers in the U.S. As of December 31, 2001, PRIMUS serviced over 447,000 retail contracts in the United States from its service center in Franklin, Tennessee. Servicing personnel do not know if a receivable they are servicing has been sold to a third party.

       Obligors are instructed to send their monthly payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Contracts that require additional collection efforts are rated by behavior evaluation and collection assignments are initiated after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

       A customer collection representative will attempt to contact a delinquent obligor to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, rewrites and extensions are the primary options used to adjust a delinquent contract. A rewrite is a refinancing of the obligor’s outstanding balance by Ford Credit or PRIMUS with a different contract term, while an extension defers remaining payments for one or more months. A fee or additional interest is usually collected on rewrites and extensions to cover the costs associated with the revised terms. Periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits are the primary methods used by Ford Credit and PRIMUS to maintain control over the use of collection actions.

Repossession and Write-offs

       Reasonable efforts are made to collect on delinquent contracts and to keep obligors’ contracts current. Repossession is considered as a final step when:

•	the obligor has demonstrated the inability to pay or the intention not to pay;

•	the security interest in the financed vehicle is impaired; and/or

•	the obligor has not complied with specific contract provisions.

       Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford’s Vehicle Remarketing Department manages the disposal of repossessed vehicles and seeks to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning and transportation to auction.

       All collection activities for contracts that have been written off by Ford Credit and PRIMUS are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. Collection activities are continued until a contract is paid or settled in full, legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

Criteria for Selecting the Receivables

       The receivables will be selected from Ford Credit’s portfolio for inclusion in a pool of receivables by several criteria. The selection criteria require that each receivable:

•	is secured by a new or used vehicle;

•	was originated in the U.S.;

•	is an Actuarial Receivable, a Simple Interest Receivable or a Final Payment Receivable; and

•	satisfies any other criteria set forth in the prospectus supplement.

       No selection procedures that the seller believes to be adverse to the securityholders will be used in selecting the receivables. All terms of the retail installment sale contracts constituting the receivables that are material to investors are described in this prospectus and in the prospectus supplement.

Simple Interest Receivables

       If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

       Conversely, if an obligor pays a fixed monthly installment after its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

       In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid —

•	the obligor will be required to pay interest only to the date of prepayment, and

•	the servicer will be required to make a non-reimbursable advance to the trust of interest that would have accrued to the next scheduled payment date of the receivable.

Actuarial Receivables

       Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, Actuarial Receivables require that any rebate be calculated on the basis of a constant interest rate.

Final Payment Receivables

       If the trust includes Final Payment Receivables, the prospectus supplement will specify whether all payments on the Final Payment Receivables are available to make payments on the securities, whether the principal and interest payments due on Final Payment Receivables prior to the final scheduled payments will be available only for specified Classes of securities and whether the final scheduled payments will be available only for other specified Classes of securities.

Low and Zero APR Receivables

       If provided in the prospectus supplement, the receivables held by the trust may include receivables with low or zero APRs. Any subvention amount paid by an automobile manufacturer to Ford Credit or PRIMUS to compensate them for such incentive factors will not be property of the trust or otherwise available to the trust.

Specific Information About the Receivables in the Prospectus Supplement

       We will provide information about the pool of receivables in the prospectus supplement, including, to the extent appropriate:

•	the portion of the pool of receivables originated by Ford Credit and by PRIMUS;

•	the portion of the pool of receivables consisting of Actuarial Receivables and of Simple Interest Receivables;

•	the portion of the pool of receivables secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables;

•	the average original amount financed and the range of original amount financed;

•	the weighted average APR and the range of APRs;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life; and

•	the distribution by APR and by the states of origination.

       If the trust is permitted to acquire Subsequent Receivables during a Funding Period or Additional Receivables during a Revolving Period we will provide information in the prospectus supplement with respect to the required criteria for such Subsequent Receivables or Additional Receivables. This information will be provided individually for each group of Subsequent Receivables or Additional Receivables and in the aggregate for the receivables as of each additional Cutoff Date.

THE SELLER

Description of the Seller

       The seller was organized as a Delaware limited liability company in January 2001. The seller was organized for the limited purposes of purchasing receivables from Ford Credit and transferring such receivables to third parties and any related activities for the accomplishment of such purposes. The principal executive offices of the seller are located at One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322-3000.

Bankruptcy Considerations

       Ford Credit and the seller have taken and will take steps in structuring the securitization transaction described in this prospectus and in the prospectus supplement to ensure that each sale of receivables by Ford Credit to the seller constitutes a “true sale”. If Ford Credit becomes the subject of a bankruptcy case after the sale of the receivables to the seller and the sale constitutes a “true sale,” the receivables and the proceeds thereof would not be part of Ford Credit’s bankruptcy estate under the Insolvency Laws. However, there can be no assurance that a court would not conclude that the receivables and the proceeds thereof should be part of the bankruptcy estate of Ford Credit.

       In addition, Ford Credit and the seller have taken and will take steps in structuring the securitization transactions to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of the seller with those of Ford Credit. These steps include the creation of the seller as a separate, special purpose limited liability company under a limited liability company agreement containing the following limitations:

•	restrictions on the nature of the seller’s business;

•	requirements to maintain separate books, financial statements and bank accounts from those of Ford Credit or any affiliate of Ford Credit;

•	prohibitions on the commingling of the seller’s assets with assets of Ford Credit or of any affiliate of the seller or Ford Credit;

•	restrictions on incurring or assuming additional indebtedness; and

•	restrictions on the seller’s ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous consent of the managers, including two managers who qualify under the limited liability company agreement as “Independent Managers”.

       On each Closing Date, Ford Credit and the seller will obtain a reasoned opinion of counsel to the effect that, subject to certain facts, assumptions and qualifications, if Ford Credit were to become the subject of a voluntary or involuntary case under the federal bankruptcy laws after the sale of receivables to the seller, (1) the transfer of the receivables by Ford Credit to the seller would be characterized as a “true sale” and the receivables and the proceeds thereof would not be part of Ford Credit’s bankruptcy estate and (2) it would not be a proper exercise of a court’s equitable discretion to disregard the separate existence of the seller from Ford Credit and to require the consolidation of the assets and liabilities of the seller with the assets and liabilities of Ford Credit.

       However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of Ford Credit in a proceeding in which Ford Credit were the subject under any Insolvency Law. If a court were to conclude that the assets and liabilities of the seller should be consolidated with the assets and liabilities of Ford Credit, or that the sale of the receivables to the seller by Ford Credit was not a “true sale”, or if a filing were made under any Insolvency Law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, payments on your securities could be delayed or reduced.

USE OF PROCEEDS

       The net proceeds from the sale of the securities issued on the Closing Date will be used by the seller —

•	to the purchase of the receivables from Ford Credit;

•	to make the initial deposit into any pre-funding account;

•	to make the initial deposit into any reserve account; and

•	for any other purposes specified in the prospectus supplement.

       The use of the net proceeds from the sale of any securities issued by the trust after the Closing Date will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the securities generally will be influenced by the rate the principal balances of the receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for this purpose include the following:

•	Prepayments in full. All of the receivables are prepayable at any time by the obligor without penalty.

•	Repurchases of the receivables by the seller. The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties with respect to the receivable occur.

•	Purchases of the receivables by the servicer. The servicer may be obligated to purchase a receivable from the trust if certain breaches of servicing covenants occur, including if the servicer modifies the terms of a receivable or extends the final payment date of a receivable beyond the date specified in the prospectus supplement.

•	Optional “clean up” call by the servicer. The servicer has the option to purchase the receivables from the trust on any Payment Date on which the aggregate principal balance of the receivables has declined to 10% (or another percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables on the Cutoff Date or other dates specified in the prospectus supplement.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from claims on physical damage, credit life or other insurance policies, if any, covering the financed vehicle or the obligors.

       We cannot assure you of the amount of principal payments that will be made on your securities on each Payment Date, because such amount will depend, in part, on the amount of principal payments collected on the pool of receivables during the applicable Collection Period. If specified in the prospectus supplement, the weighted average life of your Class of securities may depend upon the issuance of another Class of securities, the proceeds of which would be applied to pay your securities.

       Any reinvestment risk resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you. If your securities are prepaid faster than expected, you may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your securities. The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the pool of receivables and your securities.

DESCRIPTION OF THE NOTES

       The following summary describes certain terms of the indenture between the trust and the indenture trustee specified in the prospectus supplement pursuant to which the trust will issue one or more Classes of notes. A form of the indenture has been filed as an exhibit to the Registration Statement that includes this prospectus. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the notes and the indenture.

Principal and Interest on the Notes

       Each Class of notes will have a stated principal or notional amount and will bear interest at the Note Interest Rate. The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each Class of notes will be described in the prospectus supplement. The right of holders of any Class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other Class of notes, as described in the prospectus supplement. Payments of interest on the notes of the trust may be made prior to payments of principal. To the extent provided in the prospectus supplement, the trust may include one or more Classes of notes designated as planned amortization notes, targeted amortization notes, companion notes, Strip Notes, Residual Cash Flow Notes, Variable Pay Term Notes or Variable Pay Revolving Notes, each as described in the prospectus supplement.

       Note Interest Rates. Each Class of notes may have a different Note Interest Rate, that may be fixed, variable or adjustable. The prospectus supplement will specify the Note Interest Rate for each Class of notes or the method for determining the Note Interest Rate.

       Prepayment of Notes. One or more Classes of notes may be prepaid in whole or in part under the circumstances specified in the prospectus supplement, including at the end of any Funding Period from any amounts remaining in the pre-funding account or as a result of the servicer exercising its option to purchase the pool of receivables. If there is a prepayment at the end of any Funding Period, the noteholders may be entitled to receive a prepayment premium from the trust. The amount of any prepayment premium will be described in the prospectus supplement.

       Fixed Principal Payments. If specified in the prospectus supplement, the trust may issue one or more Classes of notes that are entitled to receive payments of principal based on a fixed principal payment schedule.

       Targeted Scheduled Payment Dates. If specified in the prospectus supplement, the trust may issue one or more Classes of notes with targeted scheduled payment dates on which such notes will be paid in full to the extent the trust is able to issue a Variable Pay Term Note or to receive advances under Variable Pay Revolving Notes in sufficient principal amount to pay such notes in full. The proceeds of the issuance of the Variable Pay Term Notes or the advances obtained from the Variable Pay Revolving Notes will be applied to pay the specified Class of notes. The Variable Pay Term Note or Variable Pay Revolving Notes will receive principal payments in the amounts and with the priority specified in the prospectus supplement.

       Priority. If specified in the prospectus supplement, payments of interest to a particular Class of notes or to one or more other Classes of notes will have the same priority. Under certain circumstances, the amount available for payments of interest could be less than the amount of interest payable on the notes on any of the dates specified for payments in the prospectus supplement. In this case each noteholder of a particular Class of notes will receive its pro rata share (based upon the aggregate amount of interest due to such Class of notes) of the aggregate amount available to be distributed in respect of interest on the notes. See “Description of the Receivables Sale Agreements — Payments and Distributions” and “— Credit and Payment Enhancement.”

       If the trust issues two or more Classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to their determination will be described in the prospectus supplement. Payments in respect of principal and interest of any Class of notes will be made on a pro rata basis among all the noteholders of such Class of notes.

The Indenture

       Events of Default. With respect to the notes issued by the trust, “Events of Default” under the indenture will consist of:

•	failure to pay the interest due on notes of the Controlling Class and the failure continues unremedied for a period of 5 days or more;

•	failure to pay the principal of any note when it becomes due and payable;

•	failure to observe or perform any material covenant or agreement of the trust made in the indenture (other than those dealt with specifically elsewhere in the indenture as an Event of Default) and the failure continues unremedied for a period of 60 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto is incorrect in any material respect as of the time made, and is not cured within 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property; or

•	any other events described in the prospectus supplement.

       The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts collected on the receivables that are available to pay principal on the notes, as specified in the prospectus supplement. Therefore, the failure to pay principal on a Class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled Payment Date for such Class of notes.

       Rights upon Event of Default. An Event of Default may occur and then be cured or waived. If this happens, the Event of Default will not be continuing. If an Event of Default occurs and is continuing with respect to the notes, the indenture trustee or holders of a majority of the Note Balance of the Controlling Class may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the Note Balance of the Controlling Class if:

(1) the trust has paid or deposited with the indenture trustee enough money to pay:

•	all payments of principal and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of the notes had not occurred; and

•	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

(2) all Events of Default, other than the nonpayment of principal of the notes that has become due solely by the acceleration of the notes, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and a gain or loss would be recognized.

       If an Event of Default occurs and is continuing, the indenture trustee may:

•	institute proceedings to collect amounts due or foreclose on the trust property,

•	exercise remedies as a secured party, or

•	sell the receivables, subject to the limitations described below.

If an Event of Default relating to the payment of principal of any note or a default for five days or more in the payment of interest of any note occurs, in each case resulting in acceleration of the notes, the indenture trustee may sell the receivables of that trust without obtaining the consent of the securityholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received. However, the indenture trustee is prohibited from selling the receivables following any other Event of Default, unless

•	the holders of 100% of the Note Balance of the Controlling Class consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale and any payments (including termination payments) that may be due to counterparties under any interest rate hedging arrangements, or

•	the indenture trustee determines that the assets of the trust pledged to secure the securities would not be sufficient on an ongoing basis to make all payments on the notes and to the counterparties under any interest rate hedging arrangements, as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the Note Balance of the Controlling Class (excluding notes held by the seller, the servicer or their affiliates).

       In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement (other than an Event of Default relating to nonpayment of interest or principal, insolvency or any other event which is otherwise specifically addressed in the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding securities (excluding notes held by the seller, the servicer or their affiliates) consent to such sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities as of the date of such sale and any payments (including termination payments) that may be due to counterparties under interest rate hedging arrangements.

       Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default under the indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority of the Note Balance of the Controlling Class, in certain cases, may waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and gain or loss would be recognized.

       No holder of a note will have the right to institute any proceeding with respect to the indenture, unless

•	the holder previously has given the indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the Note Balance of the Controlling Class have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder has offered the indenture trustee reasonable indemnity acceptable to it;

•	the indenture trustee has for 60 days after the receipt of notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority of the Note Balance of the Controlling Class.

       The indenture trustee and the noteholders, by accepting the notes, will agree that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any Insolvency Laws.

       None of the indenture trustee in its individual capacity, the trustee in its individual capacity, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, directors, officers, employees or agents will be personally liable for the payment of principal or interest on the notes or for the agreements of the trust contained in the indenture.

       The trust will be subject to restrictive covenants under the indenture. The trust will make the following covenants in the indenture.

•	The trust will not:

—	merge or consolidate with any other entity unless the consolidation or merger satisfies all requirements under the indenture,

—	except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any assets of the trust,

—	claim any credit on or make any deduction from the principal and interest payable on the notes (other than amounts withheld under the tax code) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property,

—	dissolve or liquidate in whole or in part,

—	permit the lien of the indenture to be subordinated or otherwise impaired,

—	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations on the notes under the indenture except as may be expressly permitted by the indenture, or

—	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden any assets of the trust or any interest therein or the proceeds thereof, except as may be created by the indenture and except for liens on financed vehicles created by obligors.

       The trust may not engage in any activity other than as specified under the section of the prospectus supplement titled “The Trust.” The trust will not incur, assume or guarantee any indebtedness other than the indebtedness of the notes, the certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the Basic Documents.

       List of Noteholders. Three or more holders of the notes or one or more holders of notes evidencing not less than 25% of the Note Balance of the Controlling Class may request access to the list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. This request must be accompanied by a copy of the communication that the requesting noteholders propose to send. The indenture trustee may deny the requesting noteholders access to the list of noteholders if it agrees to mail to all noteholders of the trust the desired communication or proxy, on behalf of and at the expense of the requesting noteholders.

       Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement about the fulfillment of its obligations under the indenture as required by federal securities law.

       Indenture Trustee’s Report. The indenture trustee will be required to mail to all noteholders a brief report if there has been a change within the previous twelve months relating to —

•	the indenture trustee’s eligibility and qualification to continue as indenture trustee,

•	any amounts advanced by the indenture trustee under the indenture,

•	the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity,

•	the property and funds physically held by the indenture trustee as such, and

•	any action taken by it that materially affects the notes and that has not been previously reported.

       Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

       Modification of Indenture. Without the consent of the noteholders but with prior written notice to the Rating Agencies, the trust, together with the indenture trustee, may execute a supplemental indenture to:

•	further protect the indenture trustee’s interest in the property subject to the lien of the indenture;

•	evidence any successor to the trust and the assumption of the obligations of the trust by the successor;

•	add to the covenants of the trust made for the benefit of the noteholders;

•	surrender any right or power conferred to the trust under the indenture;

•	convey or pledge any property to the indenture trustee;

•	cure any ambiguity, correct or supplement any provision of the indenture or make the terms of the indenture consistent, so long as such action does not materially adversely affect the noteholders;

•	evidence a successor indenture trustee or change any provision necessary to facilitate administration of the trust; and

•	qualify the indenture under any federal statute.

       Without the consent of the noteholders but with Rating Agency Confirmation, the trust and the indenture trustee also may enter into supplemental indentures to add any provisions to or change in any manner or eliminate any of the provisions of the indenture or modify in any manner the rights of the noteholders (except with respect to the matters listed in the next paragraph that require the approval of the noteholders). However, no such addition, change or modification, may, as evidenced by an opinion of counsel:

•	materially adversely affect the interest of any noteholder;

•	adversely affect the rights or obligations of any counterparty under an interest rate hedging arrangement (unless the consent of the counterparty has been obtained); or

•	cause the trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have a material adverse tax impact on the securities or securityholders.

       With Rating Agency Confirmation and the consent of holders of a majority of the Note Balance of the Controlling Class, the trust, together with the indenture trustee, may enter into an indenture or supplemental indenture to add provisions to, or change or modify the rights of noteholders (except that the modifications described in the next paragraph require the consent of the holder of each outstanding note adversely affected thereby). However, no such addition, change or modification, may, as evidenced by an opinion of counsel:

•	adversely affect the rights or obligations of any counterparty under an interest rate hedging arrangement (unless the consent of the counterparty has been obtained); or

•	cause the trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have a material adverse tax impact on the securities or securityholders.

       Without the consent of the holder of each outstanding note adversely affected, no supplemental indenture may:

•	change the due date of any installment of principal or interest, reduce the principal amount, change the interest rate or the redemption price;

•	change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes;

•	change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•	reduce the percentage of the Note Balance of the Controlling Class or of the notes that must consent to any supplemental indenture or waive compliance with certain provisions of the indenture or of certain defaults or events of default;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the Note Balance of the Controlling Class that may direct the indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding securities of the trust;

•	decrease the percentage of the Note Balance of the Controlling Class or of the notes that must consent to amend the sections of the indenture that specify the applicable percentage of the aggregate principal amount of the notes necessary to amend the indenture or any other Basic Document;

•	affect the calculation of the amount of interest or principal payable on any note on any Payment Date (including the calculation of any of the individual components of such calculation);

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The Indenture Trustee

       The indenture trustee will be specified in the prospectus supplement. The indenture trustee may resign at any time and the trust must appoint a successor trustee for the trust. The administrator on behalf of the trust will remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the administrator on behalf of the trust must appoint a successor indenture trustee. In addition, a majority of the Note Balance of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

DESCRIPTION OF THE CERTIFICATES

       The following summary describes certain terms of the trust agreement pursuant to which the trust will issue one or more Classes of certificates. A form of the trust agreement has been filed as an exhibit to the Registration Statement that includes this prospectus. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the certificates and the trust agreement.

Distributions of Principal and Interest

       Each Class of certificates will have a stated Certificate Balance and will accrue interest on the Certificate Balance at the Certificate Rate. The timing and priority of distributions, seniority, allocation of losses, Certificate Rate and amount of or method of determining distributions of principal and interest on each Class of certificates will be described in the prospectus supplement. Distributions of interest on the certificates will be made prior to distributions of principal on the Payment Dates specified in the prospectus supplement.

       If provided in the prospectus supplement, the trust may include one or more Classes of certificates that are Strip Certificates.

       Certificate Rates. Each Class of certificates may have a different Certificate Rate. A Certificate Rate may be fixed, variable or adjustable. The prospectus supplement will specify the Certificate Rate for each Class of certificates or the method for determining such Certificate Rate. See “Certain Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities.”

       Certificates are subordinated to notes. Distributions on the certificates are subordinated to payments on the notes of the trust and on any interest rate hedging arrangements, as more fully described in the prospectus supplement. Distributions of principal and interest on any Class of certificates will be made on a pro rata basis among all certificateholders of such Class of certificates. One Class of certificates may be subordinated to another Class of certificates to the extent provided in the prospectus supplement. One or more Classes of certificates of the trust may be prepaid in whole or in part under the circumstances specified in the prospectus supplement. In the event of a prepayment at the end of any Funding Period, the certificateholders may be entitled to receive a prepayment premium from the trust in the amount and to the extent provided in the prospectus supplement. See “Description of the Receivables Sale Agreements — Termination.”

Modification of Trust Agreement

       Without the consent of the noteholders or certificateholders or the counterparty under any interest rate hedging arrangement but with prior written notice to the Rating Agencies, the seller and the trustee may amend the trust agreement to:

•	cure any ambiguity; or

•	correct or supplement any provision of the trust agreement or make the terms of the trust agreement consistent,

so long as such action, as evidenced by an opinion of counsel, does not adversely affect the rights and obligations of the counterparty under any interest rate hedging arrangement and does not cause the adverse federal or state tax consequences specified in the trust agreement.

       Without the consent of the noteholders but with Rating Agency Confirmation, the seller and the trustee may amend the trust agreement to add, change or eliminate any provision of the trust agreement, provided that no such amendment may, as evidenced by an opinion of counsel:

•	increase or reduce the amount of, or accelerate or delay the timing of or change the allocation or priority of, collections of payments on the receivables or distributions to the noteholders or certificateholders (unless the consent of the holder of each outstanding note or certificate adversely affected has been obtained);

•	reduce the percentage of the principal amount of notes or the Certificate Balance of certificates required to consent to such amendment without the consent of all noteholders and certificateholders; or

•	cause the adverse federal or state tax consequences specified in the trust agreement.

List of Certificateholders

       Three or more holders of the certificates or one or more holders of certificates evidencing not less than 25% of the Certificate Balance may obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the trust agreement or under the certificates.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

       Each Class of securities (other than certain Classes of Strip Notes, Strip Certificates, Residual Cash Flow Notes or Residual Cash Flow Certificates) will be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the prospectus supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate specified in the prospectus supplement. Interest on each Class of Fixed Rate Securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis specified in the prospectus supplement. See “Description of the Notes — Principal and Interest on the Notes” and “Description of the Certificates — Distributions of Principal and Interest.”

Floating Rate Securities

       Each Class of Floating Rate Securities will bear interest for each Interest Reset Period at the interest rate determined by reference to the Base Rate and any Spread or Spread Multiplier, in each case as specified in the prospectus supplement.

       The prospectus supplement will designate one of the following Base Rates for each Floating Rate Security:

       •  the CD Rate,

       •  the Commercial Paper Rate,

       •  the Federal Funds Rate,

       •  LIBOR,

       •  the Treasury Rate, or

•	another Base Rate as specified in the prospectus supplement.

       Floating Rate Securities also may have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the interest rate that may accrue during any interest period that will not be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the interest rate that may accrue during any interest period.

       If the trust issues a Class of Floating Rate Securities, the trust will appoint a Calculation Agent to calculate interest rates on each Class of Floating Rate Securities. The prospectus supplement will identify the Calculation Agent for each Class of Floating Rate Securities. The Calculation Agent may be the trustee, the indenture trustee or another institution. All determinations of interest by the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the holders of Floating Rate Securities. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

       CD Rate Securities. Each Class of CD Rate Securities will bear interest for each Interest Reset Period at the interest rate determined by reference to the CD Rate and any Spread or Spread Multiplier, in each case as specified in the prospectus supplement.

       Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate determined by reference to the Commercial Paper Rate and any Spread or Spread Multiplier, as specified in the prospectus supplement.

       Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate determined by reference to the Federal Funds Rate and any Spread or Spread Multiplier, as specified in the prospectus supplement.

       LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate determined by reference to LIBOR and any Spread or Spread Multiplier, as specified in the prospectus supplement.

       Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate determined by reference to the Treasury Rate and any Spread or Spread Multiplier, as specified in the prospectus supplement.

       Interest Rate Hedging Arrangements. If the trust issues Floating Rate Securities, the trust may enter into one or more interest rate swaps, caps or other hedging arrangements with one or more counterparties to hedge the potential mismatch between the fixed APRs on the receivables and the floating interest rate on those securities.

Book-Entry Registration

       The notes will be available only in book-entry form. Notes will be issued in physical form only in the limited circumstances described below. The certificates may be issued in registered, physical form or in book-entry form, as described in the prospectus supplement.

       Investors in global securities may hold them through any of DTC, Clearstream Luxembourg or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       With respect to any Class of notes and any Class of certificates issued in book-entry form, such securities will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if —

•	the administrator of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the securities and the administrator or the seller is unable to locate a qualified successor and so notifies the trustee in writing,

•	the administrator or the seller at its option, elects to terminate the book-entry system through DTC, or

•	after the occurrence of an Event of Default or an Event of Servicing Termination, holders representing at least a majority of the outstanding principal amount of a Class of securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of the securities.

       If any event described in the immediately preceding paragraph occurs, the trustee will notify all securityholders through DTC of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the trustee will reissue the securities as Definitive Securities to the securityholders.

       Distributions of principal and interest on the Definitive Securities thereafter will be made by the trustee in accordance with the procedures set forth in the indenture or the trust agreement directly to registered holders of Definitive Securities as of the close of business on the applicable record date. The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or the trustee. The final payment on any Definitive Security will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final payment to the securityholders.

       Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a note or certificate registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Reports to Securityholders

       On or prior to each Payment Date, the servicer or administrator will prepare and provide to the indenture trustee and the trustee a report to be delivered to the noteholders by the indenture trustee and to the certificateholders by the trustee on such Payment Date (the “Servicer Report”). Each Servicer Report will include the following information with respect to the Payment Date or the related Collection Period,

(1)	the amount of the distribution on the Payment Date allocable to principal of each Class of notes and to the Certificate Balance of each Class of certificates;

(2)	the amount of the distribution on the Payment Date allocable to interest on each Class of securities;

(3)	the amount of the distribution on the Payment Date allocable to draws from any reserve account, any yield supplement account or payments in respect of any other credit or payment enhancement arrangement;

(4)	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(5)	any overcollateralization amount or credit or payment enhancement amount;

(6)	the aggregate outstanding principal amount for each Class of notes and the Certificate Balance for each Class of certificates and any factors needed to compute the principal amount outstanding of the securities, each after giving effect to all payments reported under clause (1) above on the Payment Date;

(7)	the amount of the servicing fee paid to the servicer on the Payment Date and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods;

(8)	the amount of any aggregate Realized Losses (as defined in the prospectus supplement) for the related Collection Period;

(9)	any previously due and unpaid interest payments (plus interest accrued on such unpaid interest) on each Class of securities and the change in such amounts from the preceding Payment Date;

(10)	any previously due and unpaid principal payments (plus interest accrued on such unpaid principal) on each Class of securities and the change in such amounts from the preceding Payment Date;

(11)	the aggregate Purchase Amount for any receivables that were repurchased in the related Collection Period;

(12)	the balance of any reserve account on the Payment Date, after giving effect to any changes to the reserve account balance on the Payment Date;

(13)	the balance of any yield supplement account on the Payment Date, after giving effect to any changes to the yield supplement account balance on such date;

(14)	the amount of Advances on the Payment Date;

(15)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(16)	for the first date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities;

(17)	the amount of any cumulative shortfall between payments due in respect of any credit or payment enhancement arrangement and payments received in respect of such credit or payment enhancement arrangement, and the change in any such shortfall from the preceding Payment Date; and

(18)	any other matters specified in the prospectus supplement.

       The amounts reported under items (1), (2), (9) and (10) will be expressed as a dollar amount per $1,000 of initial principal amount of the notes or initial Certificate Balance of the certificates.

       After the end of each calendar year, the trustee or the indenture trustee will mail to each person who during such calendar year has been a securityholder and received any payment on its securities a statement containing required information for the preparation of the securityholder’s federal income tax returns. See “Federal Income Tax Matters.”

HOW TO COMPUTE THE AMOUNT
OUTSTANDING ON YOUR SECURITIES

       The servicer will provide in each report that it delivers to you a factor that you can use to compute the portion of the principal amount outstanding on your securities. We have described these factors separately for the notes and certificates below.

Notes

       How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each Class of notes as a fraction of the initial outstanding principal amount of such Class of notes. The factor for each Class of notes will be a seven-digit decimal computed by the servicer prior to each payment on such Class of notes indicating the remaining outstanding principal amount of such Class of notes, as of the applicable Payment Date after giving effect to payments to be made on such Payment Date.

       Noteholders’ Portion of the Principal Outstanding Amount of the Notes. For each note, the portion of the principal amount outstanding on that Class of notes is the product of —

•	the original denomination of that note; and

•	the factor for that Class of notes computed by the servicer as described above.

Certificates

       How the Servicer Computes the Factor For Each Class of Certificates. The servicer will compute a separate factor for each Class of certificates as a fraction of the initial Certificate Balance of such Class of certificates. The factor for each Class of certificates will be a seven-digit decimal computed by the servicer prior to each distribution on such Class of certificates indicating the remaining Certificate Balance of such Class of certificates, as of the applicable Payment Date after giving effect to distributions to be made on such Payment Date.

       Certificateholders’ Portion of the Principal Outstanding Amount of the Certificates. For each certificate, the portion of the principal amount outstanding on that Class of certificates is the product of —

•	the original denomination of that certificate; and

•	the factor for that Class of certificates computed by the servicer as described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

       Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable Class of securities. These principal amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer, liquidations of the receivables and as a result of a prepayment arising from application of funds in any pre-funding account or from the issuance of any Variable Pay Term Note or Variable Pay Revolving Note. The principal amounts will not change as a result of the addition of any Subsequent Receivables.

DESCRIPTION OF THE RECEIVABLES SALE AGREEMENTS

       The following summary describes certain terms of the Receivables Sale Agreements. Forms of the Receivables Sale Agreements have been filed as exhibits to the Registration Statement that includes this prospectus. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Sale Agreements.

Sale and Assignment of Receivables

       Sale and Assignment by Ford Credit. Before the trust issues the securities, Ford Credit will sell and assign to the seller under a purchase agreement, without recourse, its entire interest in the Initial Receivables, including its security interests in the financed vehicles, in exchange for the net proceeds received by the seller from the sale of the securities of the trust.

       Sale and Assignment by the Seller. When the trust issues the securities, the seller will sell and assign to the trust under a sale and servicing agreement, without recourse, its entire interest in the Initial Receivables, including its security interests in the financed vehicles, in exchange for the securities issued by the trust. Each receivable will be identified in a schedule to the sale and servicing agreement. The trustee will not independently verify the existence and eligibility of any receivable. The trustee, concurrently with such sale and assignment, will execute and deliver the securities to the seller in exchange for the receivables.

       Sale and Assignment of Subsequent Receivables and Additional Receivables. The prospectus supplement will specify whether, and the terms, conditions and manner under which,

Subsequent Receivables or Additional Receivables will be sold by Ford Credit to the seller and by the seller to the trust from time to time during any Funding Period or Revolving Period on each Subsequent Transfer Date.

       Representations and Warranties. In each purchase agreement, Ford Credit will represent and warrant to the seller, and in each sale and servicing agreement the seller will represent and warrant to the trust, that at the date of issuance of the securities or at any Subsequent Transfer Date —

•	the information provided about the receivables is correct in all material respects;

•	the obligor on each receivable had obtained or agreed to obtain physical damage insurance covering the financed vehicle in accordance with Ford Credit’s normal requirements;

•	each of the receivables is free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•	each of the receivables is or will be secured by a first priority perfected security interest in the financed vehicle in favor of Ford Credit or PRIMUS;

•	each receivable represents the genuine, legal, valid and binding payment obligation of the obligor;

•	each receivable has been originated in the United States;

•	no receivable has been satisfied, subordinated, or rescinded;

•	no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any receivable;

•	no default, breach, violation, or event permitting acceleration under the terms of any receivable has occurred, except for payment defaults continuing for a period of not more than thirty days as of the Cutoff Date;

•	each receivable constitutes “tangible chattel paper” as defined in the Uniform Commercial Code;

•	there is only one original executed copy of each receivable; and

•	each receivable, at the time it was originated, complied, and at the date of issuance of the securities or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal state and local laws, and regulations thereunder, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

       As of the last day of the second (or, if the seller elects, the first) Collection Period following the discovery by or notice to the seller of a breach of any of these representations or warranties of the seller with respect to any receivable, the seller, unless the breach has been cured, will repurchase such receivable from the trust at a price equal to the Purchase Amount. Ford Credit will then be required to repurchase such receivable from the seller at a price equal to the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee for any uncured breach of these representations and warranties.

Servicing

       Custody of the receivables. Under the sale and servicing agreement, the servicer will service and administer the receivables held by the trust and, as custodian on behalf of the trust,

will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the retail installment sale contracts and other documents relating to the receivables will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the receivables. However, Uniform Commercial Code financing statements reflecting the sale and the assignment of the receivables by Ford Credit to the seller and by the seller to the trust will be filed and the servicer’s accounting records and computer systems will be marked to reflect such transfer or sale and such assignment. Because the receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust, if a subsequent purchaser were to obtain physical possession of the receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables — Security Interests in Vehicles.”

       Bank Accounts. The servicer will establish and maintain, with the indenture trustee, one or more collection accounts into which all payments made on or with respect to the receivables will be deposited and from which all payments to the noteholders may be made. The servicer also may establish and maintain with the indenture trustee additional accounts (which may be subaccounts of the collection account), into which amounts transferred from the collection account, any pre-funding account, reserve account or other credit or payment enhancement for payment to the noteholders may be deposited or from which payments to noteholders may be made, as specified in the prospectus supplement.

       The servicer may establish with the trustee one or more certificate distribution accounts into which amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or payment enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

       If provided in the prospectus supplement, the servicer will establish an additional payahead account in the name of the indenture trustee into which, to the extent required by the sale and servicing agreement, Payaheads will be deposited until such time as the payment is due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal with respect to the receivables and will not be available for distribution to the securityholders. The payahead account for the trust initially will be maintained with the indenture trustee. Ford Credit, as servicer, will be required to remit Payaheads to the payahead account within the same time as collections are required to be remitted to the collection account as described under “— Collections.”

       Any other bank accounts to be established with respect to the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the prospectus supplement.

       Funds in the trust bank accounts will be invested as provided in the sale and servicing agreement in Permitted Investments. Permitted Investments generally are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the next Payment Date and will not be sold to meet any shortfalls. As a result, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the reserve account does not contain sufficient funds to cover shortfalls in collections on the receivables a temporary shortfall in the amounts distributed to the securityholders could result, potentially increasing the average life of the securities. Investment earnings (net of investment losses and investment expenses) on funds deposited in the trust bank accounts will be deposited in the collection account or distributed as provided in the prospectus supplement.

       The trust bank accounts will be maintained as Eligible Deposit Accounts.

       Servicing Procedures. Ford Credit will act as servicer and make reasonable efforts to collect all payments due on receivables held by the trust. Ford Credit will use the same collection procedures it follows with respect to automotive retail installment sale contracts it continues to own, in a manner consistent with the sale and servicing agreement. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle at a public or private sale, or the taking of any other action permitted by applicable law.

       The servicer, in its discretion, may arrange with the obligor to defer or modify a receivable’s payment schedule. However, the servicer will be obligated to purchase a receivable if it:

•	extends the date for final payment by the obligor of such receivable beyond six months past the last day of the Collection Period preceding the last date that a receivable matures,

•	changes the APR or the total amount or number of scheduled payments of such receivable, or

•	fails to maintain a perfected security interest in the financed vehicle.

       Collections. Ford Credit generally will be required to remit collections it receives on the receivables to the collection account for the trust within two business days of receipt. However, if Ford Credit’s short term unsecured debt ratings satisfy the rating requirements specified in the prospectus supplement, Ford Credit may remit collections on the business day preceding each Payment Date (or, with Rating Agency Confirmation, on each Payment Date). If Ford Credit’s short term unsecured debt ratings do not satisfy the levels specified in the prospectus supplement, but Ford Credit makes other arrangements and obtains a Rating Agency Confirmation from each Rating Agency that rates Ford Credit’s short term unsecured debt below the levels specified in the prospectus supplement, Ford Credit may remit collections on an alternative remittance schedule, but not later than the related Payment Date. If Ford Credit is not the servicer or an Event of Servicing Termination occurs, the servicer will be required to remit collections within two business days of receipt. Pending deposit into the collection account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

       As an administrative convenience and for so long as the short term unsecured debt rating requirement or Rating Agency Confirmation as specified in the preceding paragraph is satisfied, the servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for the trust with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer for the Collection Period. Similarly, the servicer may make a single, net transfer from the collection account to the payahead account, or vice versa. The servicer, however, will account to the trustee, the indenture trustee and the securityholders as if all deposits, distributions, and purchases were made individually.

       Collections on a receivable made during a Collection Period that are not late fees, prepayment charges, or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer on such receivable and then to the scheduled payment. To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections will be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally will be treated as Payaheads until they are transferred to the collection account and applied either to the next scheduled payment or to prepay the Actuarial Receivable in full.

       Actuarial and Simple Interest Advances. If collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of any Payaheads made on such Actuarial Receivable not previously applied will be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make an Actuarial Advance.

       The servicer will make an Actuarial Advance only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from payments by or on behalf of the related obligor or any related Liquidation Proceeds. Upon the servicer’s determination that an Actuarial Advance is not recoverable from these sources, the servicer will be entitled to recoup the Actuarial Advance from collections from other receivables. The servicer will deposit Actuarial Advances in the collection account on or prior to the Payment Date.

       The servicer will make a Simple Interest Advance on a Simple Interest Receivable for which no payment was received during a Collection Period only to the extent that the servicer, in its sole discretion, expects to recoup the Simple Interest Advance from payments by or on behalf of the related obligor or any related Liquidation Proceeds. Upon the servicer’s determination that such a Simple Interest Advance is not recoverable from these sources, the servicer will be entitled to recoup the Simple Interest Advance from collections from other receivables. In addition, the servicer will make a Simple Interest Advance to the extent the interest received on a Simple Interest Receivable in a Collection Period is less than one month’s interest (the interest that would have been received on the Simple Interest Receivable if the scheduled payment had been made on its due date). The servicer will be entitled to recoup such Simple Interest Advance to the extent payments of interest on any Simple Interest Receivables received in a Collection Period exceed one month’s interest on the receivable and will be entitled to all such payments of interest in excess of one month’s interest. The servicer will not make any advances of principal with respect to Simple Interest Receivables. The servicer will deposit Simple Interest Advances in the collection account on or prior to the Payment Date.

       If a trust includes Final Payment Receivables, the circumstances in which the servicer will make any advances will be described in the prospectus supplement.

       If an obligor prepays a receivable in full and the contract did not require the obligor to pay a full month’s interest for the month of prepayment, the servicer will advance the amount of such interest. The servicer will not be entitled to recoup any such Advance.

       The servicer may instruct the indenture trustee to withdraw Advances from the reserve account provided that the servicer within two business days replaces any funds from the reserve account.

       Servicing Compensation and Expenses. The servicer will receive a servicing fee for each Collection Period equal to a specified percentage of the Pool Balance as of the first day of the Collection Period. If specified in the prospectus supplement, the servicer also may retain as a supplemental servicing fee for each Collection Period any late fees, prepayment charges, extension fees, other administrative fees or similar charges collected during the Collection Period. If specified in the prospectus supplement, the servicer also will receive investment earnings (net of investment losses and expenses) on funds deposited in the trust bank accounts and any other bank accounts relating to credit and payment enhancements as specified in the prospectus supplement.

       The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner. Servicing functions include:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting federal income tax information to obligors,

•	paying costs of collections, and

•	monitoring the collateral.

       The fees will also compensate the servicer for administering the receivables pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the receivables.

Payments and Distributions

       Payments of principal and interest on each Class of notes will be made by the indenture trustee to the noteholders. Distributions of principal and interest on each Class of certificates will be made by the trustee or the indenture trustee to the certificateholders. On each Payment Date, the trust will transfer collections on the receivables from the collection account to the note payment account for distribution to any noteholders and to the certificate distribution account for distribution to certificateholders. Credit and payment enhancement, such as a reserve account, may be available to the trust to cover any shortfalls in the amount available for distribution on such date. Distributions of principal of a Class of securities will be subordinate to distributions of interest on such Class of securities, and distributions on one or more Classes of certificates may be subordinate to payments on the notes or other Classes of certificates. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each Class of noteholders and all distributions to each Class of certificateholders will be set forth in the prospectus supplement.

       Allocation of Collections on Receivables. Distributions of principal of the securities may be based on the amount of principal collected or due and the amount of realized losses incurred during a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On each Determination Date, the indenture trustee or the trustee will determine the amount available in the collection account to make payments or distributions to securityholders on the related Payment Date and will make the payments or distributions as described in the prospectus supplement.

Credit and Payment Enhancement

       The amount and the type of credit and payment enhancement with respect to each Class of securities will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit and payment enhancement may be in the form of:

•	subordination of one or more Classes of securities,

•	reserve accounts,

•	overcollateralization to cover credit risk and provide yield enhancement,

•	letters of credit,

•	credit or liquidity facilities,

•	surety bonds,

•	guaranteed investment contracts,

•	guaranteed rate agreements,

•	swaps, caps or other interest rate hedging arrangements,

•	repurchase obligations,

•	yield supplement agreements,

•	other agreements with respect to third party payments or other support,

•	cash deposits or other arrangements, or

•	any combination of the foregoing.

       If specified in the prospectus supplement, credit or payment enhancement for a Class of securities may cover one or more other Classes of securities issued by the trust, and credit or payment enhancement for securities issued by one trust also may cover securities issued by a different trust.

       Credit or payment enhancement may be limited and may only apply to certain Classes of securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any Class of securities of the trust is intended to:

•	enhance the likelihood of receipt by the holders of such Class of securities of the full amount of principal and interest due thereon, and

•	decrease the likelihood that such securityholders will experience losses.

       The credit or payment enhancement for a Class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and payment of interest on the securities. If losses that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement occur, securityholders will bear their allocable share of such uncovered loss. In addition, if a form of credit or payment enhancement covers securities issued by more than one trust, securityholders of that trust will be subject to the risk that credit or payment enhancement will be exhausted by the claims of securityholders of another trust. The details of any credit and payment enhancement will be described in the prospectus supplement.

       Seller may replace credit or payment enhancement with rating confirmation. If provided in the prospectus supplement and if a Rating Agency Confirmation is obtained, the seller may replace the credit or payment enhancement for any Class of securities with another form of credit or payment enhancement without the consent of securityholders.

       Reserve account. A commonly used form of credit and payment enhancement is a reserve account funded by an initial deposit by the seller on the Closing Date. The amount on deposit in the reserve account will be increased on each Payment Date up to the specified reserve balance by the deposit of the amount of collections on the receivables remaining on that Payment Date after the payment of all other required payments and distributions. If specified in the prospectus supplement, the specified reserve balance may be increased upon the occurrence of certain trigger events. The prospectus supplement will describe the relevant details of any reserve account, including how it is funded and invested and how and when distributions may be made from the reserve account, either to securityholders covered by the reserve account or to the seller.

       Seller may assign rights in reserve account subject to conditions. Without the consent of the securityholders, the seller, at any time, may sell, transfer, convey or assign its rights to distributions from the reserve account provided that —

•	Rating Agency Confirmation is obtained;

•	the seller provides to the trustee and the indenture trustee an opinion of counsel that such action will not cause the trust to be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; and

•	such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the seller.

Statements to Trustee and Indenture Trustee

       Prior to each Payment Date with respect to securities, the servicer will provide to the trustee and the indenture trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such trust described under “Certain Information Regarding the Securities — Reports to Securityholders.”

Evidence as to Compliance

       The sale and servicing agreement requires that a firm of independent certified public accountants furnish annually to the trust and trustee or indenture trustee a statement about the servicer’s compliance with certain standards for servicing the receivables, the servicer’s accounting records and computer files and certain other matters.

       The sale and servicing agreement requires the servicer to deliver annually to the trustee and indenture trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give the trustee and the indenture trustee notice of certain Events of Servicing Termination under the sale and servicing agreement.

       Copies of these statements and certificates may be obtained by securityholders by written request addressed to the trustee or indenture trustee.

Certain Matters Regarding the Servicer

       The sale and servicing agreement will provide that Ford Credit may not resign from its obligations and duties as servicer, except upon a determination that Ford Credit’s performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the indenture trustee or trustee or a successor servicer has assumed Ford Credit’s servicing obligations and duties.

       The sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the securityholders for taking any action or for refraining from taking any action or for any errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability.

However, the servicer may undertake any reasonable action that it may deem necessary or desirable relating to the sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the securityholders. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be the servicer’s responsibility and will not be reimbursed by the trust.

       Under the circumstances specified in the sale and servicing agreement, any of the following entities will automatically become the successor of the servicer —

•	any entity into which the servicer may be merged or consolidated,

•	any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer or, with respect to its obligations as servicer,

•	any corporation or other business entity 50% or more of the voting stock or voting power and 50% or more of the economic equity of which is owned, directly or indirectly, by Ford Motor Company that assumes the obligations of the servicer.

       As long as Ford Credit is the servicer, it may at any time subcontract some or substantially all of its duties as servicer to any corporation or other business entity more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned, directly or indirectly, by Ford Motor Company. The servicer, at any time, may perform certain specific servicing duties through other subcontractors. No such subcontracting will relieve the servicer of its responsibilities with respect to its duties, and the servicer will be solely responsible for any fees of any subcontractors.

Events of Servicing Termination

       An “Event of Servicing Termination” under the sale and servicing agreement will consist of any of the following:

•	any failure by the servicer or the seller to deliver to the trustee or the indenture trustee for distribution to the securityholders or for deposit in any of the trust bank accounts or the certificate distribution account any required payment and the failure continues unremedied for three business days after the servicer or the seller receives written notice from the trustee or the indenture trustee or after discovery by an officer of the servicer or the seller;

•	any failure by the servicer or the seller to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement, which failure materially and adversely affects the rights of the securityholders and continues unremedied for 90 days after notice is given to the servicer or the seller by the trustee or to the servicer or the seller and the trustee by holders of securities of not less than 25% of the Note Balance of the Controlling Class (or, if no notes are outstanding, 25% of the Certificate Balance of the Controlling Certificate Class);

•	the occurrence of certain Insolvency Events specified in the sale and servicing agreement with respect to the servicer or the seller; and

•	any other event set forth in the prospectus supplement.

Rights Upon Event of Servicing Termination

       As long as an Event of Servicing Termination is unremedied, the indenture trustee or holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling

Certificate Class or the Class of certificates specified in the prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement. If the servicer is terminated, the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

       If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a servicing transfer. If the indenture trustee is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer having a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the sale and servicing agreement.

Waiver of Past Events of Servicing Termination

       On behalf of all securityholders, the holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may waive any Event of Servicing Termination and its consequences. However, an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust bank accounts or the certificate distribution account cannot be waived.

Amendment

       The parties to the Receivables Sale Agreements may amend the agreements with the consent of the trustee and the indenture trustee to the extent their rights or obligations may be affected but without the consent of the securityholders, in order to add any provisions, change or eliminate any provisions or modify the rights of the securityholders; provided that, in the opinion of counsel satisfactory to the trustee and indenture trustee, such amendment will not materially adversely affect the interests of any securityholder and will not cause the trust to be characterized for federal income tax purposes or certain state tax purposes as an association taxable as a corporation.

       The parties to the Receivables Sale Agreements also may amend the agreements with the consent of

•	the holders of notes evidencing not less than a majority in principal amount of each Class of notes, voting separately, and

•	the holders of the certificates evidencing not less than a majority of the Certificate Balance of the certificates then outstanding,

in order to add any provisions, change or eliminate any provisions or modify the rights of the securityholders. However, no such amendment may

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions required to be made for the benefit of such securityholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the reserve account, if any, or

•	reduce the percentage of the securities that are required to consent to any such amendment,

without the consent of the holders of all the outstanding securities adversely affected by such amendment. In addition, it is a condition to any amendment to the Receivables Sale Agreements that an opinion of counsel be delivered to the effect that such amendment will not cause the trust to be characterized for federal income tax purposes or certain state tax purposes as an association taxable as a corporation.

Termination

       Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the indenture trustee will continue to carry out its obligations under the sale and servicing agreement as agent for the trustee.

       The trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy of the trust without the unanimous approval of all certificateholders and the delivery to the trustee by each certificateholder of a certificate stating that the certificateholder reasonably believes that the trust is insolvent. Any certificates held by the seller, servicer or their affiliates will be excluded from the approval and certification process.

       With respect to the trust, the obligations of the servicer, the seller, the trustee and the indenture trustee under the Receivables Sale Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to securityholders of all amounts required to be paid to them under the Receivables Sale Agreements and (3) the occurrence of either event described below.

       In order to avoid excessive administrative expense, the servicer will have a “clean-up call” option on any Payment Date that the outstanding Pool Balance of the receivables held by the trust is equal to or below the Optional Purchase Percentage of the Pool Balance on the Cutoff Date or other date specified in the prospectus supplement. The servicer will have the option to purchase from the trust all remaining receivables at a price equal to the aggregate of the Purchase Amounts for the receivables, plus the appraised value of any other property of the trust. The servicer will not be permitted to exercise this option unless the purchase price is sufficient to pay all securities issued by the trust in full, including all accrued and unpaid interest and any interest on any overdue interest.

       The prospectus supplement may allow the trustee to sell the receivables in the trust when the Pool Balance is equal to or less than a specified percentage of the initial Pool Balance of the receivables that the seller sold to the trust. The details of the procedures used to solicit bids for the purchase of the receivables remaining in the trust will be described in the prospectus supplement. If the trustee receives satisfactory bids, then the receivables remaining in the trust will be sold to the highest bidder.

       If the servicer purchases the remaining receivables or the trustee sells the receivables as described above, any outstanding securities will be redeemed at the same time.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in Vehicles

       The receivables are retail installment sale contracts that evidence the credit sale of automobiles and light duty trucks by dealers to obligors. The contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the Uniform Commercial Code. Such contracts constitute “chattel paper” under the Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states where the receivables are originated, a security interest in a financed vehicle is perfected by notation of the secured party’s lien on the financed vehicle’s certificate of title. Each receivable prohibits the sale or transfer of the financed vehicle without the consent of Ford Credit or PRIMUS.

       Under the purchase agreement, Ford Credit will assign its security interests in the financed vehicles to the seller. Under the sale and servicing agreement, the seller will assign its security interests in the financed vehicles to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title of the financed vehicles. In addition, the servicer will continue to hold any certificates of title of the financed vehicles in its possession as custodian for the trust under the sale and servicing agreement. See “Description of the Receivables Sale Agreements — Sale and Assignment of Receivables.”

       In most states, assignments such as those under the purchase agreement and the sale and servicing agreement together with a perfected security interest in the contract constituting chattel paper are an effective conveyance of a security interest in the financed vehicles subject to the chattel paper without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit’s or PRIMUS’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles on which Ford Credit or PRIMUS failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit’s warranties under the purchase agreement and of the seller’s warranties under the sale and servicing agreement and would create an obligation of Ford Credit under the purchase agreement and of the seller under the sale and servicing agreement to purchase the receivable if such failure or breach is not cured by the last day of the second month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, the trust’s interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under the purchase agreement to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle after a default would be adversely affected.

       Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a financed vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the financed vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Other states provide for the notation of a lien on the certificate of title but not possession of the certificate of title by the secured party. A secured party must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if the security interest is noted on the certificate of title. In either case, the secured party would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit and PRIMUS take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, Ford Credit or PRIMUS must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and will have an opportunity to require satisfaction of the receivable before release of the lien. Under the sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain perfection of security interests in the financed vehicles.

       Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The tax code also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the trustee or certificateholders or the indenture trustee or noteholders if such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable if the trust loses the priority of its security interest as a result of such liens.

Repossession

       If an obligor defaults on its retail installment sale contract, the holder of the contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method used by Ford Credit and PRIMUS. Self-help repossession involves simply retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Cure Rights

       If an obligor is in default on its contract, some jurisdictions require that the obligor be notified of the default and be given a time period to cure the default prior to repossession. Generally, this right to cure is exercised by only a limited number of defaulted obligors.

       The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. The obligor has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle instead of the full amount owed under the contract for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, a reinstatement right is permitted by payment of delinquent installments instead of the full amount owed under the contract. Repossessed vehicles are generally disposed of by Ford’s Vehicle Remarketing Department at auction.

Deficiency Judgments and Excess Proceeds

       The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. If the net proceeds from resale do not cover the full amount of the obligation, a deficiency judgment can be sought in some states but other states prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor will likely have very little capital or sources of income available following repossession. Therefore, in many cases, it is not useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

       Occasionally, after resale of a vehicle and payment of all expenses and contract obligations, there is a surplus of funds. In that case, the Uniform Commercial Code requires the secured party to remit the surplus to any holder of any junior lien on the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the secured party to remit the surplus to the former obligor.

Consumer Protection Laws

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon finance companies, lenders and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act,

•	the Equal Credit Opportunity Act,

•	the Federal Trade Commission Act,

•	the Fair Credit Reporting Act,

•	the Fair Debt Collection Practices Act,

•	the Magnuson-Moss Warranty Act,

•	the Federal Reserve Board’s Regulations B and Z,

•	state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, and

•	state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws.

       Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

       The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract also may be unable to collect any balance remaining due on the contract thereunder from the obligor. The provisions of the FTC Rule generally are duplicated by the Uniform Consumer Credit code, other statutes, or the common law in certain states.

       Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit’s and the seller’s representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Sale Agreements — Sale and Assignment of the Receivables.”

       Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts generally have upheld the notice provisions of the Uniform Commercial Code and similar laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

       Ford Credit and the seller will warrant under the purchase agreement and the sale and servicing agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law with respect to a receivable, such violation would constitute a breach of warranty under the purchase agreement and the sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Sale Agreements — Sale and Assignment of the Receivables.”

       Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a person who enters military service after the origination of a loan (i) may be entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions, and (iii) may have the maturity of the loan extended, or the payments lowered and the payment schedule adjusted. The Relief Act also applies to a person who was in reserve status and is called to active duty after origination of a loan. The Relief Act covers members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Application of the Relief Act would affect adversely the ability of the servicer to collect full amounts of interest on certain of the receivables and the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, thereafter. If such a receivable goes into default, there may be delays in pursuing remedies for default and losses on the receivable.

Other Limitations

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Financed Vehicles

       The receivables prohibit the sale or transfer of the financed vehicle without consent of the servicer and permit acceleration of the maturity of the receivable upon a sale or transfer without consent of the servicer except where prohibited by law. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the financed vehicle.

FEDERAL INCOME TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes. Unless otherwise indicated, this summary deals only with the consequences to holders of notes that are U.S. persons, as defined below, who acquired their notes at their original issue price in the original issuance of those notes and who hold these notes as capital assets.

       The summary addresses tax consequences generally applicable to all categories of securityholders, and does not address the specific federal income tax consequences applicable to categories of holders that are subject to special rules. For example, it does not discuss the tax treatment of securityholders that are:

•	insurance companies;

•	financial institutions;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

       Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by the trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

       The following summary is based upon current provisions of the tax code, the U.S. Treasury regulations under the tax code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

       For purposes of this discussion, the term U.S. person means a beneficial owner of a security that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

       For purposes of this discussion, the term non-U.S. person means a beneficial owner of a security who is not a U.S. person.

Scope of the Tax Opinions

       Upon issuance of the securities, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be treated as debt for U.S. federal income tax purposes and, depending on the particular transaction, that other Classes of notes will or should be treated as debt for U.S. federal income tax purposes. Purchasers of notes and the trust generally will agree to treat Classes of securities denominated as “notes” as debt for U.S. federal income tax purposes. Opinions of counsel are not binding on the IRS. If the IRS were to argue successfully that a Class of notes should instead be treated as a class of equity in the trust, the consequences described below under the heading “Tax Consequences to Holders of Certificates” would apply to such Class of notes. In particular, income to certain tax-exempt holders (including pension trusts) would be taxable as “unrelated business taxable income.” Purchasers of notes, and in particular, of Classes of notes for which an opinion is rendered that such Class of notes “should” be debt, are urged to review carefully the descriptions below and to consult their tax advisors regarding the U.S. federal income tax treatment of such Classes of notes.

       In addition, Special Tax Counsel has prepared or reviewed the statements under the headings “Summary — Tax Status” and “Federal Income Tax Matters” in this prospectus, in each case as they relate to federal income tax matters and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership or disregarded entity and the notes as debt or equity, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in notes.

Tax Characterization of the Trust

       Special Tax Counsel will deliver its opinion that the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that:

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the tax code requiring some publicly traded partnerships to be taxed as corporations, or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships or, if all of its equity is owned by a single entity, the trust will be a disregarded entity.

       However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its net taxable income. The trust’s taxable income would, in general terms include all of its income on the receivables, reduced by its interest expense on the notes (other than any Class of notes that was recharacterized as equity), increased or decreased by net receipts or payments on any interest rate swap, and reduced by a reasonable servicing fee. Any such corporate income tax could materially reduce the amount of cash available to make payments on the securities, particularly those treated as equity.

       As an entity that is not taxable as a corporation, the trust will be taxed as (i) a partnership, (ii) a “grantor” trust or (iii) a disregarded entity (“DRE”). Assuming that the classification of the notes as debt is correct, the differences among these three entities should not affect the noteholders.

Tax Consequences to Holders of the Notes

       Treatment of the Notes as Indebtedness. The noteholders will be deemed to agree, by their purchase of the notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

       Original Issue Discount. Unless a note is a Short-Term Note, it will be treated as issued with original issue discount (“OID”) if the excess of the note’s “stated redemption price at maturity” over the issue price equals or exceeds a statutorily defined de minimis amount. The de minimis amount is equal to one quarter of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include such OID in its gross income as ordinary interest income as it accrues under a method taking into account an economic (constant yield) accrual of the discount. In general, a holder of a note with OID must include the OID in its income before the holder receives the cash representing that income.

       The issue price of a note of a Class generally will be the initial offering price at which a substantial amount of the notes of that Class are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the noteholders for accrued interest, if any, that relates to a period prior to the Closing Date. Under the U.S. Treasury regulations governing OID, the stated redemption price at maturity is the sum of all payments on the note other than any “qualified stated interest” payments. Interest on the notes is expected to be “qualified stated interest”.

       The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above. However, the amount of any de minimis OID must be included in income as principal payments are received on a note, in the proportion that each such payment bears to the original principal amount of the note.

       The holder of a note issued with OID must include such OID in its gross income for the period during each taxable year for which it holds such note. In the case of an obligation for which the rate of principal payments depend on the rate of prepayments by underlying borrowers, such as the notes, OID is computed by taking into account an assumption regarding the rate of prepayments of the underlying obligations. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of:

•	the present value of all payments remaining to be made on the note as of the close of the accrual period (generally, the period between Payment Dates); and

•	the payments during the accrual period of amounts included in the stated redemption price of the note; over

•	the “adjusted issue price” of the note at the beginning of the accrual period.

       The effect of this method is to increase the portions of OID required to be included in the income of a noteholder to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in the income of a noteholder to take into account prepayments of the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to noteholders based on the Prepayment Assumption, no representation is made to noteholders that the receivables will be prepaid at that rate or at any other rate.

       A holder of a note that acquires the note for an amount that exceeds its stated redemption price will be entitled to adjust OID accruals in accordance with applicable regulations to take account of the difference between the adjusted issue price of the note and its purchase price.

       Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note (other than a Short-Term Note, as described below) may elect to include in its income all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though:

•	the issue price of the note were equal to the noteholder’s adjusted basis in the note immediately after its acquisition by the noteholder;

•	the note were issued on the noteholder’s acquisition date; and

•	none of the interest payments on the note were “qualified stated interest.”

       A noteholder may make such an election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

       Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the tax code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter:

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income to the noteholder.

       Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is:

•	the number of days the noteholder held the note

    and the denominator of which is

•	the number of days from the date the noteholder acquired the note until its maturity date.

       The noteholder may elect, however, to determine accrued market discount under the constant yield method.

       Limitations imposed by the tax code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.

       Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.

       Short-Term Notes. Under the tax code, special rules apply to Short-Term Notes. Such notes are treated as issued with “acquisition discount” that is calculated and included in income under principles similar to those governing OID, except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis noteholders and certain other noteholders, including banks, regulated investment companies, dealers in securities and cash basis noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes either on a straight-line basis or under a constant yield method (based on daily compounding), at the election of the noteholder. In the case of a noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

       Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale; and

•	the holder’s adjusted tax basis in the note.

       The adjusted tax basis of a note to a particular noteholder generally will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in its income with respect to the note and decreased by any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note.

       Any such gain or loss and any gain or loss realized upon prepayment of a note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the noteholder held the note as a capital asset, except for gain representing accrued interest, accrued market discount or

OID that has not previously accrued, in each case to the extent not previously included in income. A noteholder may generally only use capital losses incurred on sale or other disposition of a note to offset the noteholder’s capital gains.

       Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a note unless:

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the seller (or of an affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership;

•	the non-U.S. person is a bank receiving interest described in Section 881(c)(3)(A) of the tax code;

•	such interest is contingent interest described in Section 871(h)(4) of the tax code; or

•	the non-U.S. person (who is a noteholder) bears certain relationships to any certificateholder.

       To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that:

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

       Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold tax from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

       Possible Alternative Treatments of the Notes. If the IRS successfully asserted that one or more Classes of notes did not represent debt for federal income tax purposes, such notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to noteholders that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

Tax Consequences to Holders of Certificates

       Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the holders of Classes of certificates offered by a trust, if any, will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the certificateholders of that trust, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated in this prospectus supplement.

       A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, one or more Classes of certificates of a trust might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below, although the recharacterization of notes as equity could result in less favorable treatment to noteholders, particularly if the yield on such notes were not treated as a “guaranteed payment”. The following discussion assumes that the certificates represent equity interests in a partnership.

       Partnership Taxation. Assuming that a trust is classified as a partnership, the trust will not be subject to federal income tax, but each certificateholder will be required to take into account separately such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Payment Dates, any gain upon collection or disposition of the receivables and any income earned on any net receipts or net payments received on any interest rate swaps. The trusts’ deductions will consist primarily of interest accruing on the notes, servicing and other fees, net swap payments by the trust and losses or deductions upon collection or the disposition of the receivables.

       The tax items of a partnership are allocable to the partners in accordance with the tax code, Treasury regulations and the partnership agreement (which in this case is the trust agreement). In the trust agreement (unless a different arrangement is disclosed in the prospectus supplement), the certificateholders will agree that the yield on a certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a certificateholder as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the certificateholders of each Class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of:

•	the amount of interest that accrues on such Class of certificates for such interest period based on the rate of interest on that Class of certificates;

•	an amount equivalent to interest that accrues during such interest period on amounts previously due on such Class of certificates but not yet distributed; and

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such Class of certificates over their initial issue price.

       All remaining taxable income of the trust generally will be allocated to the seller, as “general partner” of the trust.

       Except as set forth below, losses and deductions generally will not be allocated to the certificateholders except to the extent the certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a certificateholder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

       Although the allocation of gross income to certificateholders described above if the certificateholders are not treated as receiving a “guaranteed payment” is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

       The seller believes that allocating partnership income on the foregoing basis should comport with the certificateholders’ economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, under the foregoing method of allocation, certificateholders of each Class of certificates may be allocated income equal to the amount of interest accruing on such Class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis certificateholders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

       Certificateholders will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The tax code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the certificateholders possessing a 5% or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

       All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the tax code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect certain taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn “interest” income on their investment in the trust.

       Limitations on Losses and Deductions. If losses or deductions are allocated to certificateholders in the circumstances described above, the following rules will apply. Under the “passive activity” rules of the tax code, any loss allocated to a certificateholder who is a natural person, estate, trust, closely held “C” corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a certificateholder would be “portfolio income.” Moreover, any losses allocated to a certificateholder may be capital losses.

       In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (that do not include interest expense) only to the extent that they exceed two percent of the taxpayer’s adjusted gross income. Those limitations would apply to an individual certificateholder’s share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash that the certificateholder is entitled to receive over the life of the trust.

       The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but the seller believes that there would not be a material adverse effect on certificateholders.

       Discount and Premium. The receivables in a trust may include receivables issued with original issue discount or imputed interest, and, therefore, the trust may have original issue discount or imputed interest income. In addition, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. The trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

       It is unclear exactly how the imputed interest rules are applied to a receivable that is subsequently sold. If a trust acquires receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

       Section 708 Termination. Under Section 708 of the tax code, a trust (if it is a partnership) will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

       Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust separately from the portion of the trust’s income allocated to the certificateholder. A certificateholder will, however:

•	recognize gain to the extent any money distributed exceeds the certificateholder’s adjusted basis in the certificates (as described below under “— Disposition of Certificates”) immediately before the distribution; and

•	recognize loss upon termination of the trust or termination of the certificateholder’s interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder’s adjusted basis in the certificates.

       Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

       Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income that is includible in income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

       Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables generally would be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

       If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, such excess generally will give rise to a capital loss upon the payment in full of the certificates.

       Allocations Between Transferors and Transferees. In general, a trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

       The use of such a monthly convention may not be permitted by existing U.S. Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of a trust might be reallocated among the certificateholders to cause income and deductions to be allocated more precisely to the persons who were partners at the time of the accruals. The seller is authorized to revise a trust’s method of allocation between transferors and transferees to conform to a method permitted by future U.S. Treasury regulations.

       Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder’s basis. The tax basis of a trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such elections. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

       Administrative Matters. The owner trustee is required to keep complete and accurate books of each trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of each trust will be the calendar year, to the extent permitted by law. The owner trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and federal taxpayer identification number of the nominee; and

•	as to each beneficial owner —

—	the name, address and federal taxpayer identification number of such person;

—	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

—	certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

       In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

       The tax code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each certificateholder. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the “tax matters partner” for each trust and, as such, is designated to receive notice on behalf of, and to provide notice to those certificateholders not receiving notice from, the IRS, and to represent the certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and while the certificateholders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such certificateholders will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with less than a 1% interest in the trust (except for any group of such certificateholders with an aggregate interest of 5% or more in the trust’s profits that elects to form a notice group or certificateholders who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

       Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to “backup” withholding tax unless, in general, the certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the tax code.

       No Non-U.S. Persons. The Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include certificateholders whose ownership of the certificates is effectively connected with such person’s conduct of a trade or business within the United States (within the meaning of the tax code) and who provides the trust and the seller with a Form W-8BEN and Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).

Certain U.S. Federal Income Tax Documentation Requirements

       A beneficial owner of notes holding securities through Clearstream Luxembourg or Euroclear or any other non-U.S. noteholder will be subject to U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

       Treasury regulations provide that, in order to qualify for reduced rates of withholding, non-U.S. persons must file a Form W-8BEN and Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). All beneficial owners must file a Form W-8BEN or W-8ECI.

       Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a note files by submitting Form W-8BEN or Form W-8ECI to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN or W-8ECI is effective for three calendar years.

       This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the notes.

STATE TAX MATTERS

       Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of securities in all of the state and local taxing jurisdictions in which they may be subject to tax. Securityholders are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

Michigan Tax Consequences

       The State of Michigan imposes a tax on the income of individuals and the Single Business Tax, that is based partially upon the net income of corporations, partnerships, other entities and individuals doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes, applicable judicial precedent, and applicable administrative rules and guidance, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

       The Ford Motor Company Office of General Counsel will deliver an opinion that, assuming the notes will be treated as debt for federal income tax purposes, the notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of notes. However, a noteholder already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of the notes. If any Class of notes were treated as equity interests in the trust, adverse tax consequences may occur for holders of such notes. For example, a noteholder that is a non-resident of Michigan may be subject to Michigan income tax on income received on notes that are treated as equity in the trust.

       The Ford Motor Company Office of General Counsel will deliver an opinion that if the arrangement created by the trust agreement is not classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, the same treatment should also apply for Michigan tax purposes, and the trust should have no Michigan Single Business Tax liability. However, if the trust were taxed as a partnership (which will be the case if any Class of notes were treated as equity interests in the trust), the trust would be subject to Michigan Single Business Tax at the applicable rate on its income, excluding interest income and interest expense. If such tax were imposed on taxable income of the trust, the funds available for distribution to the securityholders would be reduced.

       THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

       The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the tax code impose certain requirements on Benefit Plan Investors and on persons who are fiduciaries of Benefit Plan Investors. In accordance with ERISA’s general fiduciary standards, before investing in securities, a Benefit Plan Investor fiduciary should determine, among other factors, whether the investment:

•	is permitted under the governing Plan;

•	is appropriate for the Benefit Plan Investor in view of its overall investment policy and the composition and diversification of its portfolio; and

•	is prudent considering the factors discussed in this prospectus.

       “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA, including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(a)(1) of the tax code, whether or not subject to the tax code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, an insurance company general account.

       ERISA and the tax code prohibit some transactions involving assets of a Benefit Plan Investor and persons who are “parties in interest” under ERISA or “disqualified persons” under the tax code. Prohibited transactions may generate excise taxes and other liabilities.

       A fiduciary of any Benefit Plan Investor should carefully review with its legal and other advisors whether the purchase or holding of any securities of the trust could give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code, and should read “ERISA Considerations” in the prospectus supplement regarding any restrictions on the purchase and/or holding of the securities offered thereby.

Prohibited Transaction Considerations

       Whether or not an investment in the securities will give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code will depend on the structure of the trust.

       Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the tax code if assets of the trust were deemed to be assets of a Plan investing in securities issued by the trust. Under the Plan Assets Regulation (which means a regulation 12 C.F.R. Section 2510.3-101) issued by the United States Department of Labor (“DOL”), the assets of the trust would be treated as plan assets of a Benefit Plan Investor for purposes of ERISA and the tax code if the Benefit Plan Investor acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, if a Benefit Plan Investor invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Benefit Plan Investor’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant.”

       Equity participation in an entity by Benefit Plan Investors is “significant” on any date if the 25% Limitation is exceeded. The 25% Limitation is met if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any class of equity interest in the entity is held by Benefit Plan Investors. For purposes of making determinations under the 25% Limitation, (i) the value of any equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person is disregarded, and (ii) only the proportion of an issuance company general account’s equity investment in the entity that represents plan assets is taken into account.

       The certificates will most likely be deemed “equity interests” for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of notes by a Benefit Plan Investor may also give rise to potential prohibited transactions, and all prospective investors should review the discussion in this prospectus with their legal advisors.

Investment in Notes

       The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. If provided in the prospectus supplement that a Class of notes is not to be treated as indebtedness for ERISA purposes, the discussion in “— Investment in the Certificates” below will apply to any such Class of notes. However, without regard to whether the notes are treated as an Equity Interest for such purposes, the acquisition or holding of such notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the trust, trustee, indenture trustee, any holder of the certificates of such trust or any of their respective affiliates, is or becomes a “party in interest” under ERISA or a “disqualified person” under the tax code with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. Included among these exemptions are Prohibited Transaction Class Exemptions PTCE 90-1, PTCE 95-60, PTCE 91-38, PTCE 96-23, and PTCE 84-14. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Investment in Certificates

       Certificates will most likely be treated as “equity interests” under the Plan Assets Regulation. Accordingly, if equity participation in the certificates by Benefit Plan Investors is “significant” within the meaning of the Plan Assets Regulation, the assets of the trust could be deemed to be the assets of Benefit Plan Investors investing in the certificates. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and of the tax code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

       In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of their respective affiliates, is or becomes a “party in interest” under ERISA or a “disqualified person” under the tax code with respect to any Benefit Plan Investor that purchases and holds the notes without being covered by one or more of the exemptions described above in “— Investment in Notes.”

Underwriter’s Exemption

       The securities may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the DOL to specified underwriters. The underwriter’s exemption provides relief to Benefit Plan Investors subject to ERISA or subject to Section 4975 of the tax code with respect to the initial purchase, holding and subsequent resale by Benefit Plan Investors of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include retail installment sale contracts such as those collateralizing the securities.

       The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the securities by a Benefit Plan Investor are the following:

(1) The acquisition of securities by a Benefit Plan Investor is on terms, including the price, that are at least as favorable to the Benefit Plan Investor as they would be in an arm’s-length transaction with an unrelated party;

(2) The securities acquired by the Benefit Plan Investor have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc., doing business as Fitch Ratings;

(3) The sum of all payments made to the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the sale and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection with these services;

(4) The trustee is a substantial financial institution and is not an “affiliate” as defined in the exemption, of any other member of the “restricted group” (which consists of the underwriter, the indenture trustee, the trustee, the seller, the servicer, any subservicer, any obligor with respect to retail installment sale contracts consisting of more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the securities and any affiliate of these parties) other than an underwriter.

(5) The Benefit Plan Investor investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933; and

(6) The trust satisfies the following requirements:

(a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools;

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Benefit Plan Investor’s acquisition of the securities;

(c) securities evidencing interests in these other investment pools have been purchased by investors other than Benefit Plan Investors for at least one year prior to any Benefit Plan Investor’s acquisition of the securities; and

(7) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the “sponsor” as defined in the underwriter’s exemption, in the event of the bankruptcy or insolvency of the “sponsor”; and the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and requires the delivery of an opinion in connection with the assets transferred to the trust that a “true sale” of the assets has occurred and that “such transfer is not being made pursuant to a financing of the assets by the sponsor”.

       If any Class of securities involves an interest rate swap or cap entered into by the trust, then each particular swap or cap transaction relating to that Class of securities must meet certain conditions for the underwriter’s exemption to apply, including that (1) the swap or cap is an “eligible swap” with an “eligible swap counterparty,” as defined in the underwriter’s exemption, (2) only “qualified plan investors,” as defined in the underwriter’s exemption, may rely on the underwriter’s exemption, and (3) prior to the issuance of any debt securities, a legal opinion is received that states that the debt holders have a perfected security interest in the assets of the trust.

       Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by Benefit Plan Investors sponsored by the seller, the underwriters, the trustee, the indenture trustee, the servicer or any “obligor” (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other Benefit Plan Investors only if, among other requirements:

•	a Benefit Plan Investor’s investment in the securities does not exceed 25% of all of the securities outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a Benefit Plan Investor with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of securities in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

       The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Benefit Plan Investors before the Benefit Plan Investors purchase the securities issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and Receivables Sale Agreements. These agreements will be described in all material respects in this prospectus and the prospectus supplement.

       Each prospective purchaser of securities in reliance on the underwriter’s exemption should consider the possibility that the rating of a security may change during the period that security is held. If the rating were to decline below BBB-, the security could no longer be transferred to a Benefit Plan Investor in reliance on the exemption.

Publicly Offered Securities Exception

       One exception under the Plan Assets Regulation that may apply to a particular Class of certificates provides that an investing Benefit Plan Investor’s assets will not include any of the underlying assets of an entity if the class of “equity” interests in question are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). For information as to the applicability of the Publicly Offered Securities Exception with respect to any Class of certificates, please see “ERISA Considerations” in the prospectus supplement.

Special Considerations Applicable to Insurance Company General Accounts

       Under Section 401(c) of ERISA, the DOL issued final regulations effective January 5, 2000, (the “General Account Regulations”), with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the tax code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the issuer satisfies various conditions.

Benefit Plan Investors Not Subject to ERISA or the Tax Code

       Certain employee benefit plans, such as governmental plans and certain church plans (each of which is defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the tax code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in securities of any trust without regard to the factors described in this prospectus and under “ERISA Considerations” in the prospectus supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the tax code is subject to the prohibited transaction rules set forth in Section 503 of the tax code.

General Investment Considerations

       Prospective investors who are Benefit Plan Investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in any securities of the trust. Moreover, each Benefit Plan Investor fiduciary should take into account, among other considerations, the following:

•	whether the fiduciary has the authority to make the investment;

•	the composition of the Benefit Plan Investor’s portfolio with respect to diversification by type of asset;

•	the Benefit Plan Investor’s funding objectives;

•	the tax effects of the investment; and

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any securities of the trust is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

       For more information, including whether the underwriter’s exemption or another exception is likely to provide relief for a particular Class of securities, please see “ERISA Considerations” in the prospectus supplement. If you are a fiduciary considering the purchase of any of the securities for a Benefit Plan Investor, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an exception or an exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the securities are an appropriate investment for a Benefit Plan Investor under ERISA and the tax code.

PLAN OF DISTRIBUTION

       The seller will cause the trust to sell to the underwriters named in the prospectus supplement the securities of the trust that the seller agrees to sell in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each Class of securities set forth in the prospectus supplement and the underwriting agreement.

       The prospectus supplement (or supplemental prospectus supplement, as described below) will either:

•	set forth the price at which each Class of securities will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such securities; or

•	specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

       After the initial public offering of the securities, the public offering prices and the concessions may be changed. The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit, Ford Financial Services, Inc. or another affiliate for the sale of a specified Class of securities originally purchased from the seller by Ford Credit or by Ford Financial Services, Inc. or any other affiliate.

       The seller and Ford Credit will indemnify the underwriters of securities purchased from the seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make. Ford Credit will indemnify the underwriters of securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make.

       The trust, from time to time, may invest the funds in its trust bank accounts in Permitted Investments acquired from the underwriters or from the seller.

       Under the underwriting agreement, the closing of the sale of any Class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other Classes of securities of that trust (some of which may not be registered or may not be publicly offered).

       The prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL OPINIONS

       Certain legal matters relating to the securities of the trust will be passed upon for the trust, the seller and the servicer by counsel specified in the prospectus supplement. Certain legal matters will be passed upon for the underwriters by counsel specified in the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

       The seller, as originator of each trust, has filed with the SEC a Registration Statement, Registration No. 333-89048 under the Securities Act, with respect to the securities offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the trust, Ford Credit, the seller or Ford Motor Company has filed or causes to be filed and obtain copies of the Registration Statement at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC’s regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain more information about the Ford Motor Company and Ford Credit at www.Ford.com and www.FordCredit.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities issued by the trust (including any market-making transactions with respect to such securities unless exempt from the registration requirements of the Securities Act) are deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this prospectus.

       The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Motor Credit Company, c/o Secretary, One American Road, Dearborn, Michigan 48126 (Telephone: (313) 322-3000).

GLOSSARY OF TERMS FOR THE PROSPECTUS

       Set forth below is a list of the defined terms used in this prospectus.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “Actuarial Receivable” means a receivable that provides for amortization of the amount financed over a series of fixed level payment monthly installments where each monthly installment consists of an amount of interest equal to  1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment, except that the last scheduled payment may be different, but in no event more than twice the amount of the level monthly payment.

       “Additional Receivables” means an additional receivable purchased by the trust from the seller during the Revolving Period.

       “Advances” means, collectively, Actuarial Advances and Simple Interest Advances.

       “administrator” means Ford Credit, in its capacity as administrator of the trust under an administration agreement.

       “APR” means, with respect to a receivable, its annual percentage rate and with respect to the pool of receivables, the weighted average annual percentage rate of all of the receivables in that pool.

       “Base Rate” means, with respect to Floating Rate Securities, an interest rate basis upon which a Spread is applied to calculate the interest rate of the Floating Rate Securities for a particular period.

       “Basic Documents” means the trust agreement, purchase agreement, sale and servicing agreement, indenture, administration agreement, control agreement and certain other related documents.

       “Book-Entry Securities” means the securities that are held in the U.S. through DTC and in Europe through Clearstream Luxembourg or Euroclear.

       “Calculation Agent” means, if Floating Rate Securities are issued, the calculation agent appointed to calculate interest rates on each Class of Floating Rate Securities.

       “Calculation Date” means:

(1)	with respect to any CD Rate Determination Date, any Commercial Paper Rate Determination Date or any Treasury Rate Determination Date, the first to occur of:

•	the tenth calendar day after the respective determination date or, if that date is not a business day, the next business day, or

•	the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date; and

(2)	with respect to any Federal Funds Rate Determination Date, the next business day.

       “CD Rate” for each Interest Reset Period will be the rate as of the CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity designated in the prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the CD Rate will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the CD Rate will be calculated by the Calculation Agent for such CD Rate Security from the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers selected by the Calculation Agent for such CD Rate Security in negotiable U.S. dollar certificates of deposit in The City of New York for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

       “CD Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “CD Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the CD Rate.

       “Certificate Balance” means with respect to each Class of certificates and as the context so requires, (i) with respect to all certificates of such Class, an amount equal to the initial Certificate Balance of such Class of certificates, reduced by all amounts distributed to certificateholders of such Class of certificates and allocable to principal or (ii) with respect to any certificate of such Class, an amount equal to the initial denomination of such certificate, reduced by all amounts distributed in respect of such certificate and allocable to principal.

       “Certificate Rate” means, with respect to each Class of certificates, the rate specified in the prospectus supplement at which interest may accrue.

       “Class” means a class of notes or certificates issued by the trust having the same interest rate, maturity and alphabetical and numerical designation.

       “Clearstream Luxembourg” means Clearstream Banking Luxembourg S.A., a professional depository under the laws of Luxembourg, formerly known as Cedelbank, sociéte anonyme.

       “Clearstream Luxembourg Customer” means a participating organization of Clearstream Luxembourg.

       “Closing Date” means the date specified in the prospectus supplement on which the seller will sell and transfer the Initial Receivables to the trust.

       “Collection Period” means, with respect to securities of each trust, the period specified in the prospectus supplement with respect to calculating payments and proceeds of the receivables.

       “Commercial Paper Rate” for each Interest Reset Period will be the Money Market Yield on the Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the prospectus supplement, published in H.15(519) under the heading “Commercial Paper.” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper — Nonfinancial.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper selected by the Calculation Agent for such Commercial Paper Rate Security in The City of New York for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized Rating Agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the Commercial

Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

       “Commercial Paper Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “Commercial Paper Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the Commercial Paper Rate.

       “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

       “Controlling Certificate Class” means the most senior class of certificates outstanding, as described in the prospectus supplement.

       “Controlling Class” means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter the Class B Notes described in the prospectus supplement as long as any Class B Notes are outstanding, and thereafter each other Class of notes described in the prospectus supplement in order of seniority.

       “Cutoff Date” means the “Cutoff Date” specified in the prospectus supplement.

       “Definitive Certificates” means, with respect to any Class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Notes” means, with respect to any Class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

       “Determination Date” means the business day immediately preceding each Payment Date.

       “DTC” means The Depository Trust Company and any successor depository selected by the trust.

       “Eligible Deposit Account” means either:

•	a segregated bank account with an Eligible Institution; or

•	a segregated trust bank account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such bank account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

       “Eligible Institution” means, with respect to securities of the trust:

•	the corporate trust department of the indenture trustee or the trustee, as applicable; or

•	a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

       “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

       “Events of Default” under the indenture will consist of the events specified under “Description of the Notes — The Indenture” in this prospectus.

       “Events of Servicing Termination” under the sale and servicing agreement will consist of the events specified under “Description of the Receivables Sale Agreements — Events of Servicing Termination” in this prospectus.

       “Federal Funds Rate” for each Interest Reset Period will be the effective rate on the Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Federal Funds Rate will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/ Effective Rate.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Federal Funds Rate will be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York on or before 3:00 p.m., New York City time on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such prospectus supplement for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such prospectus supplement on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

       “Federal Funds Rate Determination Date” means the Interest Reset Date for the related Interest Reset Period.

       “Federal Funds Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the Federal Funds Rate.

       “Final Payment Receivables” means monthly payment receivables secured by new or used automobiles or light duty trucks with a final scheduled payment that is more than two times greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable and will be treated as an Actuarial Receivable or a Simple Interest Receivable with respect to those payments, but also requires a final scheduled payment due after payment of such monthly installments that may be satisfied by —

•	payment in full in cash of such amount;

•	if so provided in the retail installment sales contract, sale of the vehicle to Ford Credit provided certain conditions are satisfied; or

•	if so provided in the retail installment sales contract, refinancing the final scheduled payment in accordance with certain conditions.

       “Fixed Rate Securities” means securities (other than certain Classes of Strip Notes or Strip Certificates) that bear interest at a fixed rate per annum.

       “Floating Rate Securities” means securities (other than certain Classes of Strip Notes or Strip Certificates) that bear interest at a variable or adjustable rate per annum.

       “Ford Credit” means Ford Motor Credit Company.

       “Funding Period” means the period specified in the prospectus supplement during which the seller will sell Subsequent Receivables to the trust.

       “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

       “indenture trustee” means the indenture trustee identified in the prospectus supplement.

       “Index Maturity” means, for any Class of Floating Rate Securities, the period of maturity of the instrument or obligation from which the Base Rate is calculated.

       “Initial Pool Balance” means the Pool Balance on the Closing Date, as described in the prospectus supplement.

       “Initial Receivables” means the receivables the seller will sell or transfer to the trust on the Closing Date specified in the prospectus supplement having an aggregate principal balance specified in the prospectus supplement as of the applicable Cutoff Date.

       “Insolvency Event” means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

       “Insolvency Laws” means the United States Bankruptcy Code and similar applicable state laws.

       “Interest Reset Date” means the first day of the applicable Interest Reset Period, or such other day as may be specified in the prospectus supplement with respect to a Class of Floating Rate Securities.

       “Interest Reset Period” means with respect to any Class of Floating Rate Securities, each period in which interest accrues, as defined in the prospectus supplement.

       “LIBOR” with respect to the London Inter-Bank Offering Rate indexed to the offered rates for U.S. dollar deposits, for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

(1)	On the LIBOR Determination Date, the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the prospectus supplement, commencing on such Interest Reset Date, which appear on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and “Telerate Page 3750” means the display designated as page “3750” by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

(2)	If such rate does not appear on the Telerate Page 3750 on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The

City of New York selected by the Calculation Agent of such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

       “LIBOR Determination Date” means the second London banking day prior to the Interest Reset Date for the related Interest Reset Period.

       “LIBOR Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to LIBOR.

       “Liquidation Proceeds” means all proceeds of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables in accordance with the servicer’s customary servicing procedures.

       “Liquidated Receivables” means a receivable that:

•	by its terms, is in default; and

•	the servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full of that receivable is unlikely or has repossessed and disposed of the financed vehicle.

       “Money Market Yield” means a yield calculated in accordance with the following formula:

Money Market Yield	=	D × 360 × 100

360 -(D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

       “Note Balance” means with respect to each Class of notes and as the context so requires, (i) with respect to a Class of notes, an amount equal to the initial Note Balance of such Class of notes, reduced by all amounts distributed to noteholders of such Class of notes and allocable to principal or (ii) with respect to any note, an amount equal to the initial denomination of such note, reduced by all amounts distributed in respect of such note and allocable to principal.

       “Note Interest Rate” means, with respect to each Class of notes, the rate specified in the prospectus supplement at which interest may accrue.

       “Optional Purchase Percentage” means the percentage specified in the prospectus supplement for the exercise by the servicer of a “clean-up” call purchase option.

       “Payaheads” means early payments by or on behalf of obligors on Actuarial Receivables that do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the applicable Cutoff Date.

       “Payment Date” means the dates specified in the prospectus supplement for the payment of principal of and interest on the securities.

       “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the Rating Agencies rating the securities;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the Rating Agencies rating the securities;

•	investments in money market funds having the highest rating from the Rating Agencies rating the securities;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the Rating Agencies rating the securities; and

•	any other investment acceptable to the Rating Agencies.

Permitted Investments are generally limited to obligations or securities that mature on or before the next Payment Date.

       “Pool Balance” means the aggregate principal balance of the receivables as of the Cutoff Date or the end of a Collection Period, as further described in the prospectus supplement. The principal balance of a receivable as of the Cutoff Date or the last day of any Collection Period means the amount advanced toward the purchase of the financed vehicle and related costs, less

•	in the case of an Actuarial Receivable, that portion of scheduled payments allocable to principal due on or prior to such day,

•	in the case of a Simple Interest Receivable, that portion of scheduled payments allocable to principal actually received on or prior to such day,

•	any refunded portion of extended warranty protection plan costs, or physical damage, credit life or disability insurance premiums included in the amount financed,

•	any payment of the Purchase Amount allocable to principal, and

•	any prepayment in full or any partial prepayments applied to reduce the balance of the receivable.

       “PRIMUS” means:

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Primus Financial Services, a d/b/a of Ford Credit, conducting its business as a division of Ford Credit.

       “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month’s interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

       “Rating Agencies” means the nationally recognized Rating Agencies providing a rating on any of the securities issued by the trust.

       “Rating Agency Confirmation” means with respect to any proposed action, written confirmation from each Rating Agency (unless otherwise stated) that the proposed action will not cause such Rating Agency to reduce or withdraw its rating, if any, on any Class of securities.

       “Receivables Sale Agreements” means, collectively, the purchase agreement under which Ford Credit will sell receivables to the seller, the sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, the trust agreement under which the trust will be created and certificates will be issued and the administration agreement under which Ford Credit will undertake certain administrative duties.

       “Residual Cash Flow Certificates” means certificates that are entitled to all or a portion of any remaining payments of principal and interest on the receivables after making all other distributions required on each payment date.

       “Residual Cash Flow Notes” means notes that are entitled to all or a portion of any remaining payments of principal and interest on the receivables after making all other distributions required on each payment date.

       “Revolving Period” means the period specified in the prospectus supplement during which the seller will sell Additional Receivables to the trust.

       “seller” means Ford Credit Auto Receivables Two LLC, a Delaware limited liability company, as the seller of the securities being offered by the prospectus supplement.

       “servicer” means Ford Credit acting in its capacity as servicer of the receivables under the sale and servicing agreement.

       “Servicer Report” means the report prepared by the servicer or administrator and provided to the indenture trustee and the trustee to be delivered to the noteholders by the indenture trustee and to the certificateholders by the trustee with respect to each Payment Date.

       “Simple Interest Advance” means an amount that the servicer may deposit into the collection account, in its sole discretion, equal to the amount of interest that would have been due on the Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

       “Simple Interest Receivable” means a receivable that provides for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments except for the last scheduled payment which may be different but in no event more than twice the amount of the level monthly payment, where each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made and an amount of principal equal to the remainder of the fixed installment. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       “Special Tax Counsel” means the special federal tax counsel to the trust specified in the prospectus supplement that will provide an opinion regarding certain federal income tax matters.

       “Spread” means the number of basis points (one basis point is equal to one one-hundredth of a percentage point), as specified in the prospectus supplement, to be added to or subtracted from the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Spread Multiplier” means the percentage, if any, specified in the prospectus supplement, to be multiplied by the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Strip Certificates” means any certificates issued that are entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

       “Strip Notes” means any notes issued that are entitled to principal payments with disproportionate, nominal or no interest payments, or interest payments with disproportionate, nominal or no principal payments.

       “Subsequent Receivables” means additional receivables sold by the seller to the trust after the Closing Date during a Funding Period.

       “Subsequent Transfer Date” means each date specified as a sale date in the prospectus supplement on which Subsequent Receivables or Additional Receivables will be transferred by the seller to the trust.

       “tax code” means the Internal Revenue Code of 1986, as amended.

       “Treasury Rate” for each Interest Period, means the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of U.S. Treasury bills having the Index Maturity specified in the prospectus supplement, as such rate is published in H.15(519) under the heading “U.S. Government Securities — Treasury bills — auction average (investment)”. If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above on or before 3:00 p.m., New York City time on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate will be calculated by the Calculation Agent and will be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected by such Calculation Agent are not quoting bid rates, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

       “Treasury Rate Determination Date” means, for each Interest Reset Period, the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date instead will be the business day immediately following such auction date.

       “Treasury Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the Treasury Rate.

       “trustee” means the trustee identified in the prospectus supplement.

       “Variable Pay Revolving Notes” means notes issued by the trust under which the purchaser thereof may provide advances to pay in full or in part another security issued by the trust.

       “Variable Pay Term Notes” means notes issued by the trust that are issued to pay in full or in part another security issued by the trust.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

       Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

       Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

       Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references in this prospectus and in the prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities for distribution to holders of Book-Entry Securities in accordance with DTC’s procedures with respect thereto.

       If DTC, Clearstream Luxembourg or Euroclear discontinue its services, the administrator of each trust will seek an alternative depository (if available) or cause the issuance of Definitive Securities to securityholders or their nominees in the manner described under “Certain Information Regarding the Securities— Book-Entry Registration” in this prospectus.

       Except as required by law, none of the administrator, the trustee or the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       Secondary Market Trading of the Global Securities. Since the purchaser of a security determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Trading between Clearstream Luxembourg customers and/or Euroclear participants. Secondary market trading between Clearstream Luxembourg customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg customer or a Euroclear participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg customer or Euroclear participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

       Clearstream Luxembourg customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

       As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Luxembourg customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg customer’s or Euroclear participant’s particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Luxembourg customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

       Trading between Clearstream Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Luxembourg customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Luxembourg customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

       Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Luxembourg customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg customer or Euroclear participant.

       Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

       DTC will advise the trust that it will take any action permitted to be taken by a securityholder under the indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

       Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

       The Depositories.

•	DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg customers through electronic book-entry changes in accounts of Clearstream Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in any of 36 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg customer, either directly or indirectly.

•	Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

       The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Luxembourg and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system.

       All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

       Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.

Ford Credit Auto

Receivables Two LLC
Seller

Ford Motor Credit Company

Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit

Auto Owner Trust
2003-B

$500,000,000 Class A-2a 1.40%

Asset Backed Notes

$500,000,000 Class A-2b

Floating Rate Asset Backed Notes

$317,000,000 Class A-3a 1.89%

Asset Backed Notes

$553,000,000 Class A-3b

Floating Rate Asset Backed Notes

$227,250,000 Class A-4 2.41%

Asset Backed Notes

$40,612,000 Class B-1 2.85%

Asset Backed Notes

$40,613,000 Class B-2

Floating Rate Asset Backed Notes

$54,165,000 Class C 4.18%

Asset Backed Notes

PROSPECTUS SUPPLEMENT

Credit Suisse First Boston

Goldman, Sachs & Co.
Morgan Stanley

ABN AMRO Incorporated

Credit Lyonnais Securities
RBC Dain Rauscher Inc.
Scotia Capital
TD Securities